____________________________                    _______________________________
Name of Prospective Investor                            Memorandum No.








                TENNESSEE VALLEY LITHOTRIPTER LIMITED PARTNERSHIP

            A Limited Partnership Formed Under the Laws of Tennessee


                    CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM


                             Up to $729,120 in Cash

                                 Up to 80 Units
                         of Limited Partnership Interest




         THIS MEMORANDUM IS PROVIDED TO THE PROSPECTIVE INVESTOR WHOSE
          NAME APPEARS ABOVE SUBJECT TO THE TERMS OF A CONFIDENTIALITY
          AGREEMENT WHICH PROHIBITS DISTRIBUTION OF THIS MEMORANDUM BY
       SUCH PERSON TO ANYONE OTHER THAN PERSONS RETAINED BY THE INVESTOR
        TO PROVIDE ADVICE WITH RESPECT TO THE MATTERS HEREIN ADDRESSED.




                            MEDTECH INVESTMENTS, INC.
                              Exclusive Sales Agent
                                2008 Litho Place
                       Fayetteville, North Carolina 28304
                                 1-800-682-7971
                 The Date of this Memorandum is October 24, 1998

                TENNESSEE VALLEY LITHOTRIPTER LIMITED PARTNERSHIP

                             Up to $729,120 in Cash

                 Up to 80 Units of Limited Partnership Interest
                           at $9,114 in Cash per Unit

     Tennessee Valley Lithotripter Limited Partnership, a Tennessee limited partnership (the "Partnership"), organized by its General Partner, Prime Lithotripter Operations, Inc., a New York corporation, d/b/a Tennessee Valley
Lithotripter (the "General Partner"), hereby offers on the terms set forth herein up to 80 units of limited partnership interest (the "Units") in the Partnership (the "Offering"). The purpose of the Partnership is to operate the mobile lithotripsy business currently operated by the General Partner (the "Business") at various locations primarily in northern Alabama, northeastern Arkansas, western Kentucky, Tennessee and other areas determined by the General Partner (the "Service Area"). Upon the closing of the Offering, the General
Partner will transfer substantially all the operating assets and rights and obligations under certain contracts related to the Business to the Partnership in exchange for a minimum initial 80% interest in the Partnership. See "Proposed Activities."

     The Units are divided into 80 Units offered at a per Unit cash price of $9,114. Prospective Investors who meet certain requirements may be able to fund a portion of their Unit purchase price with the proceeds of certain third-party financing. See "Terms of the Offering - Limited Partner Loans." Each Unit represents a 0.25% economic interest in the Partnership. The Offering will terminate on the earlier of the date all 80 Units are sold or December 4, 1998 unless, in the discretion of the General Partner, it is sooner terminated or extended for a period of up to 180 days. The Unit cash price is due at subscription except for the portion to be funded with proceeds from the loans described above.
                                 _______________

     The purchase of Units involves significant risks and is suitable only for persons of substantial means who have no need for liquidity in this investment. Among other factors, prospective Investors should note that (1) the Partnership faces severe competition in the Service Area and (2) the health care industry is undergoing significant government regulatory reforms. See "Risk Factors" and "Terms of the Offering - Suitability Standards."


                                                                       Net
                      Cash                    Selling                  Cash
                  Offering Price           Commissions(1)           Proceeds (2)
Per Unit (3)         $9,114                  $     250               $    8,864


Total Maximum (4)  $729,120                  $  20,000                 $709,120

(See Footnotes on Back of Cover Page)

     See Glossary for capitalized terms used herein and not otherwise defined.

(1) The Units will be sold on a "best efforts" any or all basis by MedTech Investments, Inc., a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. (the "Sales Agent"). MedTech is an Affiliate of the General Partner. The Partnership will pay the Sales Agent a $250 commission for each Unit sold and will reimburse the Sales Agent for its out of pocket offering costs (not to exceed $15,000). The Partnership has agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act. See "Plan of Distribution."

(2) Net Cash Proceeds do not reflect deduction of expenses payable by the Partnership. See "Sources and Applications of Funds" and "Compensation and Reimbursement to the General Partner and its Affiliates." The price per Unit ($9,114) is payable in cash in full at subscription; provided, that prospective Investors who meet certain requirements may be able to fund a portion of their Unit purchase price with the proceeds of certain third-party financing. The Partnership has arranged for financing of a portion of the Units' purchase price with First-Citizens Bank & Trust Company, Fayetteville, North Carolina (the "Bank"). Therefore, in lieu of paying the entire purchase price in cash at subscription, prospective Investors may execute and deliver to the Sales Agent upon delivery of their Subscription Packets, at least $2,500 cash and a Limited Partner Note in a maximum principal amount of up to $6,614 per Unit to be purchased, a Loan and Security Agreement, Security Agreement and two Uniform Commercial Code Financing Statements ("UCC-1s") (collectively, the "Loan Documents"). See "Terms of the Offering - Limited Partner Loans" and the forms of the Limited Partner Note, the Loan and Security Agreement and Security
     Agreement attached to the Bank Commitment as Exhibits A, B and C, respectively, which is attached hereto as Appendix C and the UCC's attached as part of the Subscription Packet.

(3)  Each Investor may purchase no less than one Unit.

(4) All subscription funds and Loan Documents will be held in an interest bearing escrow account with First-Citizens Bank & Trust Company, with offices in Fayetteville and Raleigh, North Carolina, until the Closing or the termination of the Offering. The Partnership seeks by this Offering to sell up to 80 Units for up to $729,120 in cash ($709,120 net of Sales Agent's commissions). In the event one or more complete subscriptions are timely received and accepted by the General Partner, the subscription funds (plus interest) in escrow will be released to the Partnership and the Loan Documents will be released to the Bank. If no subscriptions are received and accepted, the Offering will be terminated and all subscriptions canceled. In the event of termination, all subscription funds (together with interest), Loan Documents and other subscription documents will be promptly returned to the Investors. Neither the General Partner nor any of its Affiliates will purchase any Units.
                                 ______________

     THE UNITS ARE BEING OFFERED PURSUANT TO: (1) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, PROVIDED IN
SECTION 4(2) THEREOF AND RULE 506 OF REGULATION D PROMULGATED THEREUNDER, AS AMENDED; (2) AN EXEMPTION FROM REGISTRATION PROVIDED IN THE ALABAMA SECURITIES ACT, AS AMENDED, AND A POLICY STATEMENT ISSUED BY THE ALABAMA SECURITIES COMMISSION; (3) AN EXEMPTION FROM REGISTRATION PROVIDED IN SECTION 23-42-509(c) OF THE ARKANSAS CODE OF 1957 ANNOTED, AS AMENDED, AND RULE 509.01(B) OF THE REGULATIONS PROMULGATED THEREUNDER, AS AMENDED; (4) AN EXEMPTION FROM REGISTRATION PROVIDED IN THE SECURITIES ACT OF KENTUCKY, AS AMENDED; AND (5) AN EXEMPTION FROM REGISTRATION PROVIDED IN SECTIONS 48-2-102(14)(F)(iv) AND 48-2-125(b) OF THE TENNESSEE CODE ANNOTATED, AS AMENDED, AND RULE 0780-4-2-.12(1)(c) OF THE REGULATIONS PROMULGATED THEREUNDER, AS AMENDED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
                                 ______________

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE REGULATORY BODY HAS PASSED UPON THE VALUE OF THE SECURITIES, MADE ANY RECOMMENDATIONS AS TO THEIR PURCHASE, APPROVED OR DISAPPROVED THE OFFERING, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                                 ______________

     THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. NO PUBLIC OR OTHER MARKET EXISTS OR WILL DEVELOP FOR THE UNITS. UNITS ARE NOT TRANSFERABLE WITHOUT THE CONSENT OF THE GENERAL PARTNER AND SATISFACTION OF CERTAIN OTHER CONDITIONS INCLUDING THE AVAILABILITY OF AN EXEMPTION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS. SEE "RISK FACTORS - LIMITED TRANSFERABILITY AND ILLIQUIDITY OF UNITS." INVESTORS SHOULD PROCEED ONLY ON THE ASSUMPTION THAT THEY MAY HAVE TO BEAR THE ECONOMIC RISK OF AN INVESTMENT IN THE UNITS FOR AN INDEFINITE PERIOD OF TIME.
                                 ______________

     IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                 ______________

     PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS MEMORANDUM OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS, WHETHER WRITTEN OR ORAL, FROM THE PARTNERSHIP, ITS GENERAL PARTNER OR ANY OF ITS AGENTS OR REPRESENTATIVES AS INVESTMENT, TAX OR LEGAL ADVICE. THIS MEMORANDUM AND THE APPENDICES HERETO, AS WELL AS THE NATURE OF THE INVESTMENT, SHOULD BE REVIEWED BY EACH PROSPECTIVE INVESTOR, HIS INVESTMENT, TAX OR OTHER ADVISORS, AND HIS ACCOUNTANTS OR LEGAL COUNSEL.
                                 ______________

     NO OFFERING LITERATURE OR ADVERTISING IN WHATEVER FORM WILL OR MAY BE EMPLOYED IN THE OFFERING OF UNITS, EXCEPT FOR THIS MEMORANDUM (INCLUDING AMENDMENTS AND SUPPLEMENTS, IF ANY) AND DOCUMENTS SUMMARIZED HEREIN. NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS MEMORANDUM OR IN THE APPENDICES HERETO, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.
                                 ______________

     THE GENERAL PARTNER WILL MAKE AVAILABLE, PRIOR TO THE CLOSING, TO EACH PROSPECTIVE INVESTOR OR HIS REPRESENTATIVES, OR BOTH, THE OPPORTUNITY TO ASK QUESTIONS OF, AND RECEIVE ANSWERS FROM, THE GENERAL PARTNER OR A PERSON ACTING ON ITS BEHALF CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING, THE PARTNERSHIP, THE GENERAL PARTNER OR ANY OTHER RELEVANT MATTERS, AND TO OBTAIN ANY ADDITIONAL INFORMATION, TO THE EXTENT THAT THE GENERAL PARTNER POSSESSES SUCH INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE, NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION HEREIN SET FORTH, SUBJECT TO CERTAIN CONFIDENTIALITY RESTRICTIONS CONTAINED IN VARIOUS CONTRACTS WITH THIRD PARTIES.
                                 ______________

     THIS MEMORANDUM CONTAINS SUMMARIES, BELIEVED BY THE GENERAL PARTNER TO BE ACCURATE, OF CERTAIN TERMS OF CERTAIN DOCUMENTS, BUT REFERENCE IS HEREBY MADE TO THE ACTUAL DOCUMENTS, COPIES OF WHICH ACCOMPANY THIS MEMORANDUM OR ARE AVAILABLE FROM THE GENERAL PARTNER UPON REQUEST, SUBJECT TO CERTAIN CONFIDENTIALITY RESTRICTIONS CONTAINED IN VARIOUS CONTRACTS WITH THIRD PARTIES. ALL SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY THIS REFERENCE.
                                 ______________

     THIS OFFER CAN BE WITHDRAWN AT ANY TIME BEFORE CLOSING AND IS SPECIFICALLY MADE SUBJECT TO THE TERMS DESCRIBED IN THIS MEMORANDUM. SUBJECT TO SPECIFIC RESTRICTIONS PROVIDED FOR HEREIN, THE GENERAL PARTNER RESERVES THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART OR TO ALLOT TO ANY INVESTOR LESS THAN THE NUMBER OF UNITS SUBSCRIBED FOR BY SUCH INVESTOR. SEE "TERMS OF THE OFFERING."
                                 ______________

     THIS MEMORANDUM HAS BEEN PREPARED SOLELY FOR THE BENEFIT OF INVESTORS INTERESTED IN THE PROPOSED PRIVATE PLACEMENT OF THE UNITS AND CONSTITUTES AN OFFER ONLY IF THE NAME OF AN OFFEREE APPEARS IN THE APPROPRIATE SPACE PROVIDED ON THE COVER PAGE HEREOF. DISTRIBUTION OF THIS MEMORANDUM TO ANY PERSON OTHER THAN SUCH OFFEREE AND THOSE PERSONS RETAINED TO ADVISE HIM WITH RESPECT THERETO IS UNAUTHORIZED, AND ANY REPRODUCTION OF THIS MEMORANDUM, IN WHOLE OR IN PART, OR THE DIVULGENCE OF ANY OF ITS CONTENTS, WITHOUT THE PRIOR WRITTEN CONSENT OF THE GENERAL PARTNER, IS PROHIBITED. EACH OFFEREE, BY ACCEPTING DELIVERY OF THIS MEMORANDUM, AGREES TO RETURN IT AND ALL RELATED APPENDICES AND OTHER DOCUMENTS TO THE GENERAL PARTNER, 1900 CHURCH STREET, SUITE 101, NASHVILLE, TENNESSEE 37203. IF THE OFFEREE DOES NOT INTEND TO SUBSCRIBE FOR THE PURCHASE OF THE UNITS, THE OFFEREE'S SUBSCRIPTION IS NOT ACCEPTED OR THE OFFER IS TERMINATED.
                                 ______________

     NEITHER THE DELIVERY OF THIS MEMORANDUM NOR ANY SALES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE PARTIES DESCRIBED HEREIN SINCE THE DATE HEREOF, OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME AFTER THE DATE OF THIS MEMORANDUM. THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY

STATE TO ANY PERSON TO WHOM SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.
                                 ______________

     THE BUSINESS OF THE PARTNERSHIP INVOLVES CONFLICTS OF INTEREST. SEE "CONFLICTS OF INTEREST."
                                 ______________

     AFFILIATES OF THE GENERAL PARTNER WILL RECEIVE FEES WHETHER OR NOT THE PARTNERSHIP EARNS ANY INCOME. SEE "COMPENSATION AND REIMBURSEMENT TO THE GENERAL PARTNER AND ITS AFFILIATES."
                                  ____________

     THE GENERAL PARTNER BELIEVES THIS OFFERING IS AN ECONOMIC INVESTMENT OPPORTUNITY; THUS, INVESTORS SHOULD NOT PURCHASE UNITS IN ANTICIPATION OF TAX BENEFITS.
                                 ______________

                                TABLE OF CONTENTS
                                                                           Page

SUMMARY  .....................................................................1

RISK FACTORS..................................................................6
         Operating Risks......................................................6
         Tax Risks...........................................................12
         Other Investment Risks..............................................14

GLOSSARY ....................................................................17

TERMS OF THE OFFERING........................................................23
         General  ...........................................................23
         Limited Partner Loans...............................................25
         Offering Exemptions.................................................26
         Suitability Standards...............................................27
         How to Invest.......................................................28
         Restrictions on Transfer of Units...................................29

PLAN OF DISTRIBUTION.........................................................30

PROPOSED ACTIVITIES..........................................................31
         Purpose  ...........................................................31
         Treatment Methods For Kidney Stone Disease..........................31
         The Asset Contribution..............................................33
         History of the Business.............................................34
         Description of the Assets...........................................34
         Anticipated Partnership Expenditures................................36
         Operation of the Mobile Lithotripsy Systems.........................36
         Funding for Partnership Activities..................................37
         Acquisition of Additional Assets....................................38
         Management and Administration.......................................38
         Financial Projections...............................................40

FINANCIAL CONDITION OF THE BUSINESS..........................................41
         Selected Financial Data of the Business.............................41
         Management's Discussion and Analysis................................43

SOURCES AND APPLICATIONS OF FUNDS............................................45

COMPENSATION AND REIMBURSEMENT TO THE
         GENERAL PARTNER AND ITS AFFILIATES..................................46

GENERAL PARTNER..............................................................48

MANAGEMENT AGENT.............................................................49

CONFLICTS OF INTEREST........................................................51

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER..............................53

COMPETITION..................................................................53

REGULATION...................................................................55
         State Regulation....................................................61

PRIOR ACTIVITIES.............................................................64

TAX ASPECTS OF THE OFFERING..................................................71
         Partnership Status..................................................72
         Effect of Classification as Corporation.............................73
         Partners, Not Partnership, Subject to Tax...........................73
         Affiliated Service Groups...........................................74
         Passive Income and Losses...........................................77
         Depreciation........................................................81
         Partnership Allocations.............................................81
         Tax Treatment Of Certain Fees and Expenses Paid By The Partnership..83
         Partnership Elections...............................................86
         Taxable Income......................................................86
         Cash Distributions and Determination of Basis.......................87
         Sale of Partnership Units...........................................88
         Further Changes in Tax Laws.........................................88
         Local and State Taxes...............................................88

SUMMARY OF THE PARTNERSHIP AGREEMENT.........................................88
         Formation...........................................................89
         Description of the Units............................................89
         Contribution of the General Partner.................................89
         Dilution Offerings..................................................89
         Fundamental Changes.................................................90
         Profits, Losses and Distributions...................................92
         Management of the Partnership.......................................95
         Powers of the General Partner.......................................95
         Rights and Liabilities of the Limited Partners......................96
         Restrictions on Transfer of Partnership Interests...................97
         Dissolution and Liquidation.........................................97
         Optional Purchase of Limited Partner Interests......................98

         Arbitration.........................................................99
         Power of Attorney...................................................99
         Records  ..........................................................100

LEGAL MATTERS...............................................................100

ADDITIONAL INFORMATION......................................................100


                                   APPENDICES

Appendix A        FINANCIAL PROJECTIONS
Appendix B        AGREEMENT OF LIMITED PARTNERSHIP OF
                    TENNESSEE VALLEY LITHOTRIPTER LIMITED PARTNERSHIP
Appendix C        LOAN COMMITMENT
Appendix D        FORM OF MANAGEMENT AGREEMENT
Appendix E        FORM OF OPINION OF WOMBLE CARLYLE SANDRIDGE & RICE, A
                    PROFESSIONAL LIMITED LIABILITY COMPANY
Appendix F        FINANCIAL STATEMENTS

                                     SUMMARY

     This summary of certain provisions of the Memorandum is intended for a quick reference and is not complete. The Memorandum and accompanying Appendices must be read and understood in their entirety by Investors. See the "Glossary" for terms used in this Memorandum and not otherwise defined.

     The Units and Subscription Price. Tennessee Valley Lithotripter Limited Partnership, a limited partnership formed under the laws of the State of Tennessee, hereby offers up to 80 Units of limited partner interest in the Partnership. Each Unit represents a 0.25% economic interest in the Partnership. Investors should note that their initial Percentage Interests in the Partnership may be reduced by future Dilution Offerings. See "Summary of the Partnership Agreement - Dilution Offerings" and the form of the Partnership Agreement attached hereto as Appendix B. The price for each Unit is $9,114 and is payable in cash in full at subscription; provided, that prospective Investors who meet certain requirements may be able to fund a portion of their Unit purchase price with the proceeds of certain third-party financing. The Partnership has arranged for financing of a portion of the Units' purchase price with First-Citizens Bank & Trust Company, Fayetteville, North Carolina (the "Bank"). Therefore, in lieu of paying the entire purchase price in cash, prospective Investors may execute and deliver to the Sales Agent upon delivery of their Subscription Packets, at least $2,500 in cash and a Limited Partner Note in a maximum principal amount of up to $6,614 per Unit to be purchased, a Loan and Security Agreement, Security Agreement and two Uniform Commercial Code Financing Statements ("UCC-1s") (collectively, the "Loan Documents"). See "Terms of the Offering - Limited Partner Loans" and the forms of the Limited Partner Note, the Loan and Security Agreement and Security Agreement attached to the Bank Commitment as Exhibits A, B and C, respectively, which is attached hereto as Appendix C and the UCC's attached as part of the Subscription Packet. Each Investor may purchase not less than one Unit. The General Partner may, in its sole discretion, reject in whole or in part any subscription. See "Terms of the Offering."

     The Offering. By this Offering the Partnership seeks to sell up to 80 Units for up to $729,120 in cash ($709,120 net of Sales Agent's commissions). In the event complete subscriptions for one or more Units are received and accepted by the General Partner, all subscription funds (plus interest) and Loan Documents held in escrow will be released to the Partnership. If no subscriptions are received and accepted by the end of the subscription period as defined in "Subscription Period" below, the Offering will be terminated. The General Partner and its Affiliates do not intend to purchase Units in the Offering. See "Terms of the Offering - General." All subscription funds and Loan Documents will be held in escrow by the Escrow Agent until the Closing or the termination of the Offering.

     Subscription Period. The subscription period will commence on the date hereof and will terminate at 5:00 p.m., Central time on December 4, 1998 (or earlier, in the discretion of the General Partner, upon the sale of all 80 Units as provided herein), unless sooner terminated by the General Partner or unless extended for an additional period up to 180 days. See "Terms of the Offering - General - Subscription Period."

     Anticipated Benefits to Investors. The primary objectives of the Partnership are (i) to improve the provision of health-care in the Partnership's Service Area by taking advantage of the technological innovations inherent in its Mobile Lithotripsy Systems and the Partnership's quality assurance and outcome analysis programs, and (ii) to make cash Distributions to its Partners from revenues generated from the operation of the Mobile Lithotripsy Systems. Each Unit represents an initial 0.25% interest in Partnership income, loss and cash Distributions. It is anticipated that cash Distributions will be made quarterly following the Closing. There is no assurance that the Partnership's cash Distribution objective can be met. See "Proposed Activities" and "Risk Factors." The General Partner represents that Investors should not invest in the Partnership for purposes of obtaining deductions, losses or other tax benefits, because it is anticipated by the General Partner that taxable income will be reportable by the Limited Partners along with their receipt of cash Distributions. To the extent available, the General Partner will use its best efforts to distribute cash from operations to enable the Partners to pay their income tax liabilities on their respective shares of Partnership taxable income.

     The Partnership's projected statements of taxable income (loss), cash flow, sources and uses of funds and projected statements of return per Unit, are set forth in Appendix A hereto. The Financial Projections are based on assumptions set forth therein and in this Memorandum and are included for the information and convenience of Investors and their professional advisors. THE PROJECTED DATA ARE THE GENERAL PARTNER'S ESTIMATE OF REASONABLE, BUT NOT NECESSARILY THE MOST LIKELY, RESULTS OF THE PARTNERSHIP'S OPERATIONS AND REPRESENT A PREDICTION OF FUTURE EVENTS BASED ON ASSUMPTIONS THAT MAY OR MAY NOT OCCUR, AND SHOULD NOT BE RELIED UPON TO INDICATE THE ACTUAL RESULTS THAT WILL BE OBTAINED. Further, no assurance can be given that the financial results of the Partnership will be comparable to the historical financial results of the Business as operated by the General Partner and the differences could be materially adverse. See "Risk Factors - Other Investment Risks- Financial Projections."

     Proposed  Activities.  It is anticipated  that the Partnership will operate the Business in a manner similar to the manner in which it is presently conducted by the General Partner. The Partnership will use the proceeds of the Offering, to the extent funds are available, to (i) recondition three trailers (estimated at $65,000 each), and (ii) purchase three used tractors (up to $40,000 each). Offering proceeds will also be used to fund syndication and working capital costs and other Partnership expenses. See "Sources and Application of Funds" and "Proposed Activities - Other Partnership Expenditures." See also "Risk Factors - Operating Risks - Partnership Limited Resources and Risks of Leverage," "Compensation and Reimbursement to the General Partner and its Affiliates" and the Financial Projections attached hereto as Appendix A.

     The Partnership is a party to an agreement (the "Contribution Agreement") which provides that the General Partner will contribute substantially all of the assets, including five Mobile Lithotripter Systems, and rights and certain contractual obligations under approximately 30 lithotripsy services contracts (the "Hospital Contracts"), related to its lithotripsy operations (the "Business") to the Partnership in exchange for at least an 80% interest in the Partnership (the "Asset Contribution"). The Partnership Interest of the General Partner will increase 0.25% per unsold Unit.

Consummation of the Asset Contribution is conditioned on the successful Closing of the Offering and the receipt of certain consents and releases. See "Proposed Activities - The Asset Contribution." The Partnership will have no separate operations prior to the Closing and plans thereafter to operate the Business.

     In connection with the Asset Contribution, the Partnership will succeed to the rights and obligations of the General Partner with respect to the Hospital Contracts. While many of the Hospital Contracts are terminable without cause by either party on short notice, the General Partner believes it has a good relationship with many of the contracting parties and does not anticipate significant cancellations. There is no assurance, however, that cancellations will either not occur or that the resulting impact to the Partnership would not be materially adverse. See " Risk Factors - Operating Risks - Contract Terms and Termination." The Hospital Contracts generally provide for the provision of services which are "wholesale" in nature, i.e. the Partnership will primarily supply the lithotripter, certain personnel and maintenance services for a per procedure fee. Generally, the hospitals and outpatient centers are solely responsible for billing and collection, on their own behalf, the technical component of the lithotripsy procedure. In addition to the existing Hospital Contracts, the General Partner intends to pursue additional lithotripsy service opportunities throughout the Service Area. The travel schedule for the Partnership's Mobile Lithotripsy Systems is expected to be influenced by the number of treating physicians and patients in particular areas and the Partnership's arrangements with various hospitals and outpatient surgery centers located throughout the Service Area, including existing scheduling arrangements under the Hospital Contracts. See "Proposed Activities - Operation of the Business."

     The Partnership will enter into a separate Management Agreement with Lithotripters, Inc., a North Carolina corporation and Affiliate of the General Partner (the "Management Agent"). Pursuant to the Management Agreement, the Management Agent generally will (i) manage all operations of the Mobile Lithotripsy Systems and (ii) conduct quality assurance and outcome analysis programs. See "Proposed Activities - Operation of the Mobile Lithotripsy Systems" and the form of the Management Agreement attached hereto as Appendix D.

     Qualified physicians desiring to treat patients with the Lithotripters typically will make appropriate arrangements with the hospitals and outpatient surgery centers serviced by the Partnership. See "Tax Aspects of the Offering - Affiliated Service Groups" and "Proposed Activities - Operation of the Mobile Lithotripsy Systems." Generally, all qualified physicians desiring to treat their own patients on a lithotripter may do so after they have received the necessary training as prescribed by the rules of the applicable hospital or outpatient surgery center. In addition, the General Partner reserves the right to request physicians (or members of their practice group) to treat only their own patients with a lithotripter if it determines that such practice is advisable under applicable law. See "Regulation." The treating qualified physicians will be solely responsible for billing and collecting on their own behalf the professional component of the lithotripsy procedure.

     In the event the General Partner determines in the future that it is in the best interest of the Partnership, it may cause the Partnership (i) to acquire one or more additional fixed base or mobile lithotripter systems (or any other renal stone treatment equipment) for the treatment of renal stones in such location(s) as the General Partner may determine, in its sole discretion, to be in the best interests of the Partnership; (ii) to acquire an interest in any business entity, including, without limitation, a limited partnership, limited liability company or corporation, that engages in any such business activity; and (iii) to engage in any and all activities incidental or related to the foregoing (including without limitation bilary lithotripsy if the same is ever approved by the FDA), upon and subject to the terms and conditions of the Partnership Agreement; and/or (iv) to engage in Dilution Offerings on behalf of the Partnership to accomplish such goals, and may use Partnership assets and revenues to secure and repay such borrowings.

     Organization of the Partnership. Tennessee Valley Lithotripter Limited Partnership, a Tennessee limited partnership (the "Partnership"), was organized and created under the Act on October 16, 1998. The Asset Contribution will occur upon the successful Closing of the Offering. The general partner of the Partnership is Prime Lithotripter Operations, Inc., a Delaware corporation, d/b/a Tennessee Valley Lithotripter, and wholly-owned subsidiary of Prime Medical Services, Inc. See "The General Partner." Upon consummation of the Asset Contribution, the General Partner will acquire at least an 80% interest in the Partnership. The Partnership Interest of the General Partner will increase by 0.25% for each unsold Unit. The address of the principal office of the Partnership is 1900 Church Street, Suite 101, Nashville, Tennessee 37203. The Partnership will contract with the Management Agent pursuant to the Management Agreement to manage the Partnership's day-to-day business operations. Following the Asset Contribution, the Partnership will operate five Mobile Lithotripsy Systems throughout the Service Area. See the form of the Partnership Agreement attached as Appendix B and "Summary of the Partnership Agreement" below.

     Limited Liability. Other than the purchase price for a Unit, no capital assessments will be requested of or imposed on the Limited Partners. Provided a Limited Partner does not participate in the management or control of the Partnership, he will not incur any liability with respect to obligations of the Partnership, except to the extent of his (i) capital contributions and (ii) obligation to return certain Distributions made to him constituting a return of capital contributions in accordance with the Act. See "Risk Factors - Other Investment Risks - Limited Partners' Obligation to Return Certain Distributions." See also, the form of Opinion of Womble Carlyle Sandridge & Rice, a Professional Limited Liability Company attached hereto as Appendix E. Investors funding their Unit purchase price with the proceeds of a loan from the Bank will be personally liable to the Bank as provided in the Loan Documents. See "Terms of the Offering - Limited Partner Loans."

     Optional Purchase of Limited Partner Interests. Upon the occurrence of certain events with respect to a Limited Partner, such as (i) death, (ii) a domestic proceeding, (iii) insolvency or (iv) direct or indirect ownership of an interest in a competing venture (including the lease or sublease of competing technology), the Partnership Interest of such Limited Partner may, in the discretion of the General Partner, be sold. In addition, in the event existing or newly enacted laws or regulations or any other legal developments adversely affect (or potentially adversely affect) the operation of the Partnership or the business of the Partnership (e.g. any prohibitions on provider ownership or exclusions from public insurance programs), the General Partner is obligated to either purchase the Partnership Interests of all of the Limited Partners or dissolve the Partnership. The purchase price in the case of any forced divestiture of a Limited Partner Partnership Interest is likely to be nominal. See "Summary of the Partnership Agreement - Optional Purchase of Limited Partner Interests."

     Investment of the General Partner. The General Partner will acquire its entire general partner Partnership interest (80% assuming the sale of all 80 Units) upon consummation of the Asset Contribution. The General Partner will be responsible for the operation of the Partnership and intends to delegate the day-to-day management of the Partnership's lithotripsy operations to the Management Agent. See "General Partner" and "Proposed Activities - Management and Administration."

     Compensation and Reimbursement of the General Partner and its Affiliates. The Management Agent, an Affiliate of the General Partner, will receive a monthly management fee equal to the greater of $8,000 or 7.5% of Partnership Cash Flow per month pursuant to the Management Agreement. The General Partner and its Affiliates will receive interest on loans, if any, they make to the Partnership. In addition, the Partnership may contract with the General Partner or its Affiliates to render other services or provide materials to the Partnership provided that the compensation is at the then prevailing rate for the type of services and/or materials provided. The Management Agent and the General Partner are also entitled to reimbursement from the Partnership for all costs incurred by them in managing the Partnership. Upon the successful completion of this Offering, the Sales Agent, an Affiliate of the General Partner, will receive up to $20,000 in sales commissions from the Partnership for the sale of Units and may be reimbursed for up to $15,000 in out-of-pocket offering expenses. The General Partner intends to cause the Partnership to pay AK Associates, an Affiliate of the General Partner, an aggregate of $195,000 from the proceeds of this Offering to refurbish three trailers and to contract in the future with AK Associates for similar services. In addition, the General Partner anticipates causing the Partnership to rent "loaner" trailer-lithotripter units from Affiliates of the General Partner at a cost of $35,000 per month per unit while the Partnership's trailers are being refurbished. The General Partner and its Affiliates will receive no development fee or other compensation for organizing or operating the Partnership except as otherwise provided herein. See "Proposed Activities - Management and Administration," "Proposed Activities - Funding for Partnership Activities," "Plan of Distribution," "Compensation and Reimbursement to the General Partner and its Affiliates" and "Conflicts of Interest."

     Plan of Distribution. Subscriptions for Units will be solicited on a "best efforts" any or all basis by the Sales Agent. Upon the successful completion of this Offering, the Partnership will pay the Sales Agent a $250 commission for each Unit sold and will reimburse the Sales Agent for out-of-pocket expenditures incurred in connection with this Offering (not to exceed $15,000). See "Plan of Distribution" and "Conflicts of Interest."

     Eligible Investors. Generally, this offer is made only to qualified investors acceptable to the General Partner and, if applicable, approved by the Bank for purposes of the Limited Partner Loans. See "Terms of the Offering - Suitability Standards" and "Limited Partner Loans."

                                  RISK FACTORS

     Prior to subscribing for Units, Investors should carefully examine this entire Memorandum, including the Appendices hereto, and should give particular consideration to the general risks attendant to speculative investments and investments in partnerships generally, and to the other special operating, tax and other investment risks set forth below.

Operating Risks

     Lack of Operating History; General Risks of Operations. The Partnership was formed under the laws of the State of Tennessee on October 16, 1998 and is expected to have no operations prior to the Asset Contribution. Although the General Partner, the Management Agent and their personnel have significant experience in managing lithotripsy enterprises, whether the Partnership can effectively operate and expand the Business cannot be accurately predicted. The benefits of an investment in the Partnership also depend on many factors over which the Partnership has no control, including competition, technological innovations rendering the Mobile Lithotripsy Systems less competitive or obsolete, and other matters. The Partnership may be adversely affected by various changing local factors such as an increase in local unemployment, a change in general economic conditions, changes in interest rates and availability of financing, and other matters that may render the operation of its Mobile Lithotripsy Systems difficult or unattractive. Other factors that may adversely affect the operation of its Mobile Lithotripsy Systems are unforeseen increased operating expenses, energy shortages and costs attributable thereto, uninsured losses and the capabilities of the Partnership's management personnel.

     Uncertainties Related to Changing Healthcare Environment. The healthcare industry has experienced substantial changes in recent years. Although managed care has yet to become a major factor in the delivery of lithotripsy services, the General Partner anticipates that managed care programs, including capitation plans, may play an increasing role in the delivery of lithotripsy services and that competition for these services may shift from individual practitioners to health maintenance organizations and other significant providers of managed care. No assurance can be given that the changing healthcare environment will not have a material adverse effect on the Partnership.

     Lack of Diversification. The Partnership's fundamental purpose following the Asset Contribution will be to operate the Mobile Lithotripsy Systems. Because the Partnership is dependent on only one line of business, it will have greater risks from unexpected service interruptions, equipment breakdowns, technological developments, kidney stone treatment medical breakthroughs, economic problems and similar matters than would be the case with a more diversified business.

     Impact of Insurance Reimbursement. The Partnership's revenues are expected to be derived from the equipment rental fees paid by the Contract Hospitals. The Partnership will not directly bill and collect for services from patients or their third-party payors. Rental rates received from contracting hospitals may be subject to renegotiation depending on the reimbursement received by the Contract Hospitals. Such reimbursement may be reduced as a result of the introduction of an outpatient prospective payment system regarding Medicare patients, which in turn could lower reimbursement available from private health insurers. The Partnership's revenues could be adversely affected. See "Regulation." These developments could have an adverse impact on proposed Partnership operations.

     Reliability and Efficacy of the Partnership's Lithotripters. Upon consummation of the Asset Contribution, the Partnership will own five Dornier HM3 lithotripters. The HM3 has a United States operating history of approximately 14 years. The General Partner has experience with the HM3, and in the General Partner's opinion, the HM3 has proven to be reliable and dependable medical equipment. The General Partner estimates that the HM3 has a 7-10% overall retreatment rate. Investors should note that some studies indicate that lithotripsy may cause high blood pressure and tissue damage. The General Partner questions the reliability of these studies and believes lithotripsy has become a widely accepted method for the treatment of renal stones. Also, "downtime" periods necessitated by maintenance and repairs of one or more Mobile Lithotripsy Systems will adversely effect Partnership revenues. It is anticipated that, subject to availability, the General Partner or its Affiliates will rent the Partnership one of its mobile lithotripters in the event of substantial downtime problems. See "Compensation and Reimbursement to the General Partner and Its Affiliates."

     Technological Obsolescence. The history of lithotripsy of kidney stones as an accepted treatment procedure is relatively recent, with the first clinical trials being conducted in West Germany beginning in 1980 and the first premarket approval for a renal lithotripter in the United States being granted by the FDA in December 1984. Today, lithotripsy is the treatment procedure of choice for kidney stone disease, having replaced other treatment methods. Published reports indicate that certain researchers are attempting to improve a laser technology to more easily eradicate kidney stones, and pharmaceutical companies and researchers have attempted to develop a safe drug that can be used to dissolve kidney stones in all cases. The General Partner cannot predict the outcome of ongoing research in these areas, and any one or more developments could reduce or eliminate lithotripsy as an acceptable procedure or treatment method of choice for the treatment of kidney stones.

     Partnership Limited Resources and Risks of Leverage. The proceeds of this Offering cannot be accurately determined until the Closing has occurred and the number of Units sold has been calculated. In the event such proceeds are not be sufficient to fund all anticipated expenses, it may be necessary in order to meet current or projected expenses, to supplement Partnership funds with the proceeds of debt financing. See "Proposed Activities - Other Partnership Expenditures," " Proposed Activities - Funding for Partnership Activities" and "Sources and Application of Funds." Although the General Partner maintains good relationships with certain commercial lending institutions, it has not obtained a loan commitment from any party in any amount on behalf of the Partnership and whether one would timely be forthcoming on terms acceptable to the Partnership cannot be assured. The General Partner and/or its Affiliates may, but are under no obligation to, make loans to the Partnership, and there is no assurance that they would be willing or able to do so at the time, in amounts and on terms required by the Partnership. While the General Partner does not anticipate that it would cause the Partnership to incur indebtedness unless cash generated from Partnership operations were at the time expected to enable repayment of such loan in accordance with its terms, lower than anticipated revenues and/or greater than anticipated expenses could result in the Partnership's failure to make payments of principal or interest when due under such a loan and the Partnership's equity being reduced or eliminated. In such event, the Limited Partners could lose their entire investment. See "Proposed Activities - Funding For Partnership Activities" and the Financial Projections attached to this Memorandum as Appendix A.

     Acquisition of Additional Assets. If in the future the General Partner determines that it is in the best interest of the Partnership to acquire one or more additional fixed base or Mobile Lithotripter Systems (or any other renal stone treatment equipment) for the treatment of renal stones, the General Partner has the authority (without obtaining the Limited Partners' consent) to establish reserves or borrow additional funds on behalf of the Partnership to accomplish such goals, and may use Partnership assets and revenues to secure and repay such borrowings. The acquisition of additional assets may substantially increase the Partnership's monthly obligations and result in greater personnel requirements. See "Risk Factors - Operating Risks - Partnership Limited Resources and Risks of Leverage." The General Partner does not anticipate acquiring additional Partnership assets unless projected Partnership Cash Flow or proceeds from a Dilution Offering are sufficient to finance such acquisitions. In any event, no Limited Partner would be personally liable on any additional Partnership indebtedness without such Partner's prior written consent. There is no assurance that financing would be available to the Partnership to acquire additional assets or to fund any additional working capital requirements. Any such borrowing by the Partnership will serve to increase the risks to the Partnership associated with leverage as provided above.

     Competition. Many competing fixed-site and mobile lithotripters are currently operating in and around the Service Area in direct competition with the Business. The competing lithotripsy service providers generally have existing contracts with hospitals and other facilities. There is no assurance that other parties will not, in the future, operate fixed-site or mobile lithotripters in and around the Service Area. The ability of certain former owners of the Business to compete with the General Partners had been limited under noncompetition agreements which only recently expired. Whether and to what extent any of such persons may elect to compete with the Partnership and the resulting impact on proposed Partnership operations cannot be accurately predicted by the General Partner. See "Proposed Activities - History of the Business." To the General Partner's knowledge, no manufacturers are restricted from selling their lithotripters to other parties in the Service Area. In addition, except as provided by law, none of the General Partner, the Management Agent or their respective Affiliates are prohibited from engaging in any business or arrangement that may compete with the Partnership. Four ventures affiliated with the General Partner either currently provide or are planning to provide lithotripsy services in or near the Service Area. See "Prior Activities" and "Competition." Affiliates of the General Partner are planning and conducting other joint venture offerings that would operate lithotripters in other states. In addition, the Partnership will be competing with facilities and individual medical practitioners who offer conventional treatment (e.g., surgery) for kidney stones. In order to be successful, the Partnership must convince physicians and potential patients of the quality of the treatment it can provide, its reasonable equipment rental charges, the superiority of its lithotripters to other lithotripters and the advantages of lithotripsy over conventional surgery and other treatment methods. The Partnership Agreement severely restricts the ability of the Limited Partners to own interests in competing equipment or ventures. The enforceability of these noncompetition agreements is generally a matter of state law and is evolving over time. There is no assurance that one or more Limited Partners may not successfully compete with the Partnership. See "Proposed Activities - Treatment Methods for Kidney Stone Disease" and "Competition."

     Government Regulation. All facets of the healthcare industry are highly regulated and will become more so in the future. The ability of the Partnership to operate legally and be profitable may be adversely affected by changes in governmental regulations, including expected changes in reimbursement, Medicare and Medicaid certification regulations, federal and state fraud and abuse laws, including the Federal Anti-kickback Statute, the Federal False Claims Act, federal and state self-referral laws, state restrictions on fee splitting and other governmental regulation. See "Regulation." These laws and regulations may adversely affect the economic viability of the Partnership and may subject the General Partner and all Limited Partners to governmental scrutiny and/or prosecution for felony charges and punishment in the form of large monetary fines, loss of licensure, imprisonment and exclusion from Medicare and Medicaid. Recent changes in Medicare and Medicaid law have limited provider ownership and control over the various health care services to which physicians may make Medicare and Medicaid referrals. The primary laws involved are the "Stark II" federal statute prohibiting financial relationships between physicians and certain entities to which they refer patients, and the Anti-Kickback Statute which prohibits compensation in exchange for or to induce referrals.

     Regarding Stark II, in January, 1998, the Health Care Financing Administration ("HCFA"), the federal agency responsible for administering the Medicare program, published proposed Stark II regulations. The proposed regulations outline the requirements that must be met for the Partnership's proposed operations to comply with Stark II. If HCFA adopts the proposed Stark II regulations as final, or if a reviewing court were to interpret the Stark II statute using the proposed regulations as guidance, then the Partnership and its physician Limited Partners may be in violation of Stark II, as all of the proposed regulations' requirements may not be currently met. In such instance, the Partnership and/or its physician Limited Partners may be required to refund any amounts collected from Medicare and Medicaid patients in violation of the statute, and they may be subject to civil monetary penalties and/or exclusion from the Medicare and Medicaid programs. The Partnership's arrangements with contracting hospitals to serve as an equipment vendor have to be restricted to comply with Stark II. However, there is no assurance that such restructuring could be accomplished on terms acceptable to the Partnership.

     The Anti-Kickback Statute prohibits paying or receiving any remuneration in exchange for making a referral for healthcare services which may be paid for by Medicare, Medicaid or CHAMPUS. The law has been broadly interpreted to include any payments which may induce or influence a physician to refer patients. One of the federal agencies that enforces the Anti- Kickback Statute has issued several "safe harbors" which, if complied with, mean the payment or transaction will be deemed not to violate the law. To the knowledge of the General Partner, this Offering does not comply with any "safe harbor." There is limited guidance from reviewing courts regarding the application of the broad language of the Anti-Kickback Statute to joint ventures similar to the one described in this Offering. In order to prove violations of the Anti-Kickback law, the government must establish that one or more parties offered, solicited or paid remuneration to induce or reward referrals. The government has said that in certain situations the mere offering of an opportunity to invest in a venture would constitute illegal remuneration in violation of the Anti- Kickback Statute. Although the General Partner believes the structure and purpose of the Partnership are in compliance with the Anti-Kickback Statute, no assurances can be given that government officials or a reviewing court would agree. Violation of the Anti-Kickback Statute could subject the Partnership, the General Partner and the physician Limited Partners to criminal penalties, fines and/or exclusion from the Medicare and Medicaid programs.

     In addition to the Stark II and Anti-Kickback laws, an unfavorable interpretation of other existing laws, or enactment of future laws or regulations, could potentially adversely affect the operation of the Partnership. If this occurs, the General Partner is obligated either to purchase or cause the sale of the Partnership Interests of all of the Limited Partners or to dissolve the Partnership. See "Summary of the Partnership Agreement - Optional Purchase of Membership Interests."

     State laws will affect the operation of the Partnership as well. Certificates of Need ("CONs") are ordinarily required to acquire lithotripters or initiate lithotripsy services in Tennessee, Alabama and Kentucky. The General Partner already has the necessary CONs for the Mobile Lithotripsy Systems in Alabama and Kentucky. In order to transfer the CONs to the Partnership, the General Partner must provide written notice to the respective CON agencies thirty (30) days before consummating the transaction. The General Partner's CON is currently subject to challenge by another potential lithotripsy equipment vendor in Alabama; the General Partner believes the challenge will not be successful. The General Partner does not hold CONs for lithotripsy services in Tennessee; rather, they are held by the individual contracting hospitals. Arkansas does not require a CON for the acquisition of lithotripters or initiation of lithotripsy services. Various licensure and registration requirements must be met for the Partnership to provide mobile lithotripsy services in Tennessee, Alabama, Arkansas and Kentucky. The Partnership will comply with such requirements. Physicians licensed in Tennessee and Kentucky must treat their own patients on the Mobile Lithotripsy Systems. See "Regulation
- State Regulation."

     Contract Terms and Termination. Pursuant to the Contribution Agreement, concurrent with the Closing of the Offering, the General Partner will assign to the Partnership all its rights and obligations under approximately 30 Hospital Contracts. With one exception, none of the Hospital Contracts requires the consent of the Contract Hospital prior to such assignment. The General Partner does not intend to obtain any consents, and there is no assurance that one or more Contract Hospitals will not react unfavorably to such assignment and seek to terminate. Many of the Hospital Contracts are terminable without cause by either party on short notice. Four hospitals have terminated lithotripsy services agreements with the General Partner within the last year. See "Proposed Activities - Operation of the Business - Hospital Contracts." The General Partner does not anticipate significant cancellations and believes it has a good relationship with many of the contracting parties. There is no assurance, however, that cancellations will either not occur or that the resulting impact to the Partnership would not have a material adverse effect on Partnership operations. It is expected that most new lithotripsy service contracts would have one-year terms and be automatically renewed unless either party elects to cancel prior to the end of the term. In addition, many of the existing contracts have, and any new contracts are expected to have, a provision permitting termination in the event certain laws or regulations are enacted or applied to the contracting parties' business arrangements in a manner deemed materially detrimental to either party. See "Government Regulation" above. Thus, there is no assurance that Partnership operations as planned on the date of this Memorandum will occur as herein described or contemplated and the cancellation of a significant number of service contracts or the Partnership's inability to secure new ones could have a material negative impact on the financial condition and results of the Partnership. In addition, competing vendors may attempt to cause certain Contract Hospitals to contract with them instead of the Partnership. The loss of Contract Hospitals to competition will adversely affect Partnership revenues and such effect could be material. See "Risk Factors - Competition."

     Loss on Dissolution and Termination. Upon the dissolution and termination of the Partnership, the proceeds realized from the liquidation of its assets, if any, will be distributed to its partners only after satisfaction of the claims of all creditors. Accordingly, the ability of a Limited Partner to recover all or any portion of his investment under such circumstances will depend on the amount of funds so realized and the claims to be satisfied therefrom. See "Summary of the Partnership Agreement - Optional Purchase of Limited Partner Interests."

     Year 2000 Compliance. The now familiar "Year 2000 Issue" arose because many existing computer programs use only the last two digits to refer to a year. Therefore, such computer programs do not properly recognize a year that begins with "20" instead of "19." If not corrected, many computer applications could fail or create erroneous results on January 1, 2000. The extent of the potential impact of the Year 2000 Issue is not yet known, and if not timely corrected, it could affect the global economy. The General Partner has made an assessment of the Partnership's Year 2000 Issue risks and has concluded that the risks include the following: (i) operation of the Mobile Lithotripsy Systems may be adversely affected; (ii) third party payors may be adversely affected resulting in delays in payment to the Partnership; (iii) facilities served by the Mobile Lithotripsy Systems may be adversely affected resulting in a cessation of service to the affected facilities; and (iv) the Partnership's internal information systems, including its accounting system, may be adversely affected resulting in record keeping and accounting delays. Dornier, the manufacturer of the HM3 lithotripter, has not assured Prime that its HM3 lithotripters will be Year 2000 compliant, in all necessary respects, i.e., that they will continue to operate normally after January 1, 2000. The General Partner cannot predict with certainty whether such will be the case or the effects of noncompliance. The General Partner has not inquired as to the Year 2000 readiness of any Contract Hospital, vendor or other third party related to the operation of the Business, but is relying that such parties will be Year 2000 compliant. The General Partner anticipates that the internal information systems, including accounting systems, that it will use for Partnership purposes will be Year 2000 compliant by the end of 1999, although no assurance can be given that such will be the case. The Partnership currently has no contingency plans in the event that any of the above-described risks is realized. In the event that any of the above-described risks are realized, or any other, unanticipated Year 2000 Issue problems arise, the Partnership could be forced to cease its operations for an indefinite period of time while the Year 2000 problems are remedied, at a cost which cannot be accurately predicted at this time. Any such interruption in Partnership operations would adversely affect Partnership revenues.

Tax Risks

     Investors should note that the General Partner anticipates no significant tax benefits associated with the operation of the Mobile Lithotripsy Systems or the Partnership. No ruling will be sought from the Service on the United States federal income tax consequences of any of the matters discussed in this Memorandum or any other tax issues affecting the Partnership or the Limited Partners. The Partnership is relying upon an opinion of its Counsel with respect to certain material United States federal income tax issues. Counsel's opinion is not binding on the Service as to any issue, and there can be no assurance that any deductions, or the period in which deductions may be claimed, will not be challenged by the Service. Each Investor should carefully review the following risk factors and consult his own tax advisor with respect to the federal, state and local income tax consequences of an investment in the Partnership.

     THE TAX RISKS SET FORTH IN THIS SECTION ARE NOT INTENDED TO BE AN EXHAUSTIVE LIST OF THE GENERAL OR SPECIFIC TAX RISKS RELATING TO THE PURCHASE OF UNITS IN THE PARTNERSHIP. EACH INVESTOR IS DIRECTED TO THE FULL OPINION OF COUNSEL (APPENDIX E TO THE MEMORANDUM) AND TO THE DISCUSSION UNDER THE CAPTION "TAX ASPECTS OF THE OFFERING" HEREIN FOR A MORE DETAILED DISCUSSION OF SUCH RISKS. IT IS STRONGLY RECOMMENDED THAT EACH INVESTOR INDEPENDENT LY CONSULT HIS PERSONAL TAX COUNSEL CONCERNING THE TAX CONSEQUENCES ASSOCIATED WITH HIS OWNERSHIP OF AN INTEREST IN THE PARTNERSHIP. THE CONCLUSIONS REACHED IN THE TAX OPINION ARE RENDERED WITHOUT ASSURANCE THAT SUCH CONCLUSIONS HAVE BEEN OR WILL BE ACCEPTED BY THE SERVICE OR THE COURTS.

     THIS MEMORANDUM AND THE TAX OPINION DO NOT DISCUSS, NOR WILL COUNSEL BE RENDERING AN OPINION REGARDING, ANY ESTATE AND GIFT TAX OR STATE AND LOCAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE PARTNERSHIP. FURTHERMORE, INVESTORS SHOULD NOTE THAT THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE PARTNERSHIP MAY BE ADVERSELY AFFECTED BY FUTURE CHANGES IN THE FEDERAL INCOME TAX LAWS, WHETHER BY FUTURE ACTS OF CONGRESS OR FUTURE
ADMINISTRATIVE OR JUDICIAL INTERPRETATIONS OF APPLICABLE FEDERAL INCOME TAX LAWS. ANY OF THE FOREGOING MAY BE GIVEN RETROACTIVE EFFECT.

     Possible Legislative or Other Actions Effecting Tax Consequences. The federal income tax treatment of an investment in an equipment/service oriented limited partnership such as the Partnership may be modified by legislative, judicial or administrative action at any time, and any such action may retroactively affect investments and commitments previously made. The rules dealing with federal income taxation of limited partnerships are constantly under review by the Service, resulting in revisions of its regulations and revised interpretations of established concepts. In evaluating an investment in the Partnership each Investor should consult with his personal tax advisor with respect to possible legislative, judicial and administrative developments. See "Tax Aspects of the Offering - Further Changes in Tax Laws."

     Disqualification of Employee Benefit Plans. Purchase of Units in the Partnership may cause certain Limited Partners, certain hospitals and out-patient centers, the Partnership, and employees of the foregoing to be treated under Section 414(m) of the Code as being employed in the aggregate by a single employer or "affiliated service group" for purposes of minimum coverage, participation and other employee benefit plan requirements imposed by the Code. In contrast, an employer not affiliated under Section 414(m) need only consider its own employees in determining whether its employee benefit plans satisfy Code requirements. Aggregation of employees could cause the disqualification of the retirement plans of certain Limited Partners and related entities. Aggregation could also require the value of the vested retirement benefit of a highly compensated employee who is a participant in a disqualified plan to be included in his gross income, regardless of whether the employee is a Limited Partner. These rules may adversely affect Investors who are currently involved in a medical practice joint venture, regardless of their purchase of Units in the Partnership. The General Partner and legal counsel to the Partnership have been informally advised by officials of the Service that the Service would not likely attempt to apply the affiliated service group rules to the Partnership, nor has the Service applied these rules to similar arrangements in the past. Informal discussions with the Service, however, are not binding on the Service, and there can be no guarantee that the Service will not apply the affiliated service group rules to the Partnership. See "Tax Aspects of the Offering - Affiliated Service Groups."

     Partnership Allocations. The Partnership Agreement contains certain allocations of profits and losses that could be reallocated by the Service if it were determined that the allocations did not have "substantial economic effect." On December 31, 1985, the Treasury Regulations dealing with the propriety of partnership allocations were finalized. As a general rule, allocations of profits and losses must have "substantial economic effect." Based upon current law, Counsel is of the opinion that, if the question were litigated, it is more probable than not that the allocation of profits and losses set forth in the Partnership Agreement would be sustained for federal income tax purposes. This opinion is subject to certain assumptions and qualifications and each Investor should read the complete discussion of this issue at "Tax Aspects of the Offering - Partnership Allocations." Investors are cautioned that the foregoing opinion is based in part upon final Regulations which have not been extensively commented upon or construed by the courts.

     Income in Excess of Distributions. The Partnership Agreement provides that in each year annual Distributions may be made to the Partners. Excluded from the definition of cash available for distribution is the amount of funds necessary to discharge Partnership debts and to maintain certain cash reserves deemed necessary by the General Partner. The Partnership will also incur significant up-front capital costs that may have to be paid out of the Partnership's revenues. Because of the circumstances outlined above, if Partnership cash flow falls substantially below the estimates as set forth in the Financial Projections, a Limited Partner could be subject to income taxes payable out of personal funds to the extent of the Partnership's income, if any, attributed to him without receiving from the Partnership sufficient Distributions to pay the Limited Partner's tax with respect to such income. See "Tax Aspects of the Offering - Taxable Income."

Other Investment Risks

     Conflicts of Interest. The activities of the Partnership involve numerous immediate and potential conflicts of interest between the Partnership, the General Partner and their Affiliates. See "Compensation and Reimbursement to the General Partner and its Affiliates," "General Partner," "Competition" and "Conflicts of Interest."

     No Participation in Management. The General Partner and the Management Agent will have full authority to supervise the business and affairs of the Partnership pursuant to the Partnership Agreement and the Management Agreement. The Limited Partners will have no right to participate in the management or conduct of the Partnership's business and affairs. The General Partner, the Management Agent, their employees and their Affiliates are not required to devote their full time to the Partnership's affairs and intend to continue devoting substantial time and effort in organizing and operating partnerships and other ventures throughout the United States that are similar to the Partnership. The General Partner and the Management Agent will devote such time to the Partnership's business and affairs as they deem necessary and appropriate in the exercise of reasonable judgment. The participation by any Limited Partner in the management or control of the Partnership's affairs could render him generally liable for the liabilities of the Partnership that could not be satisfied by assets of the Partnership. See the Form of Legal Opinion of Womble Carlyle Sandridge & Rice, a Professional Limited Liability Company, attached hereto as Appendix E.

     Ability of the General Partner to Unilaterally Effect Fundamental Changes. The General Partner has the authority under the Partnership Agreement to effect, without Limited Partner consent, transactions that could result in the termination or reorganization of the Partnership, a total or partial dilution of the Limited Partners' interests in the Partnership, and/or the exchange of interests in another enterprise for the limited partnership interests held by the Limited Partners. See "Summary of the Partnership Agreement - Fundamental Changes."

     Limited Partners' Obligation to Return Certain Distributions. Except as provided by other applicable law and provided that a Limited Partner does not participate in the management of the Partnership, he will not be liable for the liabilities of the Partnership in excess of his investment, his ratable share of undistributed profits and any Distribution received from the Partnership if the Limited Partner knew at the time of the Distribution that, after giving effect to the Distribution, all liabilities of the Partnership, other than liabilities to Partners on account of their Partnership interests and liabilities for which the recourse of creditors is limited to specific Partnership property, exceed the fair value of the assets of the Partnership, except that the fair value which the recourse of creditors is limited shall of Partnership property that is subject to a liability for which the recourse of creditors is limited shall be included in assets only to the extent that the fair value of such property exceeds such liability.

     Dilution of Limited Partners' Interests. The General Partner has the authority under the Partnership Agreement to cause the Partnership to issue, offer and sell additional limited partnership interests in the future (a "Dilution Offering"). Upon the successful closing of a Dilution Offering, the Percentage Interests of the Partners will be proportionately diluted. See "Summary of the Partnership Agreement - Dilution Offerings."

     Liability Under Limited Partner Loan. Investors financing a portion of their Unit purchase price with the proceeds of a Limited Partner Loan will be directly obligated to the Bank as provided in the Loan Documents. A default under such loan could result in the foreclosure of the Investor's right to receive any Partnership Distributions as well as the loss of other personal assets unrelated to his Partnership Interest. Prospective Investors should review carefully all the provisions contained in the Loan Commitment and the terms of the Limited Partner Note and Loan and Security Agreement with his counsel and financial advisors. Neither the Partnership nor the General Partner endorses or recommends to the prospective Investors the desirability of obtaining financing from the Bank nor does the summary of the Loan Documents provided herein constitute legal advice. A Limited Partner's liability under a Limited Partner Note continues regardless of whether the Limited Partner remains a limited partner in the Partnership. As a consequence, such liability cannot be avoided by claims, defenses or set-offs the Limited Partner may have against the Partnership, the General Partner or their Affiliates. In addition to the suitability requirements discussed below, any prospective Investor applying for a Bank loan to fund a portion of his Unit purchase must be approved by the Bank for purposes of his delivery of the Limited Partner Note. The Bank has established its own criteria for approving the creditworthiness of a prospective Investor and has not established objective minimum suitability standards. Instead, the Bank is empowered to accept or reject prospective Investors.

     Financial Projections. The Financial Projections contain data that are the General Partner's estimate of possible, but not necessarily the most likely, results of the Partnership's operations and represent a prediction of future events based on assumptions that may or may not occur and should not be relied upon to indicate the actual results that will be attained. Further, there is no assurance that the financial results of the Partnership will favorably compare to the historical financial results of the Business and the differences could be materially adverse. The Financial Projections begin on the Closing Date and reflect five full twelve-month tax years; thus, they will not accurately reflect the consequences of the first tax year of operations, which will be less than a full twelve-month period. Investors should carefully review the notes to the Financial Projections, which contain various assumptions and other information concerning the data therein. The General Partner believes that the underlying assumptions provide a reasonable basis for the projections, but some assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of the Financial Projections. Accordingly, the actual results achieved during the projected periods will vary from the Financial Projections and the variations may be material. Furthermore, to the extent the Financial Projections reflect taxable income and loss, Service audit adjustments could adversely affect the timing and the amount of deductions that the Partnership plans to claim. See "Proposed Activities - Operation of the Mobile Lithotripsy Systems" and the Financial Projections attached hereto as Appendix A.

     Long-term Investment. The General Partner anticipates that the Partnership will continue to operate the Mobile Lithotripsy Systems for an indefinite period of time and that the Partnership will not liquidate prior to its intended termination. Accordingly, Investors should consider their investment in the Partnership as a long-term investment of indefinite duration.

     Limited Transferability and Illiquidity of Units. Transferability of Units is severely restricted by the Partnership Agreement and the Subscription Agreement, and the consent of the General Partner is necessary for any transfer. No public market for the Units exists and none is expected to develop. Moreover, the Units generally may not be transferred unless the General Partner is furnished with an opinion of counsel, satisfactory to the General Partner, to the effect that such assignment or transfer may be effected without registration under the Securities Act and any state securities laws applicable to the transfer. The Partnership will be under no obligation to register the Units or otherwise take any action that would enable the assignment or transfer of a Unit to be in compliance with applicable federal and state securities laws. Thus, a Limited Partner may not be able to liquidate an investment in the Partnership in the event of an emergency and the Units may not be readily accepted as collateral for loans. Moreover, a sale of a Unit by a Limited Partner may cause adverse tax consequences to the selling Limited Partner. Accordingly, the purchase of Units must be considered a long-term and illiquid investment. See "Tax Aspects of the Offering - Sale of Partnership Units."

     Arbitrary Offering Price. The offering price of the Units has been determined by the General Partner based upon valuation of the Business conducted by an independent third party and a related initial valuation of the Partnership based on various assumptions that may or may not occur. A copy of this valuation will be made available on request. The offering price of the Units is not, however, necessarily indicative of their value, if any, and no assurance can be given that the Units, if and when transferable, could be sold for the offering price or for any amount.

     Limitation of General Partner's Liability and Indemnification. The Partnership Agreement provides that the General Partner will not be liable to the Partnership or to any Partner for errors in judgment or other acts or omissions in connection with the Partnership, except for those involving willful misconduct or gross negligence. Therefore, the Limited Partners may have a more limited right of action against the General Partner in the event of its misfeasance or malfeasance than they would have absent the limitations in the Partnership Agreement. In the opinion of the SEC, indemnification for liabilities arising out of the Securities Act is contrary to public policy and therefore is unenforceable.

     Insurance. Prime Medical Services, Inc. ("Prime"), the sole shareholder of the General Partner, maintains active policies of insurance for the benefit of itself and certain affiliated entities covering employee crime, workers' compensation, business and commercial automobile operations, professional liability, inland marine, business interruption, real property and commercial liability risks. These policies will be amended to include the Partnership and the General Partner believes that coverage limits of these policies are within acceptable norms for the extent and nature of the risks covered. The Partnership will be responsible for its share of premium costs. There are certain types of losses, however, that are either uninsurable or are not economically insurable. For instance, contractual liability is generally not covered under Prime's policies. Should such losses occur with respect to Partnership operations, or should losses exceed insurance coverage limits, the Partnership could suffer a loss of the capital invested in its Mobile Lithotripsy Systems and any anticipated profits from such investment.

     Optional Purchase of Limited Partner Interests. As provided in the Partnership Agreement, the General Partner has the option (which it may assign to the Partnership in its sole discretion) to purchase all the interest of a Limited Partner who (i) dies, (ii) becomes the subject of a domestic proceeding,
(iii) becomes insolvent or (iv) acquires a direct or indirect ownership of an interest in a competing venture (including the lease or sublease of competing technology). The option purchase price is an amount equal to the lesser of the fair market value of the Partnership Interest to be purchased or the Limited Partner's share of the Partnership's book value, if any, as reflected by the Limited Partner's capital account in the Partnership (unadjusted for any appreciation in Partnership assets and as reduced by depreciation deductions claimed by the Partnership for tax purposes). The option purchase price is likely to be considerably less than the fair market value of a Limited Partner's interest in the Partnership. Because losses, depreciation deductions and Distributions reduce capital accounts, and because appreciation in assets is not reflected in capital accounts, it is the opinion of the General Partner that the option purchase price may be nominal in amount. In addition, in the event existing or newly enacted laws or regulations or any other legal developments adversely affect (or potentially adversely affect) the operation of the Partnership or the business of the Partnership (e.g., any prohibitions on provider ownership), the General Partner, in its sole discretion, is obligated to either (i) purchase the Partnership Interests of all of the Limited Partners for an amount equal to the greater of a multiple of recent distributions or book value or (ii) dissolve the Partnership. See the form of the Partnership
Agreement attached hereto as Appendix B and "Summary of the Partnership Agreement - Optional Purchase of Limited Partner Interests."


                                    GLOSSARY

     Certain terms in this Memorandum shall have the following meanings:

     Act. The Act means the Tennessee Revised Uniform Limited Partnership Act, as in effect on the date hereof.

     Affiliate. An Affiliate is (i) any person, partnership, corporation, association or other legal entity ("person") directly or indirectly controlling, controlled by or under common control with another person, (ii) any person owning or controlling 10% or more of the outstanding voting interests of such other person, (iii) any officer, director or partner of such person and (iv) if such other person is an officer, director or partner, any entity for which such person acts in such capacity.

     Asset Contribution. The contribution to the Partnership by the General Partner of substantially all of the operating assets related to the Business and rights and obligations under approximately 30 Hospital Contracts, pursuant to the Contribution Agreement.

     Bank. First-Citizens Bank & Trust Company.

     Business. The lithotripsy services business currently operated by the General Partner.

     Capital Account. The Partnership capital account of a Partner as computed pursuant to Article XI of the Partnership Agreement.

     Capital Contributions. All capital contributions made by a Partner or his predecessor in interest which shall include, without limitation, contributions made pursuant to Article VII of the Partnership Agreement. The assets contributed to the Partnership by the General Partner pursuant to the Contribution Agreement will be considered Capital Contributions.

     Capital Transaction. Any transaction which, were it to generate proceeds, would produce Partnership Sales Proceeds or Partnership Refinancing Proceeds.

     Closing. The admission to the Partnership as Limited Partners of Investors subscribing for Units.

     Closing Date. The date of the Closing, which is scheduled to occur on December 4, 1998 (or earlier, in the discretion of the General Partner, upon the sale of all 80 Units as provided herein), unless extended at the discretion of the General Partner for a period up to 180 days.

     Code. The Internal Revenue Code of 1986, or corresponding provisions of subsequent, superseding revenue laws.

     Contract Hospitals. Any hospital or other health care facility that contracts directly with the Partnership for the provision of lithotripsy services.

     Contributed Assets. The assets to be transferred to the Partnership by the General Partner pursuant to the Contribution Agreement, consisting of five Mobile Lithotripsy Systems, rights and obligations under approximately 30 Hospital Contracts and all other operating assets related to the Business.

     Contribution Agreement. The Contribution Agreement dated October 23, 1998 between the Partnership and the General Partner which provides for the transfer of the Contributed Assets to the Partnership by the General Partner.

     Counsel. Counsel to the Partnership, Womble Carlyle Sandridge & Rice, a Professional Limited Liability Company, P.O. Drawer 84, Winston-Salem, North Carolina 27102.

     Dilution Offering. Pursuant to the terms of the Partnership Agreement, the future offering of additional limited partnership interests in the Partnership by the General Partner. Any such offering generally will proportionally reduce the existing Percentage Interests of the then current Partners in the Partnership.

     Distributions. Cash or other property, from any source, distributed to Limited Partners.

     Escrow Agent. First-Citizens Bank & Trust Company.

     FDA. The United States Food and Drug Administration.

     Financial Projections. Projections of Partnership revenue, cash flow, income, loss, and sources and uses of funds, and of Partnership return per Unit, attached hereto as Appendix A, which have been prepared by the General Partner based upon the assumptions stated therein.

     Financial Statement. The Purchaser Financial Statement, included in the Subscription Packet accompanying this Memorandum, to be furnished by the Investors for review by the General Partner and the Bank in connection with their decision to accept or reject a subscription or extend credit to the Investor, respectively.

     General Partner. The general partner of the Partnership, Prime Lithotripter Operations, Inc., a Delaware corporation, d/b/a Tennessee Valley Lithotripter, and wholly-owned subsidiary of Prime.

     Hospital Contracts. The lithotripsy services contracts the General Partner has entered into with the Contract Hospitals, substantially all of which contracts will be assigned to the Partnership pursuant to the Contribution Agreement.

     Investors. Potential purchasers of Units of the Partnership.

     Lenders. The commercial lending syndicate and certain other holders of Prime indebtedness.

     Limited Partner Loans. The loans to Investors to fund a portion of the purchase price of their Units as described in, and subject to the terms of, the Loan Commitment.

     Limited Partner Note. The note attached as an Exhibit to the Loan Commitment which upon execution and acceptance will represent a Limited Partner Loan made to an Investor.

     Limited Partners. The Limited Partners will be those Investors who purchase Units and are admitted to the Partnership, and any person admitted as a Limited Partner in accordance with the provisions of the Partnership Agreement.

     Loan Commitment. The commitment to the Partnership dated October 23, 1998 attached hereto as Appendix C, pursuant to which the Bank has agreed to fund the Limited Partner Loans.

     Loss. The net loss (including capital losses and excluding Net Gains from Capital Transactions) of the Partnership for each year as determined by the Partnership for federal income tax purposes.

     Memorandum. This Confidential Private Placement Memorandum, including all Appendices hereto, and any amendment or supplement hereto.

     Mobile Lithotripsy Systems. The five tractor trailer transport systems with installed and operational lithotripters to be contributed to the Partnership by the General Partner pursuant to the Contribution Agreement.

     Net Gains from Capital Transactions. The gains realized by the Partnership as a result of or upon any sale, exchange, condemnation or other disposition of the capital assets of the Partnership (which assets shall include Code Section 1231 assets) or as a result of or upon the damage or destruction of such capital assets.

     Nonrecourse  Deductions.  A deduction as set forth in Treasury  Regulations
Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a given Year equals the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain during such Year over the aggregate amount of any Distributions during such Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Treasury Regulations Section 1.704-2(h).

     Nonrecourse Liability. Any Partnership liability (or portion thereof) for which no Partner bears the "economic risk of loss," within the meaning of Treasury Regulations Sections 1.704-2(b)(3), 1.752-1(a)(2) and 1.752-2.

     Offering. This offering of Units.

     Partner Minimum Gain. An amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i).

     Partner Nonrecourse Debt. Any nonrecourse debt (for the purposes of Treasury Regulations Section 1.1001-2) of the Partnership for which any Partner bears the "economic risk of loss," within the meaning of Treasury Regulations
Section 1.752-2.

     Partner  Nonrecourse  Deductions.   Deductions  as  described  in  Treasury
Regulations Section 1.704-2(i)(2). The amount of Partner Nonrecourse Deductions with respect to a Partner

Nonrecourse Debt for any Year equals the excess, if any, of the net increase, if any, in the amount of Partner Minimum Gain attributable to such Partner Nonrecourse Debt during such Year over the aggregate amount of any Distributions during that Year to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt to the extent such Distributions are from the proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i).

     Partners. The General Partner and the Limited Partners, collectively, when no distinction is required by the context in which the term is used herein.

     Partnership. Tennessee Valley Lithotripter Limited Partnership, a Tennessee limited partnership.

     Partnership Agreement. The Partnership's Agreement of Limited Partnership, a copy of which is attached to this Memorandum as Appendix B, as the same may be amended from time to time.

     Partnership Cash Flow. For the applicable  period,  the excess,  if any, of
(A) the sum of (i) all gross receipts from any source for such period, other than from Partnership loans, Capital Transactions and Capital Contributions, and
(ii) any funds released by the Partnership from previously established reserves, over (B) the sum of (i) all cash expenses paid by the Partnership for such period, (ii) the amount of all payments of principal on loans to the Partnership, (iii) capital expenditures of the Partnership, and (iv) such reasonable reserves as the General Partner shall deem necessary or prudent to set aside for future repairs, improvements, or equipment replacement or additions, or to meet working capital requirements or foreseen or unforeseen future liabilities and contingencies of the Partnership; provided, however, that the amounts referred to in (B) (i), (ii) and (iii) above shall be taken into account only to the extent not funded by Capital Contributions, loans or paid out of previously established reserves. Such term shall also include all other funds deemed available for distribution and designated as "Partnership Cash Flow" by the General Partner.

     Partnership Interest. The interest of a Partner in the Partnership as defined by the Act and the Partnership Agreement.

     Partnership Minimum Gain. Gain as defined in Treasury Regulations Section 1.704-2(d).

     Partnership Refinancing Proceeds. The cash realized from the refinancing of Partnership assets after retirement of any secured loans and less (i) payment of all expenses relating to the transaction and (ii) establishment of such reasonable reserves as the General Partner shall deem necessary or prudent to set aside for future repairs, improvements, or equipment replacement or additions, or to meet working capital requirements or foreseen or unforeseen future liabilities or contingencies of the Partnership.

     Partnership Sales Proceeds. The cash realized from the sale, exchange, casualty or other disposition of all or a portion of Partnership assets after the retirement of all secured loans and less (i) the payment of all expenses related to the transaction and (ii) establishment of such reasonable reserves as the General Partner shall deem necessary or prudent to set aside for future repairs, improvements, or equipment replacement or additions, or to meet working capital requirements or foreseen or unforeseen future liabilities or contingencies of the Partnership.

     Percentage Interest. The interest of each Partner in the Partnership, to be determined initially in the case of a Limited Partner acquiring his Partnership Interest in the Offering by reference to his Unit ownership. Immediately following the Asset Contribution, the General Partner will hold approximately an 80% interest in the Partnership in that capacity and the Limited Partners of the Merging Partnerships collectively will hold up to a 20% (approximate) interest in the Partnership. The Percentage Interest may be set forth in the Partnership Agreement or any other document or agreement, as a percentage or a fraction or on any numerical basis deemed appropriate by the General Partner. The Percentage Interest of the Partners will be reduced in the event of a future Dilution Offering.

     Prime. Prime Medical Services, Inc., a publicly held Delaware corporation and the sole shareholder of the General Partner.

     Prime Rate. The rate of interest periodically established by the Bank and identified as such in literature published and circulated within the Bank's offices.

     Profit. The net income of the Partnership for each year as determined by the Partnership for federal income tax purposes.

     Pro Rata Basis. In connection with an allocation or distribution, an allocation or distribution in proportion to the respective Percentage Interest of the class of Partners to which reference is made.

     Qualified Income Offset Item. An adjustment, allocation or distribution described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704- 1(b)(2)(ii)(d)(6) unexpectedly received by a
Partner.

     Sales Agent. MedTech Investments, Inc., a registered broker-dealer, and member of the National Association of Securities Dealers, Inc. The Sales Agent is an Affiliate of the General Partner.

     SEC. The United States Securities and Exchange Commission.

     Securities Act. The Securities Act of 1933, as amended.

     Service. The Internal Revenue Service.

     Service Area. The geographic region in which Partnership operations will be conducted and which consists primarily of Tennessee and portions of Alabama, Arkansas and Kentucky. The General Partner reserves the right to change or expand the Service Area.

     Subscription  Agreement.  The  Subscription  Agreement,   included  in  the
Subscription Packet accompanying this Memorandum, to be executed by the Limited Partners in connection with their purchase of Units.

     Subscription Packet. The packet of subscription materials to be distributed to and completed by Investors in connection with their subscription for Units.

     Units. The 80 equal limited partner interests in the Partnership offered pursuant to this Memorandum for a price per Unit of $9,114 in cash, up to $6,614 of which may be funded with the proceeds of a Limited Partner Loan by certain Investors acceptable to the Bank.


                              TERMS OF THE OFFERING

General

     The Partnership was recently formed under the laws of the State of Tennessee. The General Partner intends to contribute to the Partnership substantially all of the operating assets related to the Business and rights and obligations under approximately 30 Hospital Contracts pursuant to the Contribution Agreement upon the Closing in exchange for at least an initial 80% interest in the Partnership. The General Partner of the Partnership is Prime Lithotripter Operations, Inc. See "General Partner." The Partnership expects to operate five mobile lithotripters which it will acquire from the General Partner as provided above. See "Proposed Activities." The principal executive offices of the General Partner and the Partnership are located at 1900 Church Street, Suite 101, Nashville, Tennessee, 37203.

     The Units and Subscription Price. Tennessee Valley Lithotripter Limited Partnership, a limited partnership formed under the laws of the State of Tennessee, hereby offers up to 80 Units of limited partner interest in the Partnership. Each Unit represents a 0.25% economic interest in the Partnership. Investors should note that their initial Percentage Interests in the Partnership may be reduced by future Dilution Offerings. See "Summary of the Partnership Agreement - Dilution Offerings" and the form of the Partnership Agreement attached hereto as Appendix B. The price for each Unit is $9,114 and is payable in cash in full at subscription; provided, that prospective Investors who meet certain requirements may be able to fund a portion of their Unit purchase price with the proceeds of certain third-party financing. The Partnership has arranged for financing of a portion of the Units' purchase price with First-Citizens Bank & Trust Company, Fayetteville, North Carolina (the "Bank"). Therefore, in lieu of paying the entire Unit purchase price in cash, prospective Investors may execute and deliver to the Sales Agent upon delivery of their Subscription Packets, at least $2,500 cash and a Limited Partner Note in a maximum principal amount of up to $6,614 per Unit to be purchased, a Loan and Security Agreement, Security

Agreement and two Uniform Commercial Code Financing Statements ("UCC-1s") (collectively, the "Loan Documents"). See "Terms of the Offering - Limited Partner Loans " and the forms of the Limited Partner Note, the Loan and Security Agreement and Security Agreement attached to the Loan Commitment as Exhibits A, B and C, respectively, which is attached hereto as Appendix C and the UCC's attached as part of the Subscription Packet. Each Investor may purchase not less than one Unit. The General Partner may, in its sole discretion, reject in whole or in part any subscription. Rejected subscription funds (without interest) and the executed Loan Documents will be returned promptly to the rejected Investor.

     The Offering. By this Offering the Partnership seeks to sell up to 80 Units for up to $729,120 in cash ($709,120 net of Sales Agent's commissions). In the event subscriptions for one or more Units are received and accepted by the General Partner on the Closing Date and the Lenders release as collateral all of the assets and/or consent to the Asset Contribution as required by the terms of the Contribution Agreement, all subscription funds (plus interest) and Loan Documents held in escrow will be released to the Partnership. See "Proposed Activities - The Asset Contribution." If no subscriptions are received and accepted during the subscription period as defined in "Subscription Period" below or the necessary consents and/or releases are not secured, the Offering will be terminated and all subscription funds (plus interest), Loan Documents and other subscription documents will be returned to the Investors. The General Partner and its Affiliates do not intend to purchase Units in the Offering; provided, however, that the interest of the General Partner will increase by 0.25% for each unsold Unit. All subscription funds will be held in an interest bearing escrow account until the Closing or the termination of the offering. See "Risk Factors" and the Loan Commitment attached hereto as Appendix C.

     Subscription Period. The subscription period will commence on the date hereof and will terminate at 5:00 p.m., Central time, on December 4, 1998 (or earlier, in the discretion of the General Partner, upon the sale of all 80 Units as provided herein and the consummation of the Asset Contribution), unless sooner terminated by the General Partner or unless extended for an additional period up to 180 days. See "Plan of Distribution."

     Acceptance of Subscriptions. To enable the Bank and the General Partner to make credit and investor decisions, respectively, the prospective Investor must complete and deliver to the General Partner a Purchaser Financial Statement in the form included in the Subscription Packet accompanying this Memorandum, or a substitute financial statement containing the same information as provided therein, and pages one and two of the prospective Investor's most recently filed Form 1040 U.S. Individual Income Tax Return. An Investor whose subscription is received and accepted will become a Limited Partner in the Partnership on the Closing Date provided the conditions to Closing as provided above under "The Offering" are met. Subscriptions may be rejected in whole or in part by the General Partner and need not be accepted in the order received. The General Partner reserves the right to reduce any subscriptions and to allocate subscriptions received in the event the Units are oversubscribed. If a prospective Investor finances a portion of his Unit purchase price with the proceeds of a Limited Partner Note, the General Partner's decision to issue and sell a Unit to such Investor and the admission of such Investor to the Partnership as a Limited Partner will be further conditioned upon the Bank's acceptance of the Investor and funding of the proceeds of the Limited Partner Note at the Closing to the Partnership. To the extent the General Partner reduces an Investor's subscription as provided above, the Investor's cash Unit purchase price will be proportionately refunded and reduced and, if applicable, the principal amount of his Limited Partner Note will be reduced. If the General Partner elects to terminate the Offering or the conditions to Closing as provided above under "The Offering" are not met, all subscription funds (plus interest), Loan Documents and other subscription documents will be returned in full within 30 days of such termination. Notice of acceptance of an Investor's subscription to purchase Units and the Investor's Percentage Interest in the Partnership will be furnished promptly after the Closing.

     Closing Date. On the Closing Date, Investors whose subscriptions were accepted will be admitted as Limited Partners to the Partnership, and the subscription funds and Loan Documents will be released from escrow to the Partnership.

Limited Partner Loans

     The purchase price for the Units is payable in cash with the prospective Investor's personal funds and/or in part with the proceeds of a Limited Partner Loan. Financing under the Limited Partner Loans was arranged by the Partnership with the Bank as provided in the Loan Commitment, attached hereto as Appendix C. If the prospective Investor wishes to finance a portion of the purchase price of his Units as provided herein, he must deliver to the Sales Agent upon submission of his Subscription Packet an executed Limited Partner Note and Note Addendum, the form of which are attached as Exhibit A to the Loan Commitment, a Loan and Security Agreement, the form of which is attached as Exhibit B to the Loan Commitment, a Security Agreement, the form of which is attached as Exhibit C to the Loan Commitment and two UCC-1's, the form of which are attached to the Subscription Packet (collectively, the "Loan Documents"). In no event may the maximum amount borrowed per Unit exceed $6,614. The Limited Partner Note is repayable in twelve (12) predetermined installments in the respective amounts set forth in the Loan Commitment. The installments are payable on each January 15th, April 15th, June 15th and September 15th commencing on April 15, 1999 (assuming the Closing occurs in 1998), with a thirteenth (13th) and final installment in an amount equal to the principal balance then owed on the Limited Partner Note and all accrued, unpaid interest thereon due and payable on the third anniversary of the first installment date. Interest accrues at the Bank's "Prime Rate," as the same may change from time to time. The Prime Rate refers to that rate of interest established by the Bank and identified as such in literature published and circulated within the Bank's offices. Such term is used as a means of identifying a rate of interest index and not as a representation by the Bank that such rate is necessarily the lowest or most favorable rate of interest offered to borrowers of the Bank generally. A prospective Investor will have no claim or right of action based on such premise. See the form of the Limited Partner Note attached as Exhibit A to the Loan Commitment.

     The Limited Partner Note will be secured by the cash flow distributions payable with respect to the prospective Investor's Partnership Interest as provided in the Loan and Security Agreement and the Security Agreement and as evidenced by the UCC-1s. By executing the Loan and Security Agreement, the prospective Investor requests the Bank to extend the Loan Commitment to him if he is approved for a Limited Partner Loan. The Loan and Security Agreement also authorizes (i) the Bank to pay the proceeds of the Limited Partner Note directly to the Partnership and the Partnership to acknowledge receipt thereof and (ii) the Partnership to remit funds directly to the Bank out of the prospective Investor's share of any Distributions represented by the prospective Investor's percentage Partnership Interest to fund installment payments due on the prospective Investor's Limited Partner Note. See the form of the Loan and Security Agreement attached as Exhibit B to the Loan Commitment which is attached hereto as Appendix C.

     If the prospective Investor is approved by the Bank and is acceptable to the General Partner, the Escrow Agent will, upon Closing, release the Loan Documents to the Bank and the Bank will pay the proceeds of the Limited Partner Note to the Partnership to fund a portion of the Investor's Unit purchase. The prospective Investor will have substantial exposure under the Limited Partner Note. Regardless of the results of Partnership operations, a prospective Investor will remain liable to the Bank under his Limited Partner Note according to its terms. The Bank can accelerate the entire principal amount of the Limited Partner Note in the event the Bank in good faith believes the prospect of timely payment or performance by the prospective Investor is impaired or the Bank otherwise in good faith deems itself or its collateral insecure and upon certain other events, including, but not limited to, nonpayment of any installment. The Bank may also request additional collateral in the event it deems the Limited Partner Note insufficiently secured. A Limited Partner's liability under a Limited Partner Note also continues regardless of whether the Limited Partner remains a limited partner in the Partnership. A Limited Partner's liability under a Limited Partner Note is directly with the Bank. As a consequence, such liability cannot be avoided by claims, defenses or set-offs the Limited Partner may have against the Partnership, the General Partner or their Affiliates. In addition to the suitability requirements discussed below, the prospective
Investor must be approved by the Bank for purposes of his delivery of the Limited Partner Note. The Bank has established its own criteria for approving the creditworthiness of a prospective Investor and has not established objective minimum suitability standards. Instead, the Bank is empowered to accept or reject prospective Investors. See "Risk Factors - Other Investment Risks - Liability Under Limited Partner Loans."

Offering Exemptions

     The Units are being offered and will be sold in reliance on: (1) an exemption from the registration requirements of the Securities Act of 1933, as amended, provided in Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, as amended; (2) an exemption from registration provided in the Alabama Securities Act, as amended, and a policy statement issued by the Alabama Securities Commission; (3) an exemption from registration provided in
Section 23-42- 509(c) of the Arkansas Code of 1957 Annotated, as amended, and Rule 509.01(b) of the regulations promulgated thereunder, as amended; (4) an exemption from registration provided in the Securities Act of Kentucky, as amended; and (5) an exemption from registration provided in Sections 48-2-102(14)(F)(iv) and 48-2-125(b) of the Tennessee Code Annotated, as amended, and Rule 0780-4-2- .12(1)(c) of the regulations promulgated thereunder, as amended. Only a limited number of investors other than accredited investors, as such term is defined under Regulation D of the Securities Act of

1933, as amended, may purchase Units hereunder. The suitability standards set forth below have been established in order to comply with the terms of these registration exemptions.

Suitability Standards

     An investment in the Partnership involves a high degree of financial risk and is suitable only for persons of substantial financial means who have no need for liquidity in their investments and who can afford to lose all of their investment. For purposes of analyzing his investment in the Partnership, each Investor should regard his exposure with respect to his investment to be his cash subscription including, if applicable, the amount for which he is personally liable under his Limited Partner Note. See "Terms of the Offering - Limited Partner Loans." An Investor should not purchase a Unit if he does not have resources sufficient to bear the loss of this entire amount. The General Partner anticipates selling Units only to individual Investors; however, the General Partner reserves the right to sell Units to entities. See "Terms of the Offering - General - The Offering." Because of the risks involved, the General Partner anticipates selling the Units only to Investors residing in Alabama, Arkansas, Kentucky and Tennessee who it reasonably believes are "accredited investors" as that term is defined in Rule 501 under the Securities Act, but reserves the right to sell to a limited number of Investors who do not meet these criteria. Certain institutions and the following individuals are "accredited investors":

(1) An individual whose net worth (or joint net worth with spouse) exceeds $1,000,000 at the time of subscription;

(2) An individual who has had an individual income in excess of $200,000 in each of the two most recent fiscal years and who reasonably expects an individual income in excess of $200,000 in the current year; or

(3) An individual who has had with spouse a joint income in excess of $300,000 in each of the two most recent fiscal years and who reasonably expects a joint income in excess of $300,000 in the current year.

     Investors must also be at least 21 years old and otherwise duly qualified to acquire and hold partnership interests. The General Partner reserves the right to refuse to sell Units to any person, subject to applicable state securities laws.

     Each Investor must make an independent judgment, in consultation with his own counsel, accountant, investment advisor or business advisor, as to whether an investment in the Units is advisable. The fact that an Investor meets the Partnership's or the Bank's suitability standards should in no way be taken as an indication that an investment in the Units is advisable for that Investor.

     It is anticipated that suitability standards comparable to those set forth above will be imposed by the Partnership in connection with resales, if any, of the Units. Transferability of Units is severely restricted by the Partnership Agreement and the Subscription Agreement. See "Risk

Factors" and "Summary of the Partnership Agreement - Restrictions on Transfer of Partnership Interests."

     Investors who wish to subscribe for Units must represent to the Partnership that they meet the foregoing standards by completing and delivering to the Sales Agent a Purchaser Questionnaire in the form included in the Subscription Packet accompanying this Memorandum. Each Purchaser Representative, if any, acting on behalf of an Investor in connection with this Offering must complete and deliver to the Sales Agent a Purchaser Representative Questionnaire, which will be made available to an Investor upon request.

How to Invest

     Investors who meet the qualifications for investment in the Partnership and who wish to subscribe for Units may do so as follows:

     a. By completing, dating, signing and acknowledging the Subscription Agreement and the Counterpart Signature Page to the Partnership Agreement (the forms of which are included in the Subscription Packet accompanying this Memorandum);

     b. By completing, dating and signing the Purchaser Questionnaire (the form of which is included in the Subscription Packet accompanying this Memorandum);

     c. By having any Purchaser Representative who has acted on behalf of the Investor in connection with this Offering complete, date and sign the Purchaser Representative Questionnaire (a copy of which is available upon request to the General Partner);

     d. By completing, dating and signing the Purchaser Financial Statement (the form of which is included in the Subscription Packet accompanying this Memorandum), or in lieu thereof, substituting the Investor's own personal executed financial statement, as long as such substitute statement contains the same information as provided in the form, and attaching to the Purchaser Financial Statement or substitute statement, as the case may be, pages one and two of the Investor's most recently filed Form 1040 U.S. Individual Income Tax Return;

     e. If the prospective Investor is financing a portion of his purchase pursuant to a Limited Partner Loan, by completing and signing (on the front and the back), but not dating, a Limited Partner Note and signing the form of Note Addendum attached thereto (the form of which Limited Partner Note (including the Note Addendum) is included in the Subscription Packet and is attached as Exhibit A to the Loan Commitment);

     f. If the prospective Investor is financing a portion of his purchase pursuant to a Limited Partner Loan, by completing and signing (but not dating) the Loan and Security

Agreement (the form of which is included in the Subscription Packet and is attached as Exhibit B to the Loan Commitment);

     g. If the prospective Investor is financing a portion of his purchase pursuant to a Limited Partner Loan, by completing and signing (but not dating) the Security Agreement (the form of which is included in the Subscription Packet and is attached as Exhibit C to the Loan Commitment);

     h. If the prospective Investor is financing a portion of his purchase pursuant to a Limited Partner Loan, by completing and signing two copies of the UCC-1 (the form of which is included in the Assignment Packet);

     i. By delivering or mailing all of the foregoing, together with a check in the appropriate amount payable to "First-Citizens as Escrow Agent for TVLLP," to the Sales Agent at 2008 Litho Place, Fayetteville, North Carolina 28304.

     All information provided by Investors, including the information in the Loan Documents, the Purchaser Questionnaire and the Purchaser Financial Statement, will be kept confidential and not disclosed except to the Partnership, the General Partner, the Bank and their respective counsel and Affiliates and, if required, to governmental and regulatory authorities.

Restrictions on Transfer of Units

     The Units have not been registered under the Securities Act or under any state securities laws and holders of Units have no right to require the registration of such Units or to require the Partnership to disclose publicly information concerning the Partnership. Units can be transferred only in accordance with the provisions of, and upon satisfaction of, the conditions set forth in the Partnership Agreement. Among other things, the Partnership
Agreement provides that no assignment of Units may be made if such assignment could not be effected without registration under the Securities Act or state securities laws. Moreover, the assignment generally must be made to an individual approved by the General Partner who meets the suitability requirements described in this Memorandum.

     Assignors of Units will be required to execute certain documents, in form and substance satisfactory to the General Partner, instructing it to effect the assignment. Assignees of Units may also, in the discretion of the General Partner, be required to pay all costs and expenses of the Partnership with respect to the assignment.

     Any assignment of Units or the right to receive Partnership Distributions in respect of Units will not release the assignor from any liabilities connected with the assigned Units, including liabilities under any Limited Partner Loan. An assignee, whether by sale or otherwise, will acquire only the rights of the assignor in the profits and capital of the Partnership and not the rights of a Limited Partner, unless such assignee becomes a substituted Limited Partner. An assignee may not become a substituted Limited Partner without (i) either the written consent of the assignor and the General Partner, or the consent of a Majority in Interest of the Limited Partners (except the assignor Limited Partner) and the General Partner, (ii) the submission of certain documents and (iii) the payment of expenses incurred by the Partnership in effecting the substitution. An assignee, regardless of whether he becomes a substituted Limited Partner, will be subject to and bound by all the terms and conditions of the Partnership Agreement with respect to the assigned Units. See "Summary of the Partnership Interest - Restrictions on Transfer of Partnership Assets."


                              PLAN OF DISTRIBUTION

     Subscriptions for Units will be solicited by MedTech Investments, Inc., the Sales Agent. The Sales Agent is an Affiliate of the General Partner. The Sales Agent has entered into a Sales Agency Agreement with the Partnership pursuant to which the Sales Agent has agreed to act as exclusive agent for the placement of the Units on a "best efforts" any or all basis. The Sales Agent will not purchase any Units.

     The Sales Agent is a North Carolina corporation that was formed on December 23, 1987, and became a member of the National Association of Securities Dealers on March 15, 1988. The Sales Agent may be engaged in other similar offerings on behalf of the Affiliates of the General Partner during the pendency of this Offering and in the future. Investors should note the material relationship between the Sales Agent and the General Partner, and are advised that the relationship creates conflicts in the Sales Agent's performance of its due diligence responsibilities under the federal securities laws.

     As compensation for its services, the Sales Agent will receive a commission equal to $250 for each Unit sold. No commission is payable to the Sales Agent unless a successful Closing has occurred. No other commissions will be paid in connection with this Offering. Subject to the conditions as provided above, the Sales Agent may be reimbursed by the Partnership for its out-of- pocket expenses associated with the sale of the Units in an amount not to exceed $15,000. The Partnership has agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act.

     The Partnership will not pay the fees of any purchaser representative, financial advisor, attorney, accountant or other agent retained by an Investor in connection with his or her decision to purchase Units.

     The subscription period will commence on the date hereof and will terminate at 5:00 p.m., Central time, on December 4, 1998 (or earlier, in the discretion of the General Partner, upon the sale of all 80 Units as provided herein), unless extended at the discretion of the General Partner for an additional period not to exceed 180 days. No minimum number of Units must be sold in order for this Offering to close.

     An Investor whose subscription is received and accepted will become a Limited Partner in the Partnership on the Closing Date provided all closing conditions are satisfied. See

"Terms of the Offering - The Offering." Subscriptions may be rejected in whole or in part by the Partnership and need not be accepted in the order received. The Partnership reserves the right to reduce any subscriptions and to allocate subscriptions received in the event the Units are oversubscribed. See "Terms of the Offering - General - Acceptance of Subscriptions." If the General Partner elects to terminate the Offering, or no Units are timely purchased as provided herein, all subscription funds (plus interest), Loan Documents and other subscription documents will be returned within 30 days of such termination. Notice of acceptance of an Investor's subscription to purchase Units and his initial Percentage Interest in the Partnership will be furnished promptly after the Closing. To the extent the Partnership reduces an Investor's subscription as provided above, the Investor's cash Unit purchase price will be proportionally refunded and reduced and, if applicable, the principal amount of his Limited Partner Note will be reduced. All subscription funds will be held in an interest bearing escrow account with the Escrow Agent until the Closing or the termination of the Offering.

                               PROPOSED ACTIVITIES

Purpose

     The primary purposes of the Partnership are (i) to improve the provision of health- care in the Service Area by taking advantage of the technological innovations offered by the Mobile Lithotripsy Systems and the Partnership's quality assurance and outcome analysis programs, and (ii) to make cash distributions to its Partners from revenues generated from the operation of the Mobile Lithotripsy Systems. There is no assurance that these efforts will be successful. See "Risk Factors." Following the Closing, the Partnership expects to continue the current operations of the General Partner. See "The Asset Contribution" and "Operation of the Business" below.

Treatment Methods For Kidney Stone Disease

     Urolithiasis, or kidney stone disease, affects an estimated 600,000 persons per year in the United States. The exact cause of kidney stone formation is unclear, although it has been attributed to diet, climate, metabolism and certain medications. A number of methods currently are used to treat kidney stones. These methods range from drug therapy to dissolve the stone to an open surgical procedure for stone removal. Approximately 75 percent of all urinary stones pass spontaneously, usually within one to two weeks, and require little or no clinical or surgical intervention. All other kidney stones, however, require some form of medical or surgical treatment. The type of treatment a urologist chooses depends on a number of factors such as the size of the stone, its location in the urinary system and whether the stone is contributing to other urinary complications such as blockage or infection. The following is a brief discussion of current treatment methods.

     Drug Therapy. Grain-sized stones usually pass spontaneously in the urine and the patient can be treated with drugs to reduce discomfort and to prevent further stone recurrence. Larger stones of uric acid also can be dissolved by appropriate drugs to allow normal passage from the urinary system. Drug therapy is used to institute therapeutic measures to lower the concentration of stone-forming ions such as calcium and oxalate in the urine.

     Cystoscopic Procedures. Stones that form or lodge in the lower urinary tract and bladder and that cannot be excreted spontaneously sometimes can be extracted through the urethra with a standard cystoscope combined with either a stone basket (for a stone in the ureter) or a special stone removal forceps (for a stone in the bladder). Occasionally, this procedure can injure the ureter. Unlike stones in the lower urinary tract, stones in the upper urinary tract (in the ureter, renal pelvis and the kidney) are not accessible with a standard cystoscope.

     Ureteroscopic Procedures. Ureteroscopy may be an alternative surgical method for the removal of stones from the urinary tract. Various forms of ureteroscopes that use fiber optics can be inserted through the bladder and ureter to allow a surgeon to view the internal recesses of the upper urinary tract and the kidney. When a stone is observed, the surgeon can remove it with special grapples that pass through the ureteroscope. If the stone's size does not permit it to be extracted, a laser fiber, electrohydraulic probe or ultrasound probe can be inserted into the ureteroscope to disintegrate the stone. Stones that are lodged within the kidney, however, cannot normally be treated by this method.

     Percutaneous Lithotripsy. Percutaneous lithotripsy allows surgeons to remove stones from the kidney, renal pelvis and upper urinary tract through a nephrotomy, a percutaneous channel established through the patient's skin. Under fluoroscopic control a long, fine needle is inserted into the kidney's urine collection system through a small puncture in the patient's side. The needle tract is progressively widened with dilators and tubes until a nephroscope can be inserted. The nephroscope provides direct vision and direct access into the recesses of the kidney and the renal pelvis. When a stone is located, the working channel of the nephroscope can accommodate various stone removal attachments such as loops, baskets or forceps to extract small stones. When a stone wider than the working channel of the nephroscope is encountered, an ultrasonic lithotrite, laser fiber, or electrohydraulic probe can be inserted into the working channel to disintegrate the stone.

     Laser Procedures. Laser technology is a fairly new method of destroying urinary stones found in the bladder and the ureter. In this procedure a laser light that fragments urinary stones is conducted through a fiber-optic tube inserted through an instrument. In June 1988, the FDA approved the use of laser technology to fragment urinary stones in the ureter through the insertion of a fiber-optic fiber. Laser procedures are generally done through endoscopes such as ureteroscopes or nephroscopes.

     Open Surgery. The traditional open surgical procedure, widely used before the development of lithotripsy, is a major operation that requires a large incision into the kidney or ureter to gain access to the stone. The patient spends as long as two weeks in the hospital followed by a convalescence period of four to six weeks. In addition to the risk associated with the open surgical procedure, another stone can form in the kidney or renal pelvis that would necessitate performing another surgical procedure that could result in loss of the kidney.

     Extracorporeal Shock-Wave Lithotripsy. The extracorporeal shock-wave lithotripter, introduced in the United States from West Germany in 1984, has dramatically changed the course of kidney stone disease treatment. The General Partner estimates that currently up to 95% of all kidney stones that require treatment can be treated with lithotripsy. Lithotripsy involves the use of shock-waves to disintegrate kidney stones noninvasively.

     HM3 lithotripters employ a special water bath to maintain the pressure of shock- waves. With these systems, a patient is immersed in a special tank of water and shock-waves generated by a disposable high-voltage underwater spark electrode are focused on a kidney stone. A fluoroscopic X-ray system is used to position the patient accurately over the shock-wave generator in the water bath. While the patient is under conscious sedation, usually 500 to 2,000 shock-waves of short duration pass through the water, penetrate the flesh and impact the hard, crystalline kidney stone, causing it to disintegrate. The shock-waves are regulated by an ECG monitor that monitors cardiac function and prevents the generation of the shock-wave during the sensitive period of the patient's cardiac cycle. Disintegration of the kidney stone occurs in about thirty minutes. During the procedure and for several days thereafter, stone fragments are passed with the urine. Some newer lithotripters employ a different shock-wave component which does not require the use of a water bath or, in most cases, general anesthesia. The Partnership's lithotripters are first generation, but have been upgraded to eliminate the need for general anesthesia and, in the experience of the General Partner, produce lower retreatment rates than second generation machines. See "Description of the Assets" below.

The Asset Contribution

     The following description of the Asset Contribution summarizes certain provisions of the Contribution Agreement, is not a complete statement of the rights and obligations set forth therein and is qualified in its entirety by reference to the complete text of the Contribution Agreement, a copy of which is available upon request from the General Partner.

     Concurrent with the Closing of the Offering, the General Partner and the Partnership will effect the contribution of the Contributed Assets to the Partnership in exchange for the General Partner's Partnership Interest pursuant to the terms of the Contribution Agreement. Because certain of the Contributed Assets have been pledged as collateral for certain obligations of Prime, both the consummation of the transactions contemplated by the Contribution Agreement and the Closing of the Offering are conditioned upon the release of all liens against such Assets by the Lenders and/or the consent of the Lenders to the transfer of such Assets from the General Partner to the Partnership. See "Terms of the Offering - The Offering" and "- Description of the Assets" under this section.

     The General Partner will receive at least an 80% interest in the Partnership in exchange for the contribution of the Assets. The Partnership Interest of the General Partner will increase by 0.25% per unsold Unit.

History of the Business

     The General Partner purchased the Business from three separate groups of physicians in October 1993. In connection with the acquisition, each of the selling physicians entered into a noncompetition agreement with the General Partner. All of such noncompetition agreements expired on October 15, 1998. The General Partner anticipates that certain former owners may elect to compete with the Business since they are no longer subject to the terms of these agreements. Whether and to what extent such may be the case cannot be accurately predicted by the General Partner. Significant additional competition would adversely impact proposed Partnership operations, and the effect could be material. See "Risk Factors - Operating Risks - Competition" and "Risk Factors - Other Investment Risks - Financial Projections." At the time of its acquisition by the General Partner, the Business operated three Mobile Lithotripsy Systems and one fixed-base lithotripter, which was converted to a Mobile Lithotripsy System in early 1995. A fifth Mobile Lithotripsy System was added in June 1996.

Description of the Assets

     The equipment used in the Business consists of five Dornier HM3 Lithotripters, five trailers upfitted to house the lithotripters, five tractors to transport the trailers from site to site and other miscellaneous medical equipment and supplies. Descriptions of the principle items of equipment appear below.

     Lithotripters. Three Dornier HM3 lithotripters were acquired by the General Partner in April 1991, and two more were acquired in October 1992 and June 1996, respectively. Each of the Dornier HM3 units consists of a stainless steel water tub, patient positioning unit, shock-wave generator, radiological localization system, hydraulic supply system, water treatment system and control cabinet. The localization system, which employs two image intensifiers, allows normal and high-current fluoroscopy. The control cabinet contains control units for both image intensifiers, TV monitors and video image memory. After positioning the patient in the tub, the image intensifiers are swung by hand into the centered position and are moved along the cental beams by motor.

     The shock-wave generation system consists of the capacitor charging unit, the pulse generator, shock-wave generator, ECG-trigger unit, ellipsoid reflector and underwater electrode. The underwater electrode is mechanically linked to the reflector and is positioned in such a way that the electric energy is discharged exactly in the lower focus. The shock-wave energy, which can be controlled within defined limits, is taken from the charging unit and stored in the shock-wave generator. The spark pulses are released synchronously to the R-waves of the ECG-signals via the ECG triggering unit. The spark pulses cause energy discharges in the form of arcs between the electrode tips of the underwater electrode leading to explosive vaporizations of the water in the zone of the arc. The resulting shock-waves are reflected by the ellipsoid wall and concentrated in the upper focus where the kidney stone is located. The patient positioning unit enables the exact line-up of the kidney stone in the upper focus of the reflector. The patient is placed on a support which makes possible the optimum application of the shock-waves in accordance with the individual anatomic conditions. The movement of the patient support in the three coordinates is performed by a positioning unit, which is guided by a guideway installed on the ceiling of the trailer. The positioning procedure is performed hydraulically and controlled via the control cabinet.

     Each of the lithotripters to be contributed to the Partnership has been upgraded by the (i) installation of a larger ellipsoid and 40 nanofarad generator which enables treatment without the need for general anesthesia; (ii) installation of a Stryker Frame and manual gantry controls which enable treatment stones in the distal third of the ureter; and (iii) conversion of the imaging system from analogue to digital. Each of the lithotripters has been in operation for more than twelve years, and other than the upgrades described above, typically require only routine maintenance and repair.

     Tractor Trailers. The trailers consist of (i) a 1986 Calumet trailer, (ii) a 1991 Calumet trailer, (iii) a 1992 Calumet trailer, (iv) a 1995 Ti-Brook trailer and (v) a 1996 Best Trailer. With the exception of the 1986 Calumet trailer which was acquired in April 1994, all the trailers were purchased new. Each trailer is upfitted to house an HM3 lithotripter. Each trailer contains a generator and an HVAC system, is fully wired and is fitted with expanding sides to accommodate operation of the lithotripter. Each of the three oldest trailers each has been refurbished once, and the General Partner anticipates that they will either have to be replaced or substantially refurbished and redesigned within the next three years. The trailers are transported from site to site by the tractors. See "- Anticipated Partnership Expenditures" in this Section.

     The tractors consist of (i) two 1988 Kenworth tractors, (ii) two 1989 Kenworth tractors and (iii) a 1993 Freightliner tractor. Each of the tractors was used when purchased. The General Partner anticipates that the four oldest tractors will have to be replaced within the next three years. See "- Anticipated Partnership Expenditures" in this Section.

     Hospital Contracts. The General Partner is party to separate contracts for the provision of lithotripsy services (the "Hospital Contracts") to 31 hospitals in the Service Area (the "Contract Hospitals"). Eighteen Hospital Contracts grant the General Partner the exclusive right to deliver lithotripsy services to the relevant Contract Hospital. The Hospital Contracts generally require the General Partner to make a lithotripter available at the Contract Hospitals for use by physicians making appropriate arrangements with the Contract Hospitals. The General Partner also generally provides a technician and certain ancillary services such as scheduling and disposable medical products necessary for the lithotripsy procedure. The Hospital Contracts provide that the General Partner receives a per procedure fee. The hospitals and clinics are responsible for billing and collecting their own fees from all insurance payors. See "Risk Factors - Operating Risks - Impact of Insurance Reimbursement" and "Competition." Pursuant to the Contribution Agreement, the General Partner will contribute to the Partnership the General Partner's rights and obligations with respect to all of the Hospital Contracts except the Lake Cumberland Regional Hospital agreement which the General Partner is obligated to assign to one of its Affiliates.

     Most of the Hospital Contracts provide that they are automatically renewed on a year-to-year basis unless notice is given 90 days prior to the end of the relevant renewal term. In addition, most of the Hospital Contracts are terminable upon 90 days written notice by either party without cause and/or upon the occurrence of customary events of default. Certain Hospital Contracts have continued beyond their stated terms and applicable renewal periods and could be canceled at any time. Blount Memorial Hospital (contracted with competing vendor), Middle Tennessee Medical Center (leased its own equipment with plans to purchase in 1999), Columbia Outpatient Surgery, Inc. (contracted with competing vendor) and North Side Hospital (acquired its own equipment) each have terminated lithotripsy services contracts with the General Partner within the last year. The General Partner believes it has a good relationship with many of the contracting parties and does not anticipate significant cancellations. There is no assurance, however, that such cancellations will not occur. With the exception of the Cumberland Medical Center Agreement, none of the Hospital Contracts requires the General Partner to obtain the consent of a Contract Hospital prior to assigning its Hospital Contract to the Partnership. The General Partner does not intend to obtain any consents, and there is no assurance that one or more Contract Hospitals will not react unfavorably to the assignment of the Hospital Contracts to the Partnership and seek to terminate. See "Risk Factors - Operating Risks - Contract Terms and Termination."

     Twenty-three Contract Hospitals are located in Tennessee, six Contract Hospitals are located in Kentucky, one Contract Hospital is located in Alabama and one Contract Hospital is located in Arkansas.

Anticipated Partnership Expenditures

     Three of the Calumet trailers are scheduled to be refurbished in 1999 at an estimated cost of approximately $65,000 per trailer, which amount would be paid to AK Associates, an Affiliate of the General Partner engaged in the refurbishment of medical equipment trailers and coaches. See "Compensation and Reimbursement to the General Partner and its Affiliates." In addition, the General Partner anticipates refurbishing the remaining trailers in 2000 and 2001, respectively. Refurbishment of a trailer typically takes six to eight weeks and consists of removal and reinstallation of the lithotripter, replacement of the interior floors, cabinets and wall coverings, exterior body work, repainting and re-decaling the exterior and service to the expanding wall slide- outs. During the time a trailer is being refurbished, the Partnership would likely rent a replacement mobile lithotripter from the General Partner or one of its Affiliates at an estimated per month rate of $35,000. Any necessary trailer maintenance is likely to be performed by an Affiliate of the General Partner at customary rates. See "Compensation and Reimbursement to the General Partner and its Affiliates." In addition, in 1999 the General Partner plans to replace the three oldest tractors with used tractors at an estimated cost of approximately $40,000 per tractor. The General Partner also anticipates replacing at least one of the remaining tractors in 2000.

Operation of the Mobile Lithotripsy Systems

     It is anticipated that the Partnership will continue to provide services under the Hospital Contracts and, where possible, enter into similar lithotripsy service agreements with other hospitals and outpatient surgery centers throughout the Service Area. See "Risk Factors - Operating Risks - Contract Terms and Termination." The services offered by the Partnership under the Hospital Contracts will be "wholesale" in nature, i.e. the Partnership will primarily supply the lithotripter, certain personnel and maintenance services for a per procedure fee. The Contract

Hospitals are solely responsible for billing and collecting on their own behalf the technical component of the lithotripsy procedure.

     It is anticipated that the Partnership will have a Physician Advisory Board consisting of five physician Limited Partners appointed by the General Partner. The Physician Advisory Board will meet two to four times per year, and each member of the Physician Advisory Board will receive a fee of $250 per meeting attended. In addition, it is anticipated that the General Partner will appoint a local Medical Director at a cost to the Partnership of approximately $60,000 per year. After consultation with the Medical Director and the Physician Advisory Board, the Management Agent will determine the travel itinerary of the Mobile Lithotripsy Systems. See "Proposed Activities - Management and Administration." The travel schedule is expected to be influenced by the scheduling obligations under the Hospital Contracts, the number of treating physicians and patients in particular areas and Partnership arrangements with any new hospitals and outpatient surgery centers located in the Service Area. The General Partner anticipates the Partnership will be able to obtain new pad site space and utility hook-ups at little or no charge from any local hospitals and surgical centers which enter into new arrangements with the Partnership. The General Partner, in its sole discretion, has the authority to expand Partnership lithotripsy operations throughout, and outside of, the Service Area.

     The General Partner anticipates that, over time, technical innovations that make lithotripsy simpler and less costly will put downward pressure on the fees the Partnership charges for its services. A 2,000 page report released by the Health Care Financing Agency indicates that the professional component of Medicare payments for lithotripsy procedures may soon be greatly reduced because of the relative simplicity and risk-free nature of the procedure. See "Risk Factors - Operating Risks - Dependence on Insurance Reimbursement" and "Regulation."

Funding for Partnership Activities

     The General Partner intends that funding for the Partnership's refurbishment of three trailers and acquisition of three used tractors (including payment of the applicable use and sales taxes) and the Partnership's start-up, syndication, Asset Contribution, organization and working capital expenses will come primarily from the cash proceeds of this Offering. The proceeds of this Offering cannot be accurately determined until the Closing has occurred and the number of Units sold has been calculated. If fewer than all 80 Units are sold, such proceeds may not be sufficient to fund all anticipated expenses. The General Partner anticipates funding any shortfall with Partnership Cash Flow and/or the proceeds of indebtedness as determined by the General Partner. See "Risk Factors - Operating Risks - Partnership Limited Resources and Risks of Leverage," "Proposed Activities - Anticipated Capital Expenditures" and "Sources and Application of Funds."

     The Partnership has no commitment from any lender to provide debt financing, although Affiliates of the General Partner maintain good relationships with certain commercial lenders. There is no assurance that a loan would be available at the time, in an amount and on terms acceptable to the Partnership. The General Partner and/or its Affiliates may, but are not obligated to, lend money to the Partnership, and it cannot be determined at this time if they would be willing and able to do so on terms acceptable to the Partnership. Any advances made by the General Partner or an Affiliate to the Partnership will not obligate the General Partner, any such Affiliate or any other Affiliate of the General Partner to make future advances to the Partnership. The Partnership may not make loans to the General Partner or any of its Affiliates. Borrowings by the Partnership must be used solely for the benefit of the Partnership. See "Conflicts of Interest."

     While the General Partner does not anticipate that it would cause the Partnership to incur indebtedness unless cash generated from Partnership operations were at the time expected to enable repayment of such loan in accordance with its terms, lower than anticipated revenues and/or greater than anticipated expenses could result in the Partnership's failure to make payments of principal or interest when due under such a loan and the Partnership's equity being reduced or eliminated. In such event, the Limited Partners could lose their entire investment. See "Risk Facors - Operating Risks, Partnership Limited Resources and Risks of Leverage" and the Financial Projections attached to this Memorandum as Appendix A.

Acquisition of Additional Assets

     Pursuant to the Partnership Agreement, the General Partner has the authority at any time (without obtaining the Limited Partners' consent) to establish reserves or borrow additional funds on behalf of the Partnership to acquire one or more fixed base or Mobile Lithotripsy Systems (or any other renal stone treatment equipment), and may use Partnership assets and revenues to secure and repay such borrowings. The acquisition of such assets likely would result in higher operating costs for the Partnership. Except as provided herein, the General Partner does not anticipate acquiring additional Partnership assets unless projected Partnership Cash Flow or proceeds from a Dilution Offering are sufficient to finance such acquisitions. See "Sources and Application of Funds." No Limited Partner would be personally liable on any Partnership indebtedness without such Limited Partner's prior written consent. There is no assurance that financing would be available to the Partnership to acquire additional assets or to fund any additional working capital requirements. A default by the Partnership under any such loan could severely and negatively impact the Partnership. See "Risk Factors - Operating Risks - Partnership Limited Resources and Risks of Leverage."

Management and Administration

     Management Fee. Pursuant to the Management Agreement, the Management Agent, an Affiliate of the General Partner, will contract with the Partnership to supervise and coordinate the management and administration of the day-to-day operations of the Mobile Lithotripsy Systems for a monthly fee equal to the greater of $8,000 or 7.5% of Partnership Cash Flow per month. See "Compensation and Reimbursement to the General Partner and its Affiliates" and "Management Agent." The General Partner may, in its sole discretion, engage at the Partnership's expense one or more local Medical Directors to provide consultation regarding patient needs and treatment. It is expected that one medical director will be engaged at an annual estimated cost of $60,000. All costs incurred by the Management Agent in performing its duties under the Management Agreement will be the responsibility of, and will be paid directly or reimbursed to the Manager by the Partnership.

The Management Agent is the management agent for various affiliated lithotripsy ventures. As a consequence, many of its employees provide management and administrative services for numerous ventures, including the Partnership. In order to properly allocate the costs of the Management Agent's employees and other overhead expenses among the entities for which they provide services, such costs will be divided among them based upon the relative number of patients treated by each. The General Partner believes that the sharing of Management Agent personnel costs among the various ventures will result in significant cost savings for the Partnership.

     Management Duties. Investors are urged to review carefully the form of the Management Agreement, a copy of which is attached as Appendix D. The Management Agent's services under the Management Agreement generally will include the provision of lithotripsy related services, housekeeping, laundry, equipment maintenance, medical and office supply inventory and other incidental services necessary for efficient operation of the Mobile Lithotripsy Systems, as well as, the supervision and coordination of any necessary lithotripsy training of qualified physicians and the continuing education of qualified physicians in lithotripsy techniques. The Management Agent will also be responsible for implementing and overseeing the Partnership's quality assurance and outcome analysis programs. In addition, the Management Agent will employ on behalf of the Partnership all nonphysician personnel reasonably necessary to staff and operate the Mobile Lithotripsy Systems, including, without limitation, drivers, lithotripsy technicians, nurses, secretary/receptionists and office managers. All such personnel will be the employees and the financial responsibility of the Partnership, and the Management Agent may increase or decrease Mobile Lithotripsy System personnel to the extent the Management Agent deems it would benefit the Partnership's operations. See "Proposed Activities - Employees and Benefits" below. The Management Agent generally will also be responsible for the billing and collection of Contract Hospital accounts.

     The Management Agent's engagement by the Partnership under the Management Agreement will be as an independent contractor, and neither the Partnership nor its Limited Partners will have any authority or control over the method or manner in which the Management Agent performs its duties pursuant to the Management Agreement. The Management Agreement vests in the Management Agent full operational control of all aspects of management and administration of the Mobile Lithotripsy Systems. The term of the Management Agreement is for five years and will be automatically renewed for up to three successive five-year terms unless terminated by the Partnership or the Management Agent.

     In order for the Partnership to be responsive to the concerns of the local physicians who will use its Mobile Lithotripsy Systems, the General Partner expects to appoint a local Medical Director (or Directors) and a Physician Advisory Board made up of representative local physicians. The General Partner will consult with the Physicians Advisory Board from time to time on such matters as instituting its detailed quality assurance program, utilization review, outcome analysis and patient scheduling. The fees and expenses of the Medical Director and the Physician Advisory Board will be the responsibility of the Partnership. See "Proposed Activities - Operation of the Mobile Lithotripsy Systems."

     Except as otherwise provided below, the Management Agent will be responsible for maintaining on behalf of the Partnership complete books and records for the management of the Mobile Lithotripsy Systems. The Management Agreement provides that all funds furnished by the Partnership as working capital together with all Partnership revenues will be accounted for separately. Such funds will be disbursed by the Management Agent on behalf of the Partnership to pay all expenses associated with the operation of the Mobile Lithotripsy Systems, including, without limitation, the management fee payable to the Management Agent under the Management Agreement and reimbursements to the General Partner and the Management Agent for all of their out-of-pocket costs incurred in the operation of the Mobile Lithotripsy Systems. The Management Agent and its Affiliates will receive no compensation under the Management Agreement other than its management fee and reimbursement for its out-of-pocket costs incurred in fulfilling its responsi bilities under the Management Agreement.

     Consultation and Education. The local Medical Director will communicate regularly with officers of the Management Agent, who will remain available for consultation by phone and who plan to regularly visit all the Mobile Lithotripsy Systems. The Management Agent will continually monitor progress in technological developments in renal lithotripsy and advise the Partnership and the physicians who use the Partnership's lithotripters regarding the nature of these developments and its recommended course of action.

     Employees and Benefits. The General Partner currently employs 11 employees. The Partnership anticipates that it will continue to employ such employees. All active full-time employees of the Partnership are eligible to participate in Prime's benefit plans. Prime provides group medical, dental, long-term disability, accidental death and dismemberment and life insurance benefits.
Through its cafeteria plan, Prime provides eligible employees with the opportunity to pay premiums for coverage under such group insurance plans on a pre-tax basis and to receive reimbursement for certain qualifying dependent care and medical expenses. In addition, Prime sponsors a 401(k) retirement plan that allows eligible employees to save for their retirement on a pre- tax basis and, in the discretion of Prime, to receive matching contributions on their savings. The Partnership likely will also provide paid holidays, sick leave, and vacation benefits and other miscellaneous benefits including bereavement, military reserves, jury duty and educational assistance benefits. Finally, for 1998 only, certain employees of the Partnership may be eligible to receive an incentive bonus based on their performance.

Financial Projections

     Investors are urged to review the Financial Projections and assumptions thereto attached as Appendix A. The Financial Projections contain data supplied by the General Partner that is based upon the General Partner's estimate of reasonable, but not necessarily the most likely, results of Partnership operations. The data in the Financial Projections includes the General Partner's estimate of projected Unit sales, Partnership expenses and revenues, and also assumptions regarding the anticipated number of lithotripsy procedures that will be performed at the Mobile Lithotripsy Systems each year. Because the Financial Projections represent a prediction of future events based on certain assumptions that may or may not occur, Investors should not rely on the

Financial Projections as an indication of the actual results that will be attained. Some assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of the Financial Projections. The actual results achieved during the period covered by the Financial Projections will vary from the projected results and these variations may be material. Furthermore, no assurance can be given that the results of current or future operations will favorably compare with the historical results of the Business. See "Risk Factors - Other Investment Risks - Financial Projections" and the Financial Projections (with accompanying assumptions and notes) attached hereto as Appendix A. A significant increase in competition would also adversely impact proposed Partnership operations. See "Proposed Activities - History of the Business."


                       FINANCIAL CONDITION OF THE BUSINESS

Selected Financial Data of the Business

     The selected financial data of the Business set forth below should be read in conjunction with the Financial Statements of the Business attached hereto as Exhibit F and "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Business" below. All the financial statements are unaudited.


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                                                       -41-

Management's Discussion and Analysis of the Results of Operations for Prime Lithotriper Operations, Inc., a New York corporation, d/b/a Tennessee Valley Lithotripter

Nine Months Ended September 30, 1998 and September 30, 1997

     Revenues. Total revenues increased $417,000 (8%) for the nine months ended September 30, 1998 compared to the same period in 1997 related to a 7% rise in the number of procedures performed, primarily due to the addition of two new hospitals, and a less than 1% rise in revenue per case.

     Operating Expenses. Operating expenses declined by $172,000 (12%) for the nine months ended September 30, 1998 compared to the same period in 1997. The decline is related to: (1) certain expenses totaling $105,000 (primarily compensation and travel) related to the management of the office in Nashville have been excluded from the 1998 amounts due to a restructuring of operations by Prime Medical in late 1997, and (2) a decline in depreciation and amortization expenses of $90,000, which is attributable to certain equipment having become fully depreciated resulting in lower depreciation expense in 1998, (3) equipment maintenance and repairs declined $40,000 due to favorable renewal of maintenance contracts on the lithotripter equipment. Offsetting the above listed reductions was a $81,000 increase in other operating expenses which is attributable to increased costs to handle the increase in procedures performed.

     Other Income (Expense). Other income, net increased by $7,000 (185%) due an increase in interest and other income.

Year Ended December 31, 1997 and December 31, 1996

     Revenues. Total revenues increased $741,000 (12%) for the year ended December 31, 1997 compared to the same period in 1996 related to a 8% rise in the number of procedures performed, primarily due to higher procedures at existing hospitals, and a 4% rise in revenue per case.

     Operating Expenses. Operating expenses decreased by $7,000 (less than 1%) for the year ended December 31, 1997 compared to the same period in 1996. The decline is related to (1) an increase of $104,000 in the intercompany lithotripter rental expense, which permitted the Business to provide additional service to its existing hospitals and (2) $70,000 in expenses (primarily compensation and travel) to manage the Business and other businesses owned by the Affiliates of the General Partner have been excluded in the 1997 amounts. This was partially offset by a decline in depreciation and amortization expenses of $34,000, which is attributable to certain equipment having become fully depreciated.

     Other Income (Expense). Other income, net increased by $400 (9%) due to an increase in interest and other income.

Year Ended December 31, 1996 and December 31, 1995

     Revenues. Total revenues increased $667,000 (12%) for the year ended December 31, 1996 compared to the same period in 1995, related to a 14% rise in the number of procedures performed, primarily due to 2 contracts, which were entered into in mid-1995, had a full year of activity in 1996, and a 2% decline in revenue per case.

     Operating Expenses. Operating expenses increased by $105,000 (5%) for the year ended December 31, 1996 compared to the same period in 1995, due to an increase of $86,000 in the employee compensation and benefits related to an increase in staff.

     Other Income (Expense). Other income, net increased by $3,000 (561%) due to an increase in interest and other income.


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                                      -43-

                        SOURCES AND APPLICATIONS OF FUNDS

     The following table sets forth the funds expected to be available to the Partnership from this Offering if all 80 Units are sold and other sources and their anticipated and estimated uses.


    Sources of Funds                            Sale of 80 Units
Offering Proceeds(1)                               $729,120            (100.00%)
                 --                                --------            -------
   TOTAL SOURCES                                   $729,120            (100.00%)
                   Application of Funds
Refurbishment of Three Trailers(2)                 $195,000           (  26.74%)
Purchase of Three Used Tractors(2)                 $120,000           (  16.46%)
Loaner Rental Costs(2)                             $210,000           (  28.80%)
Organizational Start-Up Costs and Working          $139,120           (  19.08%)
Capital(3)
Syndication Costs(4)                               $ 65,000           (   8.91%)
                 --                                --------           -   ----
   TOTAL APPLICATIONS                              $729,120           ( 100.00%)
                                                   ========           = ======


Notes to Sources and Applications of Funds Table

     (1) Assumes all 80 Units are purchased by qualified Investors. In addition to the cash proceeds of the Offering, the Partnership will acquire the Contributed Assets from the General Partner.

     (2) It is anticipated that the General Partner will cause the Partnership to contract with AK Associates, an Affiliate of the General Partner, to refurbish the Partnership's three oldest trailers at an estimated per trailer cost of $65,000. In connection with the refurbishments, the General Partner will also cause the Partnership to purchase three used tractors at an estimated per vehicle cost of $40,000. During the time of each refurbishment (estimated at 6 - 8 weeks), the General Partner will cause the Partnership to rent a "loaner" trailer-lithotripter unit at an estimated per month cost of $35,000. The table assumes that each refurbishment will take two months. See "Proposed Activities - Anticipated Partnership Expenditures" and "- Funding for Partnership Activities."

     (3) This amount includes the General Partner's estimate of (i) legal and accounting costs associated with organizing the Partnership, preparing the Partnership Agreement, the Management Agreement and other ancillary Partnership documents; (ii) all out-of-pocket expenses incurred by the General Partner and its Affiliates associated with the initial start-up of the

     Partnership's operations; (iii) legal and accounting costs associated with the Asset Contribution and (iv) working capital needs. To the extent the proceeds of the Offering are insufficient to fund the foregoing costs or such costs exceed the estimated amounts, it is anticipated that Partnership Cash Flow and/or the proceeds of debt financing will fund such costs. There is no assurance that Partnership Cash Flow or debt financing will be available for such purpose. See "Risk Factors - Operating Risks - Partnership Limited Resources and Risks of Leverage."

     (4) Includes $20,000 in commissions payable to the Sales Agent, reimbursement of $15,000 to the Sales Agent for out-of-pocket expenses incurred in selling the Units and $30,000 in legal and accounting costs associated with the preparation of this Memorandum.


                      COMPENSATION AND REIMBURSEMENT TO THE
                       GENERAL PARTNER AND ITS AFFILIATES

     The following summary describes the types and, where determinable, the estimated amounts of reimbursements, compensation and other benefits the General Partner and its Affiliates will receive in connection with the organization, operation and management of the Partnership and the Mobile Lithotripsy Systems. None of such fees, compensation and other benefits has been determined at arm's length. Except for the items set forth below, the General Partner does not expect to receive any distribution, fee, compensation or other remuneration from the Partnership. See "Proposed Activities - Management and Administration" and "Plan of Distribution."

     1. Partnership Interest. Provided the necessary consents and releases are obtained under the Contribution Agreement, the General Partner will contribute the Contributed Assets to the Partnership in exchange for at least an initial 80% General Partner interest in the Partnership. See "Proposed Activities - The Asset Contribution." The Percentage Interest of the General Partner will increase by 0.25% for each unsold Unit. There is no assurance that the value to be received by the General Partner in connection with the Asset Contribution is fair to the Investors.

     2. Organizational Expenses. The General Partner will be reimbursed by the Partnership for all its out-of-pocket costs associated with the organization of the Partnership, the Asset Contribution and all expenses of this Offering. No other fees or compensation will be payable to the General Partner or its Affiliates, except for the Management Fee and related reimbursements (described below), for managing the Partnership.

     3. Management Fee. Pursuant to the Management Agreement, the Management Agent will contract with the Partnership to supervise the management and administration of the day-to-day operations of the Partnership's lithotripsy business for a monthly fee equal to the greater of $8,000 or 7.5% of Partnership Cash Flow per month. All costs incurred by the Management Agent in performing its duties under the Management Agreement will be the responsibility of, and will be paid directly or reimbursed by, the Partnership. The Management Agent is the management agent for various affiliated lithotripsy ventures. As a consequence, many of the Management

Agent's employees provide various management and administrative services for numerous ventures, including the Partnership. In order to properly allocate the costs of the Management Agent's employees and other overhead expenses among the entities for which they provide services, such costs will be divided among all the ventures based upon the relative number of patients treated by each. The General Partner believes that the sharing of personnel costs among various entities results in significant costs savings for the Partnership. Investors are urged to review carefully the Management Agreement, the form of which is attached hereto as Appendix D. The management fee for any given month will be payable on or before the 30th day of the next succeeding month and will begin to accrue immediately following the Closing Date. The term of the Management Agreement is for five years, and will be automatically renewed for up to three successive five-year terms unless terminated by the Partnership or the Management Agent. The Management Agent and the General Partner will be reimbursed by the Partnership for all of their out-of-pocket costs associated with the operation of the Partnership and the Mobile Lithotripsy Systems, and the Partnership will pay or reimburse to the General Partner all expenses related to the organization of the Partnership, the Asset Contribution and this Offering. No other fees or compensation will be payable to the General Partner or its Affiliates for managing the Partnership other than the management fee payable to the Management Agent as provided in the Management Agreement. The Partnership may, however, contract with the General Partner or its Affiliates to render other services or provide materials to the Partnership provided that the compensation is at the then prevailing rate for the type of services and/or materials provided.

     4. Partnership Distributions. In its capacity as general partner of the Partnership, the General Partner is entitled to its distributable share of Partnership Cash Flow, Partnership Sales Proceeds and Partnership Refinancing Proceeds as provided by the Partnership Agreement. Although neither the General Partner nor its Affiliates intend to purchase Units in this Offering, they would also receive Partnership Distributions in respect of any Limited Partner Partnership Interests they hereafter acquire. The amount of such Distributions to the General Partner, if any, cannot be determined at this time. See "Summary of the Partnership Agreement - Profits, Losses and Distributions," the Financial Projections attached as Appendix A and the form of the Partnership Agreement attached as Appendix B.

     5. Sales Commissions. The Sales Agent, a wholly-owned subsidiary of Prime, has entered into a Sales Agency Agreement with the Partnership pursuant to which the Sales Agent has agreed to sell the Units on a "best efforts" any or all basis. As compensation for its services, the Sales Agent will receive a commission equal to $250 for each Unit sold (up to an aggregate of $20,000). If the offering is successful, the Sales Agent will also be reimbursed by the Partnership for its out-of-pocket expenses associated with its sale of the Units in an amount not to exceed $15,000. See "Plan of Distribution" and "Conflicts of Interest."

     6. Refurbishment of Trailers. It is anticipated that the General Partner will cause the Partnership to contract with AK Associates, an Affiliate of the General Partner, to refurbish three of the Partnership's trailers in 1999 and the Partnership's two remaining trailers in 2000 and 2001, respectively, at an estimated per trailer cost of $65,000. In addition, it is anticipated that the General Partner will cause the Partnership to contract with Affiliates of the General Partner to rent

"loaner" trailer-lithotripter units during the time the Partnership's trailers are being refurbished at an estimated per month price of $35,000 per unit. Refurbishment is expected to take six to eight weeks. Accordingly, it is anticipated that the Partnership will pay an aggregate of $350,000 to Affiliates of the General Partner for loaner units over the next three years. The Partnership may require additional loaner units or rental time in the event any of the Partnership's Mobile Lithotripsy Systems experience substantial down time for other maintenance or repairs. See "Proposed Activities - Anticipated Partnership Expenditures."

     7. Loans. The General Partner or its Affiliates will also receive interest on loans, if any, made by them to the Partnership. See "Conflicts of Interest." Neither the General Partner nor any of its Affiliates are, however, obligated to make loans to the Partnership. While the General Partner does not anticipate that it would cause the Partnership to incur indebtedness unless cash generated from Partnership operations were at the time expected to enable repayment of such loan in accordance with its terms, lower than anticipated revenues and/or greater than anticipated expenses could result in the Partnership's failure to make payments of principal or interest when due under such a loan and the Partnership's equity being reduced or eliminated. In such event, the Limited Partners could lose their entire investment. See "Risk Factors - Operating Risks
- Partnership Limited Resources and Risks of Leverage" and the Financial Projections attached to this Memorandum as Appendix A.


                                 GENERAL PARTNER

     The General Partner of the Partnership is Prime Lithotripter Operations, Inc., a New York corporation and wholly-owned subsidiary of Prime (the "General Partner"). Prime is a publicly held company engaged in the ownership, operation and management of medical service and related ventures. The principal executive office of the General Partner is located at 1900 Church Street, Suite 101, Nashville, Tennessee 37203. The General Partner's assets are illiquid in nature. Upon the Closing, the primary assets of the General Partner will be its interest in the Partnership. The General Partner also has substantial potential financial exposure as a guarantor of certain Prime indebtedness.

     Management. The following table sets forth the names and respective positions of the individuals serving as the executive officers and the sole director of the General Partner, many of whom are current management personnel of Prime.

                       Name                         Office
                       ----                         ------

                  Joseph Jenkins, M.D.              President
                  Cheryl Williams                   Treasurer and sole Director
                  Thomas J. Driber, Ph.D.           Vice President
                  James Clark                       Secretary

     Descriptions of the background of the key executive officers and directors of the General Partner appear below.

     Joseph Jenkins, M.D. was recently elected President of the General Partner. Dr. Jenkins has been President and Chief Executive of the Management Agent since April 1996. From May 1990 until December 1991, Dr. Jenkins was a Vice President of the Management Agent and previously practiced urology in Washington, North Carolina. Dr. Jenkins has been President of the Management Agent since 1992 and was recently elected to is Board of Directors. Dr. Jenkins is a board certified urologist and is a founding member, the immediate past-president and currently a Director of the American Lithotripsy Society.

     Cheryl Williams is the sole Director and Treasurer of the General Partner. Ms. Williams also is a Vice President and Director of the Management Agent and has been Chief Financial Officer, Vice President-Finance and Secretary of Prime since October 1989. Ms. Williams was Controller of Fairchild Aircraft Corporation from August 1988 to October 1989. From 1985 to 1988, Ms. Williams served as the Chief Financial Officer of APS Systems, Inc. Ms. Williams also serves as the sole Director and Treasurer of the General Partner.

     Thomas J. Driber, Ph.D. has been Vice President of the General Partner since 1994. Dr. Driber is an experienced medical practice consultant and has served as a director of Southern Medical Imaging, Inc. (1988-1993), First Choice Health Plan, Inc. (1986-1988) and Tampa Bay Health Plan, Inc. (1985-1986). In addition, Dr. Driber is an accomplished health care scholar and was a member of the teaching faculty at Florida Neurological Institute School of EEG Technology from 1980 to 1984. Dr. Driber received a faculty appointment to the Surgery department (renal transplant surgery) of the University of Florida College of Medicine and taught there from 1977 to 1979. Dr. Driber received a Ph.D. in Medical/Social Change Theory, Concentration: Ambulatory Medical Delivery Systems from Walden University, Institute for Advanced Studies in Minneapolis, Minnesota in 1984.

     James Clark has been Secretary of the General Partner since January 30, 1998. He is currently tax manager and Secretary or Assistant Secretary for the majority of Prime's subsidiaries. Prior to January 30, 1998, he was controller in ERISA Administration Services, a privately held company.


                                MANAGEMENT AGENT

     The Management Agent of the Company is Lithotripters, Inc., a North Carolina corporation formed in November 1987 for the purpose of sponsoring and managing medical service limited partnerships and limited liability companies in the United States (the "Management Agent"). The Management Agent was founded by William R. Jordan, M.D. and on April 26, 1996 became a wholly-owned subsidiary of Prime. The principal executive office of the Management Agent is located at 2008 Litho Place, Fayetteville, North Carolina 28304 and its phone number is
(800) 682- 7971. The Management Agent's assets are illiquid in nature. The primary assets of the Management Agent are partnership interests in other lithotripsy entities.

     Management. The following table sets forth the names and respective positions of the individuals serving as executive officers and directors of the Management Agent, many of whom were shareholders of the Management Agent prior to its acquisition by Prime and/or are current shareholders and/or management personnel of Prime.

                     Name                     Office
                     ----                     ------
                  Joseph Jenkins, M.D.     President, Chief Executive Officer
                                              and Director
                  Kenneth S. Shifrin       Director
                  W. Alan Terry            Chief Financial Officer
                  Cheryl Williams          Vice President and Director
                  Philip J. Gallina        Secretary and Treasurer

     Supervision of the day-to-day management and administration of the Partnership will be the responsibility of the Management Agent. The Management Agent itself is managed by a three-member Board of Directors composed of Dr. Jenkins, Mr. Shifrin and Ms. Williams. The Management Agent is a wholly-owned subsidiary of Prime.

     Descriptions of the background of the key executive officers and directors of the Management Agent appear below or under "General Partner."

     Kenneth S. Shifrin has been Chairman of the Board and a Director of Prime since October 1989 and was recently elected a Director of the Management Agent following Prime's acquisition of all of the Management Agent's stock. Mr. Shifrin also has served in various capacities with American Physicians Service Group, Inc. ("APS") since February 1985, and is currently Chairman of the Board and Chief Executive Officer of APS.

     W. Alan Terry has been Chief Financial Officer of the Management Agent since 1991. In August, 1986, Mr. Terry joined The May Department Stores Company at their corporate headquarters in St. Louis, where he held several financial management positions until October, 1987, when he was transferred to one of May's largest divisions, Caldor, Inc., as Vice President of Finance. He remained in that capacity until June, 1990, when he became Chief Operating Officer for the Management Agent and served in that capacity until April 1996.

     Philip J. Gallina recently became the Secretary and Treasurer of the Management Agent, having previously served as a Vice President since 1989. Mr. Gallina is a Certified Public Accountant licensed in the state of Pennsylvania. From 1980 through February 1989, Mr. Gallina served as Plant Controller for the Westinghouse Motor Control and Enclosed Control Product Lines. Mr. Gallina is also a Director, the Vice President, the Treasurer and the Secretary of MedTech Investments, Inc., the Sales Agent.

                              CONFLICTS OF INTEREST

     The organization and operation of the Partnership involve numerous conflicts of interest between the Partnership and the General Partner and their Affiliates. Because the Partnership will be operated by the General Partner, such conflicts will not be resolved through arm's length negotiations, but through the exercise of the judgment of the General Partner consistent with its fiduciary responsibility to the Limited Partners and the Partnership's investment objectives and policies. The General Partner, its Affiliates and its employees will in good faith attempt to resolve potential conflicts of interest with the Partnership, and the General Partner will act in a manner that it believes to be in or not opposed to the best interests of the Partnership.

     The Management Agent and the Sales Agent, both Affiliates of the General Partner, will receive management fees and broker-dealer sales commissions, respectively, in connection with the sale of the Units that will be paid regardless of whether any sums are distributed to Limited Partners. None of such fees, compensation and benefits has been determined by arm's length negotiations. In addition, the Partnership may contract with the General Partner or its Affiliates to render services or provide materials to the Partnership provided that the compensation is at the then prevailing rate for the type of services and/or materials provided. It is anticipated that the Partnership will pay substantial amounts of money to Affiliates of the General Partner in connection with the refurbishment of the Partnership's trailers. The General Partner will also receive interest on loans, if any, it makes to the Partnership. See "Compensation and Reimbursement to the General Partner and its Affiliates."

     The General Partner and its Affiliates, including the Management Agent, will devote as much of their time to the business of the Partnership as in their judgment is reasonably required. Principals of the General Partner may have conflicts of interest in allocating management time, services and functions among their various existing and future business activities in which they are or may become involved. See "Competition" and "Prior Activities." The General Partner believes it and its Affiliates, together, have sufficient resources to be capable of fully discharging the General Partner's and its Affiliates' responsibilities to the Partnership. The General Partner and its Affiliates may engage for their own account, or for the account of others, in other business ventures, related to medical services or otherwise, and neither the Partnership nor the holders of any of the Units shall be entitled to any interest therein. The General Partner, its Affiliates (including affiliated limited partnerships), and their employees engage in medical related service activities for their own accounts. See "Prior Activities." The Management Agent serves as a general partner and/or management agent of other limited partnerships that are similar to the Partnership and does not intend to devote its entire financial, personnel and other resources to the Partnership. Except as provided by law, none of such entities or their respective Affiliates is prohibited from engaging in any business or arrangement that may be in competition with the Partnership. Also, Affiliates of the General Partner act as general partners of competing ventures in Arkansas and Kentucky and are planning other limited partnership offerings that would operate lithotripsy businesses in other states. See "Competition" and "Prior Activities."

     The Management Agent or its Affiliates closed on twenty-three other limited partnership offerings for partnerships which respectively operate in (i) North Carolina, (ii) Utah, Idaho, Wyoming and Nevada, (iii) in southwestern North Carolina and northwestern South Carolina, (iv) in eastern South Carolina, (v) in Arizona, (vi) in Louisiana and Texas, (vii) in Virginia and North Carolina,
(viii) in  Arkansas,  (ix) in the San Diego,  California area, (x) in Tennessee,
(xi) in the Orange County, California area, (xii) in the southeastern Texas area, (xiii) in the south central Texas area, (xiv) in Las Vegas, (xv) in the Santa Barbara and Ventura, California area, (xvi) in north central Florida,
(xvii) in Billings, Montana, (xviii) in the northwestern Texas area, (xix) in Indiana, Kentucky and Ohio, (xx) in Colorado, New Mexico and Wyoming, (xxi) in Hawaii, (xxii) in the Austin and Round Rock areas of Texas, and (xxiii) in Wisconsin. The North Carolina partnership began treating patients in Fayetteville, North Carolina in October 1985. The Utah, Idaho, Wyoming and Nevada limited partnership began treating patients in July 1989. The southwestern North Carolina and northwestern South Carolina limited partnership began treating patients in late August 1989 and the eastern South Carolina limited partnership began treating patients in mid-September 1989. The Arizona limited partnership began treating patients in December 1989. The Louisiana and Texas limited partnership began operations in May 1990, and the Virginia and North Carolina partnership began operating in Virginia in July 1990. The Arkansas partnership began treating patients in July 1990. The San Diego, California area partnership began treating patients in January 1991. The Tennessee partnership began treating patients in late April 1991 and the Orange County, California partnership began treating patients in early April 1991. Two of the other Texas partnerships began lithotripsy operations in August 1991. The Indiana, Kentucky and Ohio partnership began treating patients in May 1991 and the Santa Barbara and Ventura, California partnership began treating patients in August 1991. The Las Vegas partnership began operating in August 1991 and the Florida partnership in October 1991. The Billings, Montana partnership began treating patients in August 1992. The northwestern Texas partnership began operations in January 1993. The Colorado, New Mexico and Wyoming partnership began operations in July 1995. The Hawaii partnership began operations in Hawaii last year. The Austin and Round Rock, Texas partnership commenced operations in October 1997 and the Wisconsin partnership is preparing to commence operations in the near future.

     The Sales Agent is MedTech Investments, Inc., which is an Affiliate of the General Partner. Because of the Sales Agent's affiliation with the General Partner, there are conflicts in the Sales Agent's performance of its due diligence responsibilities under the federal securities laws. See "Plan of Distribution."

     The interests of the Limited Partners have not been separately represented by independent counsel in the formulation of the transactions described herein. The attorneys and accountants who have performed and will perform services for the Partnership were retained by the General Partner and have in the past performed and are expected in the future to perform similar services for the General Partner and its Affiliates.

                 FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER

     The General Partner is accountable to the Partnership as a fiduciary and consequently must exercise good faith in handling Partnership affairs. This is a rapidly developing and changing area of the law and Limited Partners who have questions concerning the duties of the General Partner should consult with their counsel.

     Under the Partnership Agreement, the General Partner and its Affiliates will have no liability to the Partnership or to any Partner for any loss suffered by the Partnership that arises out of any action or inaction of the General Partner or its Affiliates if the General Partner or its Affiliates, in good faith, determined that such course of conduct was in the best interest of the Part nership and such course of conduct did not constitute gross negligence or willful misconduct of the General Partner or its Affiliates. Accordingly, Limited Partners will have a more limited right of action than they otherwise would have absent the limitations set forth in the Partnership Agreement. The General Partner and its Affiliates will be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that the same were not the result of gross negligence or willful misconduct on the part of the General Partner or its Affiliates.

     Insofar as indemnification for liabilities under the Securities Act may be permitted to persons controlling the Partnership pursuant to the foregoing provisions, the Partnership has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

                                   COMPETITION

     Many competing fixed-site and mobile extracorporeal shock-wave lithotripters are currently operating in and around the Service Area. The competing lithotripsy service providers generally have existing contracts with hospitals, or are operated by hospitals themselves. The following discussion identifies the existing competitors in the Service Area, to the best knowledge of the General Partner.

     Within the Nashville metropolitan area, Baptist Hospital and the Columbia Surgery Center on the Centennial Medical Center campus provide lithotripsy services. Baptist utilizes two lithotripters, a Dornier HM-3 and a Dornier MFL-5000, both of which are fixed-based. The Columbia Surgery Center utilizes a fixed-base Dornier HM-3. In eastern Tennessee, Park West Hospital in Knoxville owns and operates a fixed-based Dornier HM-3. The University of Tennessee Medical Center operates a Storz SL-20. St. Mary's Hospital in Knoxville operates a lithotripter (brand unknown); in addition, the General Partner believes a group of Knoxville-area urologists has purchased a new Dornier SubCompact S which is presently based at St. Mary's. In northeast Tennessee, there is a fixed-based unit located at Northside Regional Hospital in Johnson City believed by the General Partner to be a Dornier SubCompact S. The Johnson City area is also served by a Dornier HM-4 mobile unit which is based in Bristol, Tennessee. The ownership of the unit is unknown. In western Tennessee, an Affiliate of the General Partner, Tennessee Lithotripters Limited

Partnership I, operates a Siemens LithostarTM in the Memphis area. It delivers services as far east as Dyersburg, Tennessee. In Arkansas, an Affiliate of the General Partner, Fayetteville Lithotripters Limited Partnership - Arkansas I, owns and operates a Siemens Lithostar on a mobile basis.

     In north Alabama, the Partnership's Service Area includes Muscle Shoals. An Affiliate of the General Partner, Alabama Lithotripsy Services, operates a mobile Doli in Huntsville, Alabama.

     In Kentucky, to the best knowledge of the General Partner, Murray-Calloway County Hospital in Murray and T.J. Samson Community Hospital in Glasgow operate fixed-base extracorporeal shock-wave lithotripters; the General Partner does not know the brand of either unit. A provider called Stone Burst services Elizabethtown and Campbellsville, Kentucky; the General Partner is not familiar with more details related to this provider. An Affiliate of the General Partner, Prime Kidney Stone Treatment, Inc., is currently forming a lithotripsy venture with investors in Kentucky that will service the central Kentucky area. This venture would compete with the Partnership in Somerset; however, the General
Partner plans to assign its contract with Lake Cumberland Regional Hospital in Somerset to the new lithotripsy venture. While this assignment will have an adverse affect on the Partnership's revenues, the impact is not expected to be material.

     There is no assurance that the list of competitors identified above is complete. There may be other providers of extracorporeal shockwave lithotripsy services in and near the Service Area of which the General Partner is unaware. Their services may adversely affect the Partnership's revenues. Other hospitals in and around the Service Area may operate lithotripters which are not extracorporeal shock-wave lithotripters but rather use lasers or electrohydraulic lithotripters which have not been upgraded in the same fashion as the lithotripters to be acquired from the General Partner. The General Partner believes that these machines are qualitatively inferior to the Partnership's Mobile Lithotripsy Systems because such machines are capable of treating stones only in the ureter and because anesthesia is generally required prior to treatment. The General Partner believes that the Mobile Lithotripsy Systems can be used on stones in locations other than the ureter and that anesthesia is generally not required. See "Proposed Activities - Treatment Methods for Kidney Stone Disease."

     New competing lithotripsy operations may open in the future, or innovations in lithotripters or other treatment methods for kidney stone disease may make the Mobile Lithotripsy Systems competitively obsolete. See "Risk Factors - Operating Risk - Technological Obsolescence." None of the General Partner, the Management Agent or their respective Affiliates are prohibited from engaging in any business arrangement that may compete with the Partnership. There is no assurance the Partnership will be able to successfully compete with existing providers, including facilities that offer traditional methods of treatment for kidney stone disease. See "Proposed Activities - Treatment Methods of Kidney Stone Disease." The ability of certain former owners of the Business to compete with General Partner had been limited under noncompetition agreements which only recently expired. Whether and to what extent any of such persons may elect to compete with the Partnership and the resulting impact on proposed Partnership operations cannot be accurately predicted by the General Partner. See "Proposed Activities - History of the Business."

     Siemens, Dornier and other lithotripsy equipment manufacturers are under no obligation to the General Partner or the Partnership to refrain from selling lithotripter systems to urologists, hospitals or other persons for use in the Service Area or elsewhere. In addition, several medical equipment manufacturers are expected to offer lower-priced lithotripters for sale, which could dramatically increase the number of lithotripters in the United States, increase competition for lithotripsy procedures and create downward pressure on the prices the Partnership can charge for its equipment. Lithotripters can be obtained from manufacturers other than Siemens and Dornier. Many current and potential competitors of the Partnership, including hospitals and medical centers, have financial resources, staffs and facilities substantially greater than those of the Partnership and of the General Partner.

                                   REGULATION

Federal Regulation

     The Partnership will be subject to regulation at the federal, state and local level. An adverse review or determination by certain regulatory organizations (federal, state or private) may result in imprisonment, fines or exclusion from participation in Medicare or Medicaid. Therefore, adverse reviews of the Partnership operations at any of the various regulatory levels may adversely affect the operations and profitability of the Partnership.

     Reimbursement. As the Partnership will serve primarily as an equipment vendor for contracting hospitals and will not directly bill or collect from any patients for lithotripsy services provided using its equipment, the Partnership will not be directly affected by changing third-party reimbursement rates for lithotripsy services. However, the Partnership's revenues may be indirectly affected by such reimbursement, as explained below.

     The Balanced Budget Act of 1997 required HCFA to establish a prospective payment system for outpatient procedures. In that connection, HCFA issued proposed regulations on September 8, 1998. HCFA proposes a base rate of $2,612 for outpatient lithotripsy procedures, which includes anesthesia and sedation, equipment and supplies necessary for the procedure, but does not include the treating physician's professional fee. The base rate is subject to various adjustments depending on criteria applicable to each individual contracting hospital. The proposed regulations state that HCFA plans to implement the outpatient prospective payment system sometime after January 1, 2000 (although the Balanced Budget Act contemplated implementation by January 1, 1999). The General Partner believes that implementation of the proposed base rate for lithotripsy procedures, which is low, may have an adverse effect on the Partnership's revenues.

     Although the Partnership does not currently plan to make the Mobile Lithotripsy Systems available at ambulatory surgery centers, the Partnership may consider such a step in the future. Proposed HCFA rules issued on June 12, 1998 setting the ambulatory surgery center rate for various procedures include lithotripsy among those procedures approved for Medicare reimbursement. While the proposed rules had a target effective date of October 1, 1998, the effective date has been postponed indefinitely for reasons unrelated to lithotripsy coverage.

However, the proposed rules' commentary discusses the history of previous attempts by HCFA in proposed rules (published on December 7, 1990 and on December 31, 1991) to authorize Medicare reimbursement for lithotripsy at ambulatory surgery centers that were enjoined by federal courts in litigation initiated by the American Lithotripsy Society challenging the reimbursement rates proposed by HCFA ($812 in 1990 and $1,150 in 1991). The proposal for reimbursement contained in the June 1998 proposed rules assigns a Medicare reimbursement rate of $2,107 for lithotripsy if the procedure is performed at an ambulatory surgery center. Whether these proposed rules will become effective to authorize Medicare reimbursement at ambulatory surgery centers and, if they do become effective, whether the proposed reimbursement rate will remain unchanged, is unknown to the General Partner.

     HCFA's rates under the proposed outpatient prospective payment system and ambulatory surgery center reimbursement are lower than many healthcare institutions' typical charges for the procedure. It is possible the proposed outpatient prospective payment system and ambulatory surgery center reimbursement rates could affect the Partnership. Lower reimbursement rates could cause contracting hospitals to seek to pay lower equipment rental rates than expected by the General Partner. This could have a material adverse effect on Partnership revenues.

     The physician service (Part B) Medicare reimbursement for renal lithotripsy is determined using Resource Based-Relative Value Scales ("RB-RVS"). The system includes limitations on future physician reimbursement increases tied to annual expenditure targets legislated annually by Congress or set based upon recommendation of the Secretary of the U.S. Department of Health and Human Services. Medicare has in the past, with regard to other Part B services such as cataract implant surgery, imposed significant reductions in reimbursement based upon changes in technology. Thus, changes in lithotripsy technology will be subject to review by the Medicare program and potential future decreases in reimbursement must be considered probable as the lithotripsy procedure has been identified by the Medicare program as an overvalued one.

     The Medicaid programs in Tennessee (TennCare), Alabama, Arkansas and Kentucky are jointly sponsored by the federal and state governments to reimburse service providers for medical services provided to Medicaid recipients, who are primarily the indigent. The Medicaid programs in each of these states currently provide reimbursement for lithotripsy services. The federal Personal Responsibility and Work Opportunity Reconciliation Act of 1996 requires state health plans, such as the Medicaid programs in Tennessee, Alabama, Arkansas and Kentucky, to limit Medicaid coverage for certain otherwise eligible persons. The General Partner does not believe this legislation will have a significant impact on the Partnership's revenues. In addition, federal regulations permit state health plans to limit the provision of services based upon such criteria as medical necessity or other criteria identified in utilization or medical review procedures. The General Partner believes such steps have been taken in Tennessee with the establishment of the TennCare program; the General Partner does not know whether the Medicaid programs in Alabama, Arkansas or Kentucky have taken or will take such steps.

     Self-Referral Restrictions. Health care entities and providers seeking reimbursement for services covered by Medicare or Medicaid are subject to federal regulation restricting referrals by certain physicians. Congress has passed legislation prohibiting physician self-referral of patients for "designated health services", which include inpatient and outpatient hospital services (42 U.S.C. Section 1395nn) ("Stark II"). Lithotripsy services were not specifically identified as a designated health service by this legislation, but the prohibition includes any service which is provided to an individual who is registered as an inpatient or outpatient of a hospital under proposed regulations discussed below. Lithotripsy services provided on the Partnership's equipment to all patients, including Medicare and Medicaid patients, are billed by the contracting hospital in its name and under its provider numbers. Accordingly, these lithotripsy services would likely be considered inpatient or outpatient services under Stark II.

     Physicians Limited Partners may be deemed to have an indirect financial relationship with the Partnership's contracting hospitals, as Limited Partners will receive Distributions of the Partnership's profits which in turn are based on the equipment rental charges paid by contracting hospitals. On January 9, 1998, the Health Care Financing Administration ("HCFA"), the federal agency responsible for administering the Medicare program, published proposed regulations designed to clarify certain ambiguities and define certain terms of Stark II (the "Proposed Stark II Regulations"). The Proposed Stark II Regulations and HCFA's accompanying commentary discuss the requirements that equipment rental arrangements must meet in order to be protected transactions under Stark II. It is not clear whether the Partnership's planned arrangements with contracting hospitals meet all the requirements. If the Proposed Stark II Regulations become final in their present form (or if, in the meantime, a reviewing court adopts their positions as the proper interpretation of the Stark II statute), then compliance Stark II may be achieved by demonstrating the leases with contracting hospitals are at fair market value and do not vary depending on the volume or value of referrals generated by physician Limited Partners. No assurance can be given, however, that such efforts would be successful. In the event the General Partner is unable to devise a plan pursuant to which the Partnership may operate in compliance with Stark II and its final regulations, the General Partner is obligated under the Partnership Agreement either (i) to purchase the Partnership Interests of all the Limited Partners at their Capital Account values or (ii) to dissolve and liquidate the Partnership. See "Summary of the Partnership Agreement - Optional Purchase of Investment Interests."

     HCFA's adoption of the current Proposed Stark II Regulations as final or a reviewing court's interpretation of the Stark II statute in reliance on the Proposed Stark II Regulations and in a manner adverse to the Partnership's planned operations may mean that the Partnership and its physician Limited Partners may be in violation of Stark II. The General Partner does not believe either of the above instances will occur; however, no assurances can be made. In either instance, however, the Partnership and/or the physician Limited Partners may not be permitted the opportunity to restructure operations and thereby avoid an obligation to refund any amounts collected from Medicare and Medicaid patients in violation of the statute. Further, under these circumstances the Partnership and physician Limited Partners may be assessed with substantial civil monetary penalties and/or exclusion from providing services reimbursed by Medicare and Medicaid.

     Fraud and Abuse. The provisions of the federal Social Security Act addressing illegal remuneration (the "Anti-Kickback Statute") prohibit providers and others from soliciting, receiving, offering or paying, directly or indirectly, any remuneration in return for either making a referral for a Medicare, Medicaid or CHAMPUS covered service or ordering, arranging for or recommending any such covered service. Violations of the Anti-Kickback Statute may be punished by a fine of up to $25,000 or imprisonment for up to five (5) years, or both. In addition, violations may be punished by substantial civil penalties and/or exclusion from the Medicare and Medicaid programs. Regarding exclusion, the Office of Inspector General ("OIG") of the Department of Health and Human Services may exclude a provider from participation in the Medicare program for a 5-year period upon a finding that the Anti-Kickback Statute has been violated. After OIG establishes a factual basis for excluding a provider from the program, the burden of proof shifts to the provider to prove the Anti-Kickback Statute has not been violated.

     The Limited Partners are to receive cash Distributions from the Partnership. Since it is anticipated that some of the Limited Partners will be physicians or other entities in a position to refer and perform lithotripsy services using Partnership equipment and personnel, such Distributions could come under scrutiny under the Anti-Kickback Statute. The Third Circuit United States Court of Appeals has held that the Anti-Kickback Statute is violated if one purpose (as opposed to the primary or sole purpose) of a payment to a provider is to induce referrals. U.S. v. Greber, 760 F.2d 68 (1985). The Greber case was followed by the United States Court of Appeals for the Ninth Circuit, United States v. Kats, 871 F.2d 105 (9th Cir. 1989), and cited favorably by the First Circuit in United States v. Bay State Ambulance and Hospital Rental Service, Inc., 874 F.2d 20 (1st Cir. 1989). Since none of these cases involved a lithotripsy syndication or joint venture such as the Partnership, it is not clear how a court would apply these holdings to the facts related to this Offering.

     The OIG has indicated that it is giving increased scrutiny to healthcare joint ventures involving physicians and other referral sources. In May 1989, it published a Special Fraud Alert that outlined questionable features of "suspect" joint ventures, including some features which may be common to the Partnership. While OIG Special Fraud Alerts do not constitute law, they are informative because they reflect the general views of the OIG as a healthcare fraud and abuse investigator and enforcer.

     The OIG has published regulations which protect certain transactions from scrutiny under the Anti-Kickback Statute (the "Safe Harbor" regulations). A Safe Harbor, if complied with fully, will exempt such activity from prosecution under the Anti-Kickback Statute. However, the preamble to the Safe Harbor regulations states that the failure of a particular business arrangement to comply with the regulations does not determine whether or not the arrangement violates the Anti-Kickback Statute because the regulations do not themselves make any particular conduct illegal. Any conduct that could be construed to be illegal after the promulgation of the Safe Harbor regulations would have been illegal prior to the publication of the regulations.

     Prospective Limited Partners should note that the anticipated ownership and operations of the Partnership may not fully comply with any Safe Harbor; however, the preamble to the Safe Harbor regulations makes clear that the failure to comply with a Safe Harbor does not mean the arrangement violates the Anti-Kickback Statute. A Safe Harbor was adopted which protects equipment leasing arrangements, and to the extent possible the Partnership will comply with this Safe Harbor. However, it may not be possible to comply with all the requirements of the Safe Harbor.

     HCFA has stated that one of its primary concerns regarding self-referral situations is the investing physician's ability to profit from any diagnostic testing that is generated from the services he or she performs. It should be pointed out that HCFA has stated, in discussions of potential Safe Harbors and other enforcement guidance, that the potential for overutilization posed by referrals for therapeutic services such as lithotripsy is not as significant as referrals in other contexts, as the necessity for the therapeutic treatment can be objectively determined; i.e., a renal stone can be definitely determined before treatment.

     The applicability of the Anti-Kickback Statute to physician investments in health care businesses to which they refer patients and which do not qualify for a Safe Harbor is unclear. In the only case in which the OIG has attempted to exercise the civil exclusion remedy in the context of a physician-owned joint venture, The Hanlester Network, et al. v. Shalala, the Ninth Circuit for the United States Court of Appeals (the "Court") held that the Anti-Kickback Statute is violated when a person or entity (a) knows that the statute prohibits offering or paying remuneration to induce referrals and (b) engages in prohibited conduct with the specific intent to violate the law. Although the Court upheld a lower court ruling that the joint venture in question violated the Anti-Kickback Statute vicariously through the knowing and willful actions of one of its agents, who was acting outside the parameters of the joint venture's offering documents, the Court concluded there was not sufficient evidence indicating that a return on investment to physicians or other investors in the joint venture could on its own constitute an "offer or payment" of remuneration to make referrals. The Court also stated that since profit distributions in Hanlester were made based on each investor's ownership share and not on the volume of referrals, the fact that large referrals by investors would result in potentially high investment returns did not, standing alone, cause a violation of the Anti- Kickback Statute.

     The Health Insurance Portability and Accountability Act of 1996 directed the OIG to respond to requests for advisory opinions regarding the effect of the fraud and abuse statute on proposed business transactions. The General Partner has not requested the OIG to review this Offering and, to the knowledge of the General Partner, the OIG has not been asked by anyone to review offerings of this type. Thus, federal regulatory authorities could take the position that this Offering is a means to illegally influence the referral patterns of the prospective physician Limited Partners. Because there is no legal precedent interpreting circumstances identical to these facts, it is not possible to predict how this issue may be resolved if litigated.

     Whenever an offering of ownership interests is made available to persons with the potential to refer patients for services, there is a possibility that the OIG, HCFA or other government officials may question whether the ownership interests are being provided in return for or to induce referrals by the new owners. Remuneration, which government officials have said can include the provision of an opportunity to invest in a facility to which a person refers patients for services, under such facts may be challenged by the government as constituting a violation of the Anti-Kickback

     Statute. Whether the offering of ownership interests to investors who may refer patients for services on the Partnership's Mobile Lithotripsy Systems might constitute a violation of this law must be determined in each case based upon the specific facts involved. The various mechanisms in place to avoid providing a financial benefit to prospective Limited Partners for any referrals of patients (including the requirement that all distributions of earnings to Limited Partners be made in proportion to their investment interest), the fact lithotripsy is a therapeutic treatment the need of which can be objectively determined, and the existence in the General Partner's view of valid business reasons to engage in this transaction, form the basis in part of the General Partner's belief that this Offering is in compliance with legal requirements.

     The General Partner intends for all business activities and operations of the Partnership to conform in all respects with all applicable anti-kickback statutes (federal or state). The General Partner does not believe that the Partnership's contemplated operations violate the Anti- Kickback Statute. Consequently, the General Partner does not believe that strict compliance with a Safe Harbor is necessary for its operations. No assurance can be given, however, that the proposed activities of the Partnership will not be reviewed and challenged by regulatory authorities empowered to do so, or that if challenged, the Partnership will prevail.

     If the activities of the Partnership were determined to violate these provisions, the Partnership, the General Partner, officers and directors of the General Partner, and each Limited Partner could be subject, individually, to substantial monetary liability, felony prison sentences and/or exclusion from participation in Medicare, Medicaid and CHAMPUS. For the reasons outlined above, it is the opinion of the General Partner that the operations of the Partnership will not violate the Anti-Kickback Statute. A prospective Limited Partner with questions concerning these matters should seek advice from his or her independent counsel.

     New Legislation. The General Partner is not aware of any bill currently before Congress which has been scheduled for committee hearings which, if enacted into law, would have an adverse effect on the Partnership's operations in a fashion similar to the Stark II and the Anti- Kickback laws discussed above. In the event that legislation adversely affecting the operation of the Partnership's business is enacted, the General Partner is obligated either to purchase the ownership interests of all the Limited Partners or to dissolve the Partnership. See "Summary of the Operating Agreement - Optional Purchase of Partnership Interests."

     FTC Investigation. Issues relating to physician-owned health care facilities have been investigated by the Federal Trade Commission ("FTC"), which investigated two of the lithotripsy limited partnerships affiliated with the General Partner, to determine whether they posed an unreasonable threat to competition in the health care field. The limited partnerships were advised in 1996 that the FTC's investigation was terminated without any formal action taken by the FTC or any restrictions being placed on the activities of the limited partnerships. However, the General Partner cannot assure that the FTC will not investigate issues arising from physician-owned health care facilities in the future with respect to the General Partner or any of its affiliates, including this Partnership.

     Ethical Considerations. The American Medical Association's Code of Medical Ethics states that physicians should not refer patients to facilities in which they have an ownership interest unless such physician directly provides care or services to such patient at the facility. Further, the American Medical Association recognizes that there may be situations in which a needed facility would not be built if referring physicians were prohibited from investing in the facility. Therefore, physicians may invest in and refer to an outside facility, whether or not such physician provides direct care or services at the facility, if there is a demonstrated need in the community for the facility and alternative financing is not available. Because physician Limited Partners will be providing lithotripsy services, the General Partner believes that an investment by a physician will not be in violation of the American Medical
Association Code of Medical Ethics. In the event that the American Medical Association changes its ethical code to preclude such referrals by physicians and such ethical requirements are applied to facilities or services which, at the time of adoption, are owned in whole or in part by referring physicians, the Partnership and the interests of the Limited Partners may be adversely affected.

State Regulation

     Tennessee. Tennessee requires a certificate of need ("CON") to initiate lithotripsy services. In Tennessee, CONs for the lithotripsy services on the Partnership's equipment are held not by the General Partner or the Partnership but rather by the Contract Hospitals. As the Contract Hospitals hold the CONs, the Partnership merely serves as an equipment vendor. Any of the Contract Hospitals could at any time terminate their arrangements with the Partnership and arrange for another lithotripsy equipment vendor to provide equipment, without any prohibitions or impediments from the Tennessee CON agency. Such an action by a Contract Hospital could have a material adverse effect on the Partnership's revenues.

     To the best knowledge of the General Partner, the Mobile Lithotripsy Systems do not require licensure as health care institutions; rather, services are deemed to be hospital services which are regulated under the contracting hospital's license. Tennessee requires registration of x-ray machines. The General Partner must comply with this and all other regulatory requirements.

     Tennessee bars referrals of patients to entities in which the referring physician has an ownership interest unless the referring physician performs health care services at the entity. To ensure compliance with this law, patients referred by physician Limited Partners for treatment on the Partnership's Mobile Lithotripsy Systems must be treated by the referring physician. Tennessee requires that physicians disclose their ownership interests in health care facilities or equipment in which they have ownership interests. The Partnership will require Limited Partners to comply with this requirement.

     Alabama. Alabama requires a CON for the initiation of new institutional health services, which include the provision of lithotripsy services. The General Partner already has a CON for the lithotripsy services provided in Alabama. In order to transfer the CON from the General Partner to the Partnership, the General Partner must provide the Alabama CON agency with written notice thirty (30) days before the proposed transfer. It is possible the Alabama CON agency would conclude no transfer of the CON is necessary, since the General Partner will fully manage the new Partnership. The General Partner either will provide the CON agency with written notice of the transfer or will secure from the CON agency written acknowledgment that the notice is not necessary on the ground that there will be no transfer requiring such notice.


     Prospective Limited Partners should be aware that the General Partner is currently involved in a CON administrative proceeding in Alabama in which the General Partner is opposing five separate CON applications filed by LithoMedTech of Alabama, LLC ("LMTA") to provide mobile lithotripsy vendor services in the majority of Alabama counties, including in the Partnership's Service Area. In the course of this proceeding, LMTA has challenged the General Partner's status as the proper holder of a CON authorized to serve as a lithotripsy vendor; if the General Partner does not properly hold a CON for lithotripsy equipment, then the General Partner cannot legally oppose LMTA's application for CONs. The basis for LMTA's challenge is that the General Partner failed to timely give the Alabama CON agency notice of its acquisition of the lithotripsy equipment in 1993.

     In 1993, the General Partner acquired the lithotripsy equipment serving Alabama, and the CON authorizing the purchase and establishment of such equipment, from Tennessee Valley Lithotripter Ltd., ("TVL Ltd."), in whose name the CON was issued in 1992. Under the regulations of the Alabama CON agency, anyone intending to acquire major medical equipment already subject to a CON must provide written notice to the CON agency 30 days in advance of the proposed transaction. When the General Partner acquired the lithotripsy equipment from TVL Ltd. in 1993, no such notice was filed. However, in September 1994, notice was filed by the General Partner and approved by the CON agency.

     In the course of the contested CON proceedings with LMTA, LMTA requested that the administrative law judge ("ALJ") dismiss the General Partner's opposition to LMTA's application on the basis that the failure to properly file advance notice of change of ownership in strict compliance with the regulation renders the CON void. The ALJ has not yet ruled regarding this request. The General Partner believes it is unlikely the ALJ would invalidate the General Partner's CON based on the grounds that CON agency routinely waives the thirty-day advance filing requirement and the CON agency's express approval of the General Partner's belated notice. If the General Partner's CON is invalidated, then the Partnership would be prohibited from providing lithotripsy equipment services in Alabama. This could have a material adverse affect on the Partnership's revenues.

     Radiation-producing machines such as the on-board x-ray must be registered with the Alabama radiation protection agency. The General Partner is not aware of any other legal requirements which would prohibit the Partnership from operating or continuing to operate as planned.

     Arkansas. In Arkansas, there is no CON requirement for major medical equipment or mobile health services. Hospitals which wish to establish a new health service must give notice to and obtain the prior approval of the Health Facility Services Division before instituting the new service. The Division's review determines whether the hospital has adequate policies and procedures in place to handle the service. X-ray machines must be registered with the state Radiation Control Division.

     Kentucky. Kentucky requires a certificate of need ("CON") to establish a health facility, to make a substantial change in a health service, or to purchase any capital equipment which costs more than $1,567,500. The General Partner already has a CON for the lithotripsy services provided in Kentucky, except at two sites, Lourdes Hospital in Paducah and Owensboro-Mercy hospital system in Owensboro. An existing CON may be transferred so long as the CON agency is provided with written notice thirty (30) days before the transfer. The General Partner will comply with this requirement. Regarding the equipment services provided at Lourdes and Owensboro- Mercy, as neither the Partnership nor the General Partner holds the CON for lithotripsy services, the Partnership will merely serve as an equipment vendor. Either of these contracting hospitals could at any time terminate their arrangements with the Partnership and arrange for another lithotripsy equipment vendor to provide equipment, without any prohibitions or impediments from the Kentucky CON agency. Such an action by either of these contracting hospitals could have a material adverse effect on the Partnership's revenues.

     The Mobile Lithotripsy Systems are licensed as mobile health services by the Kentucky Division of Licensing and Regulation. Licensure requires a survey of the Mobile Lithotripsy Systems and approval of the policies and procedures related to the Mobile Lithotripsy Systems. The General Partner does not believe continued compliance with the licensure requirement will prevent the Partnership from operating as planned in Kentucky. Notice of transfer of ownership of a licensed mobile health service must be provided to the regulatory agency after the transfer. The General Partner will comply with this requirement.

     Regarding physician referrals, Kentucky law incorporates the American Medical Association's Code of Medical Ethics (discussed above) in requiring physicians to provide services at entities in which they have an ownership interest and to which they refer patients. To ensure compliance with this law, all physician Limited Partners licensed in Kentucky who make referrals to the Partnership's Mobile Lithotripsy Systems must provide services on the lithotripter. Kentucky law prohibits physicians from receiving any compensation in exchange for referrals of Medicare or Medicaid patients. As the Partnership will not compensate any physician for referrals (rather, all payments to physicians are based on their equity interests in the Partnership), this law will not be violated. However, the law also provides that any conduct which violates the federal Stark II and Anti-Kickback laws (discussed above) shall be deemed to violate Kentucky law. Violations are punishable by criminal penalties, repayment of Medicaid reimbursements which were in violation of the law and exclusion from the Kentucky Medicaid program.

     Kentucky requires registration of x-ray machines and certification of radiologic technologists. The Partnership must comply with this and all other regulatory requirements in order to operate the Mobile Lithotripsy Systems in Kentucky.

     THE GENERAL PARTNER AND THE PARTNERSHIP BELIEVE LITHOTRIPSY SERVICES WILL CONTINUE TO BE SUBJECT TO INTENSE GOVERNMENTAL REGULATION AT THE FEDERAL AND STATE LEVELS AND, THEREFORE, CANNOT PREDICT THE SCOPE AND EFFECT THEREOF.

     PROSPECTIVE LIMITED PARTNERS SHOULD CONSULT WITH THEIR OWN LEGAL COUNSEL AS TO THE IMPLICATIONS OF FEDERAL AND STATE LAWS AND PROFESSIONAL ETHICAL CODES DEALING WITH PHYSICIAN OWNERSHIP OF MEDICAL EQUIPMENT AND FACILITIES BEFORE PURCHASING UNITS.

                                PRIOR ACTIVITIES

     Since 1985, the Management Agent and its Affiliates have been involved in the formation of urological medical limited partnerships and have closed on over thirty such limited partnership offerings.

     For numerous reasons, including differences in equipment, financial structure, program size, economic conditions and distribution policies, operating results obtained by the Management Agent and its Affiliates should not be considered as indicative of the operating results obtainable by the Partnership. Moreover, it should not be assumed that Limited Partners will experience returns on their investment comparable to those experienced by the General Partner in connection with the operation of the Business or by its Affiliates in any of these other ventures. See "Risk Factors - Other Investment Risks - Financial Projections."

     A summary of the twenty-three urological medical limited partnership offerings that were sponsored by the Management Agent and its Affiliates and which have closed is set forth below.

     Carolina Lithotripsy, A Limited Partnership. Dr. William R. Jordan, former Chief Executive Officer and majority shareholder of the Management Agent prior to its acquisition by Prime, organized Carolina Lithotripsy, A Limited Partnership, a North Carolina limited partnership ("Carolina"), in 1984. Carolina was formed to purchase an HM3 kidney lithotripter manufactured by Dornier Systems GmbH and to operate a lithotripsy business. In a private offering of units of limited partnership interest consummated in March 1985, Carolina sold an aggregate of 41 units to 48 limited partners residing in eastern North Carolina and northeastern South Carolina. Limited partners of Carolina also guaranteed $2,925,000 of indebtedness incurred by Carolina to purchase its lithotripter. All indebtedness incurred by Carolina to purchase its lithotripter that was guaranteed by its limited partners was prepaid by Carolina. Dr. Jordan has served as the managing general partner of Carolina since its formation.

     On October 5, 1988, Carolina purchased the first LithostarTM sold after FDA approval. The LithostarTM was delivered to Fayetteville on October 10, 1988, and was first used to treat patients on November 14, 1988. In July 1989, Carolina purchased a mobile LithostarTM system located in a Calumet Mobile Coach. In 1992, the fixed-based LithostarTM was changed to a mobile configuration and Carolina now operates two mobile units.

     Fayetteville Lithotripters Limited Partnership-Utah I. Fayetteville Lithotripters Limited Partnership-Utah I (the "Utah Partnership") sold 40 units of limited partnership interest to 37 investors (including Affiliates of the Management Agent) for an aggregate offering price of $78,250 in cash and
$1,517,480 in guaranties of partnership principal obligations. The Utah Partnership acquired a LithostarTM located in a mobile Calumet Coach in July, 1989, and operated at a site in Salt Lake City exclusively until mid-September 1989 when it began traveling to other locations in Utah and Idaho. The Utah Partnership began operations in Montana in November 1989 and began conducting operations in Nevada in 1990 and thereafter began operating in Wyoming and Idaho. The Utah Partnership no longer operates in Montana. As of the date of this Memorandum, the Partnership has performed in excess of 1,000 procedures and its financial success has exceeded projections.

     Fayetteville Lithotripters Limited Partnership-South Carolina I. Fayetteville Lithotripters Limited Partnership-South Carolina I ("South Carolina I") sold 80 units of limited partnership interests to 34 investors (including the Management Agent and its Affiliates) for an aggregate offering price of $72,500 in cash and $1,318,000 in guaranties of partnership principal obligations. South Carolina I acquired a LithostarTM located in a mobile Calumet Coach in September 1989. It has been operating in the eastern and coastal areas of South Carolina since mid- September 1989, and has performed in excess of 1,000 procedures and its financial success has exceeded projections.

     Fayetteville Lithotripters Limited Partnership-South Carolina II. Fayetteville Lithotripters Limited Partnership-South Carolina II ("South Carolina II") sold 40 units of limited partnership interests to 30 investors (including Affiliates of the Management Agent) for an aggregate offering price of $77,500 in cash and $1,517,485 in guaranties of partnership principal obligations. South Carolina II acquired a LithostarTM located in a mobile Calumet Coach in August 1989. It has been operating in northwestern South Carolina and southwestern North Carolina, and has performed in excess of 1,000 procedures and its financial success has exceeded projections.

     Fayetteville Lithotripters Limited Partnership-Arizona I. Fayetteville Lithotripters Limited Partnership-Arizona I (the "Arizona Partnership") sold 80 units of limited partnership interests to 31 investors (including the Management Agent and its Affiliates) for an aggregate offering price of $72,500 in cash and $1,318,000 in guaranties of partnership principal obligations. The Arizona Partnership acquired a LithostarTM located in a mobile Calumet Coach and began performing lithotripsy services in Arizona in December 1989. As of the date of this Summary, the Arizona Partnership has performed in excess of 1,000 procedures and its financial success has exceeded projections.

     Louisiana Lithotripsy Investment Limited Partnership. Louisiana Lithotripsy Investment Limited Partnership (the Louisiana Partnership") sold 80 units of limited partnership interests to 46 investors (including Affiliates of the Management Agent) for an aggregate offering price of $79,437.50 in cash and $1,289,250 in guaranties of partnership principal obligations. The Louisiana Partnership is the sole limited partner of Fayetteville Lithotripters Limited Partnership- Louisiana I ("Louisiana I"). Louisiana I acquired a LithostarTM located in a mobile Calumet Coach and began providing services in Louisiana and Texas in May 1990. As of the date of this Memorandum, Louisiana I has performed in excess of 1,000 procedures and its financial success has exceeded projections.

     Fayetteville Lithotripters Limited Partnership-Virginia I. Fayetteville Lithotripters Limited Partnership-Virginia I ("Virginia I") sold 80 units of limited partnership interests to 51 investors (including Affiliates of the Management Agent) for an aggregate offering price of $77,662.50 in cash and $1,289,250 in guaranties of partnership principal obligations. Virginia I began performing lithotripsy services in Virginia in July 1990. Virginia I also services locations in northeastern North Carolina. As of the date of this Memorandum, Virginia I has performed in excess of 1,000 procedures and its financial success has exceeded projections.

     Fayetteville Lithotripters Limited Partnership-Arkansas I. Fayetteville Lithotripters Limited Partnership-Arkansas I ("Arkansas I") sold 80 Units of limited partnership interests to 38 investors (including Affiliates of the Management Agent) for an aggregate offering price of $77,500 cash and $1,337,000 in guaranties of partnership principal obligations. Arkansas I acquired a LithostarTM located in a mobile Calumet Coach and began performing services in Arkansas in July 1990. As of the date of this Memorandum, Arkansas I has performed in excess of 1,000 procedures and its financial success has exceeded projections.

     San Diego Lithotripters Limited Partnership. San Diego Lithotripters Limited Partnership (the "San Diego Partnership") sold 80 units of limited partnership interests to 48 investors for an aggregate offering price of $80,000 in cash and $1,528,000 in guaranties of partnership principal obligations. In January 1991, the San Diego Partnership acquired a LithostarTM located in a Calumet Coach and began treating patients in the southwestern California area (primarily in the San Diego area). As of the date of this Memorandum, the San Diego Partnership has performed in excess of 1,000 procedures and its financial success has exceeded projections.

     Tennessee Lithotripters Limited Partnership I. Tennessee Lithotripters Limited Partnership I ("Tennessee I") sold 80 units of limited partnership interest to 49 investors for an aggregate offering price of $80,000 in cash and $1,286,911 in guaranties of partnership principal obligations. Tennessee I acquired a LithostarTM located in a Calumet Coach and began treating patients in Memphis, Tennessee in late April 1991. As of the date of this Memorandum, Tennessee I has performed in excess of 1,000 procedures and its financial success has exceeded projections.

     California Lithotripters Limited Partnership-II, L.P. California Lithotripters Limited Partnership-II, L.P. ("California II") sold 80 units of limited partner interest to 63 investors (including Affiliates of the Management Agent) for an aggregate offering price of $79,375 in cash and $1,337,000 in guaranties of partnership principal obligations. California II acquired a LithostarTM located in a Calumet Coach and began treating patients in the Orange County, California area in early April 1991. California II also entered into a joint venture with California Lithotripters

Limited Partnership-III, L.P. and jointly financed and acquired a second LithostarTM located in a mobile self-propelled Calumet Coach. As of the date of this Memorandum, California II has performed in excess of 1,000 procedures and its financial success has exceeded projections.

     Texas Lithotripsy Limited Partnership I L.P. Texas Lithotripsy Limited Partnership I L.P. ("Texas I") sold 80 units of limited partner interest to 32 investors (including the Management Agent and its Affiliates) for an aggregate offering price of $190,375 in cash and $1,483,428 in guaranties of partnership principal obligations. Texas I acquired a LithostarTM located in a Calumet Coach and began treating patients in the southeastern Texas area in August 1991. As of the date of this Memorandum, Texas I has performed in excess of 1,000 procedures and its financial success has exceeded projections.

     Texas Lithotripsy Limited Partnership II L.P. Texas Lithotripsy Limited Partnership II L.P. ("Texas II"), sold 80 units of limited partner interest to 41 investors (including the Management Agent and its Affiliates) for an aggregate offering price of $196,625 in cash and $1,483,428 in guaranties of partnership principal obligations. Texas II acquired a LithostarTM located in a Calumet Coach and began treating patients in the Fort Worth metropolitan area of Texas in July 1991. As of the date of this Memorandum, Texas II has performed in excess of 1,000 procedures and its financial success has exceeded projections.

     Texas Lithotripsy Limited Partnership-III L.P. Texas Lithotripsy Limited Partnership-III L.P. ("Texas III") sold 78 units of limited partner interest to 41 investors (including the Management Agent and its Affiliates) for an aggregate offering price of $188,630 in cash and $1,446,342 in guaranties of partnership principal obligations. Texas III acquired a LithostarTM located in a Calumet Coach and began treating patients in the south central Texas area in August 1991. As of the date of this Memorandum, Texas III has performed in excess of 1,000 procedures and its financial success has exceeded projections.

     Indiana Lithotripters Limited Partnership I. Indiana Lithotripters Limited Partnership I ("Indiana I") sold 80 units of limited partner interest to 34 investors for an aggregate offering price of $80,000 in cash and $1,672,000 in guaranties of partnership principal obligations. Indiana I acquired a LithostarTM located in a Calumet Coach and began treating patients in Indiana in May 1991. As of the date of this Memorandum, Indiana I has performed in excess of 1,000 procedures and its financial success has exceeded projections.

     Las Vegas Lithotripters Limited Partnership. Las Vegas Lithotripters Limited Partnership ("Las Vegas") sold 78 Units of limited partner interests to 26 investors (including the Management Agent and its Affiliates) for an aggregate offering price of $111,800 in cash and $851,682 in guaranties of partnership principal obligations. Las Vegas acquired a fixed-base LithostarTM and began treating patients in Las Vegas, Nevada in August 1991. As of the date of this Memorandum, Las Vegas has performed in excess of 500 procedures and its financial success has exceeded projections.

     California Lithotripters Limited Partnership-III, L.P. California Lithotripters Limited Partnership-III, L.P. ("California III") sold 26 Units of limited partner interests to 23 investors (including Affiliates of the Management Agent) for an aggregate offering price of $64,025 in cash and $249,166 in guaranties of partnership principal obligations. California III entered into a joint venture with California II, acquired a LithostarTM Mobile System, and began treating patients in the Santa Barbara and Ventura, California area in August 1991. As of the date of this Memorandum, California III has performed in excess of 500 procedures and its financial success has exceeded projections.

     Florida Lithotripters Limited Partnership I. Florida Lithotripters Limited Partnership I ("Florida I") sold 80 units of limited partner interest to 71 investors (including Affiliates of the Management Agent) for an aggregate offering price of $198,750 in cash and $1,560,206 in guaranties of partnership principal obligations. Florida I acquired a LithostarTM located in a mobile self-propelled Calumet Coach and began treating patients in north central Florida in October 1991. As of the date of this Memorandum, Florida I has performed in excess of 1,000 procedures and its financial success has exceeded projections.

     Montana Lithotripters Limited Partnership I. Montana Lithotripters Limited Partnership I ("Montana I") sold 160 units of limited partner interest to 31 investors (including Affiliates of the Management Agent) for $188,500 in cash and $720,000 in guaranties of partnership principal obligations. Montana I acquired a fixed-base LithostarTM and began treating patients in August 1992. As of the date of this Memorandum, Montana I has performed in excess of 500 procedures and it has met financial projections.

     Texas Lithotripsy Limited Partnership IV L.P. Texas Lithotripsy Limited Partnership IV L.P. ("Texas IV"), sold 80 units of limited partner interest to 35 investors (including the Management Agent and its Affiliates) for $189,500 in cash and $1,643,670 in guaranties of partnership principal obligations. Texas IV acquired a LithostarTM Mobile System and began treating patients in July 1992. As of the date of this Memorandum, Texas IV has performed in excess of 1,000 procedures and its financial success has exceeded projections.

     Texas Lithotripsy Limited Partnership V L.P. Texas Lithotripsy Limited Partnership V L.P. ("Texas V") sold 80 units of limited partner interest to 31 investors (including the Management Agent and its Affiliates) for $187,500 in cash and $1,643,670 in guaranties of partnership principal obligations. Texas V acquired a LithostarTM Mobile System and began treating patients in January 1993. As of the date of this Memorandum, Texas V has performed in excess of 1,000 procedures and its financial success has exceeded projections.

     Mountain Lithotripsy Limited Partnership - I. Mountain Lithotripsy Limited Partnership - I ("Mountain I") sold 31 units of limited partner interest to 16 investors (including Affiliates of the Management Agent) for $77,500 in cash and $588,765 in guarantees of partnership principal obligations. In July 1995, Mountain I acquired a LithostarTM Mobile System and has treated over 500 patients. The financial success of Mountain I has exceeded projections.

     Pacific Medical Limited Partnership. Pacific Medical Limited Partnership ("Pacific") sold 80 units of limited partner interest to 35 investors (including Affiliates of the Management Agent) for $200,000 in cash and $1,321,611 in guarantees of partnership principal obligations. Pacific recently obtained approval to receive a CON in Hawaii and began operations last fall.

     Texas Lithotripsy Limited Partnership VI, L.P. In September 1997, Texas Lithotripsy Limited Partnership VI, L.P. ("Texas VI") received subscriptions and closed on 160 units of limited partnership interest to 13 investors (including Affiliates of the Management Agent) for $361,100 in cash. Texas VI began operations in October 1997.

     Great Lakes Lithotripsy Limited Partnership. In October 1997, Great Lakes Lithotripsy Limited Partnership ("Great Lakes") received subscriptions and closed on 80 units of limited partnership interest to 23 investors for $200,000 in cash and $844,800 in guaranties of partnership principal obligations. Great Lakes expects to begin operations in the near future.

     A summary of the urological medical venturers currently owned and operated directly by Prime, which owns all the stock of the Management Agent and indirectly owns all of the stock of the General Partner, is set forth below.

     Alabama Renal Stone Institute. This fixed site Dornier HM-3 lithotripter operation was purchased in April 1992. The lithotripter, which is located on the campus of Brookwood Hospital, exclusively provides lithotripsy services in the Birmingham, Alabama area and services all local physicians. Alabama has a restrictive CON law limiting the number of lithotripters in the state. The lithotripter has treated over 1,000 patients.

     Alabama Lithotripsy Services. This mobile lithotripter operation was purchased from a hospital and a group of 22 local physicians in August 1994. The service area includes five cities in the northern/central Alabama area where the company provides exclusive lithotripsy services to hospitals and physicians. The lithotripter has treated over 1,000 patients.

     Tennessee Valley Lithotripter. This operation consists of 5 mobile Dornier HM-3 units serving hospitals throughout Tennessee, Kentucky and northern Alabama. Prime acquired this entity in July 1993, from over 200 physicians that held interests in three separate partnerships. Due to the size and scope of coverage of this operation, it is the largest mobile lithotripsy provider in Tennessee and Kentucky.

     Prime Kidney Stone Treatment, Inc. This mobile lithotripter operation consists of two mobile Dornier HM-4 lithotripters serving over 20 locations in Wisconsin, Illinois, Indiana, West Virginia, Maryland and Pennsylvania. Prime purchased these machines in January 1994. The lithotripters have treated over 1,000 patients.

     Metro Atlanta Stonebusters G.P. Prime purchased a 60% equity in this mobile Siemens LithostarTM operation in April 1994, from a group of 15 local urologists that retained a 40% equity interest. This venture services five healthcare facilities in the Atlanta, Georgia area. The lithotripter has treated over 1,000 patients.

     Texas Litho, Inc. This wholly owned subsidiary was purchased in December 1994, from Maxum and provides management services as well as holding general partner and limited partner equity interests in Texas ESWL/Laser Lithotripter, Ltd. Over 30 investors hold the remaining equity interest in Texas ESWL, some of whom acquired their interest in a recent dilution offering. Limited partner units sold for $4,400 each in the 1991 offering which raised approximately $286,000 from new investors. Units sold for $12,500 in the 1997 offering. The economic participation of a unit in ESWL is a function of the number of units outstanding from time to time. This venture utilizes a Mobile Dornier MFL5000 lithotripter servicing accounts Texas, Oklahoma, and Arkansas. The lithotripter has treated over 1,000 patients.

     Ohio Litho, Inc. This wholly owned subsidiary was purchased in December 1994, from Maxum Health Services Corp. and performs management services as well as holding a 16.73% general partner equity interest and 0.90% limited partner position in Ohio Mobile Lithotripter Ltd. This entity operates a mobile Dornier HM-3 lithotripter servicing four hospitals in the northeastern Ohio area. Approximately 43 physicians own the remaining equity interest in Ohio Mobile Lithotripter LTD. The lithotripter has treated over 1,000 patients. Ohio Litho, Inc. also owns approximately 43% of, and serves as the general partner of, Ohio Mobile Lithotripter II Ltd., an Ohio limited partnership formed in 1996 ("Ohio Mobile II"). Ohio Mobile II operates a Dornier HM4 under lease from PKST and services 2 hospitals. 41 physician limited partners own the remaining equity interest in Ohio Mobile II, which performed 120 procedures last year.

     R.R. Litho, Inc. This wholly owned subsidiary was purchased in December 1994 from Maxum Health Services Corp. and performs management services as well as holding a 19.25% general partner interest in Arklatx Mobile Lithotripter Ltd. This entity utilizes a mobile Siemens LithostarTM to serve eight locations in the Louisiana area. Approximately 31 physicians hold the remaining equity in Arklatx. The lithotripter has treated over 1,000 patients.

    Southern California Stone Center L.L.C. This fixed site Siemens LithostarTM lithotripsy operation is located in Sherman Oaks, California. The company purchased a 32.5% equity interest in this entity in June 1995, with the remaining 67.5% equity being held by local physician investors. The lithotripter has treated over 1,000 patients.

     Kidney Stone Center of South Florida. Prime purchased a 70% equity stake in this fixed site Dornier HM-3 lithotripsy operation in July 1995. The remaining 30% ownership equity is held by local physicians in the Miami/Fort Lauderdale area. The lithotripter has treated over 1,000 patients.

     Sun Medical Technologies, Inc. Prime purchased this operation which consists of eight fixed and mobile lithotripters operating in Arizona, Washington, Wyoming, Montana and New Mexico in October 1995. Four of the machines are operated in two partnership structures which include area physician investors with Sun providing management services and holding 50% as the general partner. The remaining four machines are wholly owned and operated by Prime. The lithotripters have treated over 1,000 patients.

     Tenn-Ga Stone Group Two, L.P. Prime purchased a 38.25% equity interest in this mobile lithotripsy operation in May 1997. The partnership's lithotripter has been in operation since 1993 and currently services various locations in Tennessee and Georgia. The remaining 61.75% equity interest in the partnership is held primarily by local physicians in Tennessee and Georgia.

     Executive Medical Enterprises, Inc. Pursuant to a stock purchase, this Company became a wholly owned subsidiary of Prime in July 1997. This venture operates a mobile lithotripter which services locations in California and Oregon, and one fixed site lithotripter which provides treatment services in Washington.

     Certain additional financial information regarding the urological medical ventures formed or operated by the Management Agent and its Affiliates will be made available upon request. The Management Agent and its Affiliates plan to continue forming and/or acquiring ventures similar to the one proposed in this Offering across the United States. See "Management Agent."

                           TAX ASPECTS OF THE OFFERING

     INVESTORS  SHOULD  NOTE THAT THE UNITS ARE BEING  MARKETED  BY THE  GENERAL
PARTNER AS AN ECONOMIC INVESTMENT AND THAT THE GENERAL PARTNER ANTICIPATES AND INTENDS NO SIGNIFICANT TAX BENEFITS FROM AN INVESTMENT IN THE UNITS. SEE "PASSIVE INCOME AND LOSSES" IN THIS SECTION. THE INVESTMENT IN UNITS IS A LONG-TERM INVESTMENT. INVESTORS SHOULD NOT INVEST IN THE PARTNERSHIP TO ACHIEVE TAX BENEFITS AS THE GENERAL PARTNER ANTICIPATES, AND THE FINANCIAL PROJECTIONS FORECAST, SIGNIFICANT PARTNERSHIP TAXABLE INCOME THROUGHOUT THE TERM OF THE PARTNERSHIP.

     The following general summary of certain United States federal income tax aspects relating to an investment in the Partnership is based upon the Code, applicable Treasury Regulations (the "Regulations"), current published administrative positions of the Service contained in Revenue Rulings and Revenue Procedures, and existing judicial decisions. Investors should note that the Tax Reform Act of 1986 substantially revised the tax consequences of an investment in an entity such as the Partnership. No assurance can be given that legislative or administrative changes or court decisions may not be forthcoming that could significantly modify the statements in this summary. Any such changes may or may not be retroactive with respect to transactions effected prior to the date of such changes.

     Moreover, the Investors should note that the discussion below is necessarily general and the applicability or effect of matters discussed below may vary depending on an Investor's individual circumstances. Thus, it is impractical to comment definitively on all aspects of federal income tax law which may affect each Investor. THEREFORE, EACH INVESTOR SHOULD

SATISFY HIMSELF AS TO THE INCOME AND OTHER TAX CONSEQUENCES OF HIS PARTICIPATION IN THE PARTNERSHIP BY OBTAINING ADVICE FROM HIS OWN TAX COUNSEL. Furthermore, while the Partnership will furnish each Limited Partner with the necessary information to enable him to file the tax returns for which he may be liable, the preparation and filing of such returns will be the personal responsibility of the Limited Partner. The following discussion, however, may be useful to the Investors with respect to their evaluation of an investment.

     The Partnership will receive the legal opinion of Womble Carlyle Sandridge & Rice, PLLC, a Professional Limited Liability Company ("Counsel"), regarding certain federal income tax aspects of the offering and certain other matters. This opinion is subject to important qualifications and limitations, however, and should be read thoroughly by each Investor and his counsel. A copy of the form of this opinion is attached to the Summary as Appendix E. Although the Partnership intends to rely on the legal opinion, the Service will not be bound thereby, and the Partnership could be subjected to substantial legal expenses in defending its position if the Service should take a position contrary to that set forth in the opinion. Counsel for the Partnership is providing no legal opinion regarding the Financial Projections attached to the Summary as Appendix A.

Partnership Status

     The Partnership will not seek a ruling from the Service concerning the tax status of the Partnership. It is the opinion of Counsel that the Partnership will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation unless the Partnership so elects. The Partnership will not make an election to be classified as other than a partnership for federal income tax purposes. Although the Partnership intends to rely on the legal opinion of Counsel, the Service will not be bound thereby. Moreover, there can be no assurance that legislative or administrative changes or court decisions may not in the future result in the Partnership being treated as an association taxable as a corporation, with a resulting greater tax burden associated with the purchase of Units. See "Effect of Classification as Corporation" below.

     Counsel's opinion discussed above relies upon recently promulgated Treasury Regulations. Treasury Regulation Section 301.7701-2 provides that certain business entities will be treated as associations taxable as corporations for federal income tax purposes. These business entities include corporations denominated as such under applicable state law, associations, joint- stock companies, insurance companies, organizations that conduct certain banking activities, organizations wholly owned by a State, other organizations that are taxable as corporations under another provision of the Code, and certain organizations formed under the laws of a foreign jurisdiction. According to the Treasury Regulations, business entities not classified as corporations are eligible to choose their classification for federal income tax purposes. Domestic eligible entities with at least two members may choose to be classified as either a partnership or a corporation for federal income tax purposes. Partnerships formed pursuant to state law will be considered domestic eligible entities and may choose their classification for federal income tax purposes. If an eligible entity does not make an election to be treated as a corporation, then the entity will be treated as a partnership for federal income tax purposes.

     As the Partnership will have at least two members and will be formed pursuant to the Act, the Regulations will treat the Partnership as a domestic entity eligible that may chose partnership status for federal income tax purposes. Therefore, it is anticipated that on the Closing Date, Counsel will render its opinion that as long as the Partnership does not elect otherwise, the Partnership will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation. See the form of legal opinion of counsel attached hereto at Appendix E.

Effect of Classification as Corporation

     If during any taxable year there is a material change in the law or in the circumstances surrounding the Partnership, the Partnership may be classified as an association taxable as a corporation. If that occurs, the Partnership could be taxed on its profits and at rates which may be higher than those imposed on individuals. Any Partnership losses would only be deductible by the Partnership, rather than being allocated among the Partners and deductible by Limited Partners on their federal income tax returns. See "Passive Income and Losses." Cash Distributions to Limited Partners would be treated as dividends to the extent of current and accumulated earnings and profits of the Partnership, and Distributions in excess thereof would be treated as a nontaxable return of capital to the extent of the Limited Partner's basis in his Partnership interest, while the remainder would be treated as capital gain, provided the Limited Partner's interest in the Partnership is a capital asset.

Partners, Not Partnership, Subject to Tax

     Under the Code, the Partnership, as an entity, is not subject to federal income tax. Instead, each Limited Partner will report on his federal income tax return his allocable share, as determined by the Partnership Agreement, of profits and losses realized by the Partnership, whether or not any cash Distributions are made to the Limited Partner during the taxable year. For the allocation of profits and losses among Partners, see "Summary of the Partnership Agreement - Profits, Losses and Distributions" and the Partnership Agreement attached as Appendix B. The character of any item of profit and loss (as capital gain or ordinary income and as capital loss or ordinary loss) will be the same to the Limited Partner as it is to the Partnership.

     In addition, subject to the passive loss rules discussed below, a Limited Partner is entitled to deduct on his federal income tax return his allocable share of any Partnership losses to the extent the Partner is at-risk and has basis in his Partnership interest at the end of the Partnership year in which such loss occurs.

     The General Partner, in order to comply with applicable tax law, will keep the Partnership's books and records and otherwise compute Profits and Losses based on the accrual method, and not the cash basis method, of accounting pursuant to Section 448 of the Code.

     The accrual method of accounting generally records income and expenses when they are accrued or economically incurred.

Affiliated Service Groups

     Purchase of Units in the Partnership may cause certain Limited Partners, certain Contract Hospitals and the Partnership to be treated under
Section 414(m) of the Code as an "affiliated service group." Consequently, employees of each member of any such affiliated service group would be treated as employed in the aggregate by a single employer for purposes of minimum coverage, participation, nondiscrimination and other employee benefit plan qualification requirements imposed by the Code. In contrast, an employer not affiliated with another employer under Section 414(m) of the Code need only consider its own employees in determining whether its employee pension benefit plans satisfy the Code qualification requirements.

     Aggregation of employers could cause the retirement plans of certain Limited Partners and related entities to fail to satisfy the minimum coverage or other qualification requirements imposed by the Code, potentially resulting in the disqualification of the plans for favorable tax treatment. Disqualification of the retirement plan of a Limited Partner would require, among other things, the value of the vested retirement benefit of a highly compensated employee who is a participant in such disqualified plan to be included in his gross income, regardless of whether the employee is a Limited Partner. In the event the Service attempted to disqualify the retirement plan of a Limited Partner on account of the affiliated service group rules, the disqualification of the plan could potentially be avoided through negotiation with the Service of a closing agreement providing for correction of the disqualifying defect and payment of a nondeductible sanction to the United States Treasury.

     Section 414(m) of the Code and Proposed Regulations thereunder provide three tests for determining whether aggregation of all employees is required; satisfaction of any one of these tests would require aggregation. Under the first test, a service organization ("First Service Organization" or "FSO") will be aggregated with any other service organization (an "A Organization") if the A Organization (i) is a partner or shareholder in the FSO, and (ii) regularly performs services for the FSO, or is regularly associated with the FSO in performing services for third persons. Whether the A Organization regularly performs services for the FSO, or is regularly associated with the FSO in performing services for third persons, is determined on the basis of facts and circumstances, including the amount of income derived from the performance of such services.

     Under the second test, an FSO will be aggregated with any other organization (a "B Organization") if (i) a significant portion of the B Organization's business is the performance of services for the FSO, for one or more A Organizations with respect to the FSO, or for both, where services are of a type historically performed in such service field by employees on December 13, 1980; and (ii) ten percent or more of the interest in the B Organization is held, in the aggregate, by persons who are officers, highly compensated employees, or the common owners of the FSO or an A Organization.

     An A Organization, a B Organization, or an FSO includes a sole proprietorship, partnership, corporation or any other type of entity, regardless of how it is legally formed. An organization may be deemed to own an interest in an FSO under the constructive ownership rules of Section 318(a) of the Code. In general, these rules provide that a Partnership interest owned by or for a Limited Partner is considered as owned by any other partnership in which he has an interest (e.g. a medical practice partnership) (for this purpose, an S corporation is treated as a partnership). In addition, if a Limited Partner owns fifty percent or more in value of the stock in a corporation, such corporation is deemed to own Partnership interests owned by or for such person. Indirect ownership (e.g., ownership through a subsidiary corporation) is considered in applying the foregoing rules. Under these rules, individual ownership by a Limited Partner in the Partnership may be attributed to the medical practice of such Limited Partner. This situation will occur when the Limited Partner is (i) a sole proprietor of his medical practice, (ii) a partner in a medical practice partnership, or (iii) an owner of fifty percent or more in value of the stock of a professional corporation which constitutes his medical practice. There will be no attribution of a Limited Partner's individual ownership in the Partnership to a professional corporation (that is not an S corporation) of which the Limited Partner is less than a fifty percent shareholder.

     The persons or entities with a risk of aggregation as A Organizations are Limited Partners who are sole proprietors, medical practice partnerships or S corporations having a Limited Partner as a partner or shareholder, or professional corporations having a Limited Partner as a fifty percent or more shareholder. In addition, to be an A Organization, such persons or entities must regularly perform services for the Partnership, or be regularly associated with the Partnership in performing services for third persons.

     Those persons or entities with a risk of aggregation as B Organizations would be organizations performing services for or on behalf of the Partnership that are owned at least ten percent in the aggregate by highly compensated employees of the Partnership or of a Limited Partner. The only persons or entities which the General Partner believes could fall into this category are the Contract Hospitals through which service arrangements are made, although there can be no assurance that others will not be in this category or otherwise be subject to a substantial risk of aggregation currently or in the future. Aggregation of any Contract Hospital will turn on whether the highly compensated employees of the Partnership (if any) or of any A Organization described above are also ten percent or more owners of such Contract Hospitals. The Partnership does not intend to have any highly compensated employees.

     Under the third test, an organization the "principal purpose" of which is performing on a regular and continuing basis "management functions" for one organization (or for one organization and other organizations aggregated with such organization under Code Section 414) (the "Management Organization") will be aggregated with the organization (and organizations aggregated with such organization under Code Sections 144(a)(3) and 414) for which such management functions are performed (the "Recipient Organization"). The only guidance with respect to the meaning of management functions was provided in former Temporary Regulations. In 1992, those Temporary Regulations were withdrawn by the Service. The Temporary Regulations provided that management functions include only those services and activities which have been historically performed by employees in the business field of the Recipient Organization on September 3, 1982. Such services and activities include determining, implementing or supervising daily business operations, personnel, employee compensation and benefits, short-and-long-range business planning, organizational structure and ownership, and any professional services (e.g., medical services) that relate to the foregoing services and activities. Generally, an organization's principal business will be management functions if the performance of management functions and other services for a Recipient Organization during the current and preceding taxable year constitutes more than 50% of the Management Organization's business activities. Those persons or entities with a risk of aggregation as Management Organizations would be organizations performing management functions for the Partnership where more than 50% of the gross receipts of the organization for the relevant two-year period stem from the performance of such functions for the Partnership. The General Partner does not believe that a physician Limited Partner's medical practice will fall into this category.

     By enacting Section 414(m), Congress attempted to prohibit the exclusion of nonprofessional employees from the employee benefit plans of certain professional organizations. Section 414(m)(1) provides that regulations thereunder may limit the extent to which all employees of the members of an affiliated service group will be treated as employed by a single employer. The Preamble to the Proposed Regulations recognizes that Section 414(m) and such regulations may require aggregation in situations in which there has been no attempt to avoid the employee benefit requirements listed in Section 414(m). The Proposed Regulations provide that the Commissioner of Internal Revenue may determine that certain organizations, or types of organizations, should not be considered as subject to the requirements of Section 414(m) even though they otherwise meet the conditions for aggregation. The General Partner and legal counsel to the Partnership do not believe that the contemplated arrangements among the Partnership, Limited Partners, General Partner and Contract Hospitals is the type of arrangements that Section 414(m) is intended to address; the General Partner and legal counsel to the Partnership have been informally advised by officials of the Service that the Service would not likely attempt to apply the affiliated service group rules to the arrangements; and in the experience of the General Partner and legal counsel to the Partnership, the Service has not attempted to apply the affiliated service group rules to similar arrangements in the past. The informal discussions with the Service, however, are not binding on the Service, and there is no guarantee that the Service will not apply the affiliated service group rules to the arrangement.

     As the provisions of Code Section 414(m) and the Proposed Regulations thereunder are complex and may apply differently to each Investor depending on his or her own circumstances, Investors are urged to consult with their own tax advisers before investing in the Partnership.

     INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE APPLICABILITY OF THE AFFILIATED SERVICE GROUP RULES DESCRIBED HEREIN TO THE EMPLOYEE BENEFIT PLANS MAINTAINED BY THEM OR THEIR MEDICAL PRACTICES.

Passive Income and Losses

     The Partnership expects and the Financial Projections forecast that the Partnership will realize taxable income and not taxable losses during its first five full years of operation. Nevertheless, if certain assumptions upon which the Financial Projections are based do not materialize, there can be no assurance that the Partnership will not realize taxable losses, in which event the use of such losses by the Limited Partners will generally be limited by Code
Section  469.  See  "Risk   Factors  -  Other   Investment   Risks -   Financial
Projections."

     Code Section 469 provides limitations for the use of taxable losses attributable to "passive activities." Code Section 469 operates generally to prohibit passive losses from being used except against income from passive activities.

     The passive activity rules apply to individuals (which includes individuals who are partners in partnerships or shareholders in S corporations), estates, trusts, "personal service corporations" and "closely held" C corporations. A "personal service corporation" is defined as a corporation whose principal activity is the performance of personal services substantially performed by employee-owners, but only if the employee-owners in the aggregate own more than 10% of the stock of the corporation by value (not number of shares). A "closely held " corporation is defined for purposes of these rules as a corporation where 5 or fewer shareholders own, directly or indirectly, more than 50% of the stock value of the corporation, at any time during the last half of the taxable year. A special rule applies to closely-held C corporations which are not personal service corporations; these corporations can offset passive losses against any income except portfolio income.

     Recently promulgated Regulations set forth rules for grouping trade or business activities and rental activities for purposes of applying the passive activity rules. One or more trade or business, or rental activity will be treated as a single activity if the activities constitute an "appropriate economic unit" for the measurement of gain or loss. All of the relevant facts and circumstances are to be examined to determine if an appropriate economic unit exists. A taxpayer may use any reasonable method of applying the relevant facts and circumstances in grouping activities; however, a rental activity may not be grouped with a trade or business activity unless one of the activities is insubstantial in relation to the other activity. The Regulations state that five factors, not all of which are necessary for a taxpayer to treat more than one activity as a single activity, are given the greatest weight in determining whether activities constitute an appropriate economic unit. Those five factors are: 1) similarities and differences in types of businesses; 2) the extent of common control; 3) the extent of common ownership; 4) geographical location; and
5) interdependence between the activities.

     Once a taxpayer has grouped activities into appropriate economic units, the taxpayer may not regroup or separate the activities in subsequent taxable years unless the original grouping was clearly inappropriate or there has been a material change in the facts and circumstances that makes the original grouping clearly inappropriate. The Service may regroup activities if: a) the taxpayer's grouping fails to reflect one or more appropriate economic units and
b) one of the primary purposes of the taxpayer's grouping is to circumvent the passive loss rules.

     A limited partnership is required to group its activities and its partners are bound by the grouping done at the partnership level. A partner must then group the partnership activity with activities he conducts directly or indirectly through other partnerships or S corporations, if the activities constitute an appropriate economic unit.

     The passive activity limitations apply only to a trade, business or rental activity in which the taxpayer does not materially participate. Code Section 469 provides generally that a limited partner's interest in a limited partnership is always a passive activity interest because a limited partner can never materially participate in the trade or business of the partnership. Regulations provide two important exceptions to this general rule for individual limited partners. First, a partnership interest is not treated as a limited partnership interest if the individual also owns an interest in such partnership as a general partner at all times during the partnership's taxable year. Second, a limited partner is treated as materially participating in an activity if he (i) participates in the activity for more than 500 hours during the taxable year,
(ii) materially participated in the activity for any five taxable years during the preceding ten taxable years, or (iii) materially participated for any three preceding taxable years in a personal service activity. For purposes of this rule, an activity refers to a single activity or appropriate economic unit if it involves the performance of personal services in the fields of health, law, engineering, architecture, accounting, actuarial science, performing arts or consulting or any other trade or business in which capital is not a material income producing factor. "Participation" generally means any work done by an individual in connection with an activity in which he owns, directly or indirectly, an interest at the time the work is done. The capacity in which the individual performs the work is immaterial.

     The General  Partner  plans to treat the  Partnership  business as a single activity. While certain qualified physician Limited Partners will perform services using the Partnership's Mobile Lithotripsy Systems (see "Proposed Activities - Operation of the Mobile Lithotripsy System"), the General Partner does not anticipate that any such Limited Partner will spend more than 500 hours during a taxable year in the performance of such services. The General Partner expects, however, that certain physician Limited Partners will be engaged in a trade or business activity outside the Partnership. Each Limited Partner must determine, based on all of the relevant facts and circumstances, whether the Partnership business and any other activities of the Limited Partner should be combined into a single activity. The Regulations provide that a physician's own medical practice and income derived through a limited partnership may constitute a single activity, particularly if substantially all of the partnership's services are provided to the doctors or their patients and such services are provided to the patients in roughly the same proportion as the doctors' interests in the Partnership. The services provided by the Partnership will not be limited to patients of the physician Limited Partners. Furthermore, the Partnership will not be providing services to patients of physician Limited Partners based upon the ownership interests of the physician Limited Partners. Both of these factors would tend to argue against grouping the Partnership activity with the individual medical practice activity of a physician Limited Partner. Due to the factual nature of the inquiry and lack of authority in this area, Counsel is unable to give an opinion as to whether an individual physician Limited Partner will be required to treat the Partnership trade or business and his own medical practice as a single activity.

     If a physician Limited Partner must combine his separate activities and the Partnership activity into a single activity, the hours of participation of the physician Limited Partner in his separate medical practice would have to be aggregated with his hours of participation in the Partnership. The General Partner expects that the physician Limited Partner's total hours will exceed 500 since the physician Limited Partner will have spent more than 500 hours in his own private practice. Thus, such a Limited Partner will be deemed to materially participate in the Partnership for the taxable year and, as a consequence, the Partnership income allocable to such Partner will be active income.

     Even if the 500 hour threshold is not met, the material participation rules may apply to certain Limited Partners. Regulation Section 1.469-5(j) provides that for purposes of the rules regarding material participation in five of the preceding ten taxable years and material participation in a personal service activity for any three preceding taxable years, an individual has materially participated in an activity for a preceding taxable year if such activity includes significant activities that are substantially the same as significant activities that were included in an activity in which the taxpayer materially participated for such preceding taxable year. The Regulations do not define a significant activity nor do the Regulations specify when such an activity will be substantially the same as a prior year's activity for purposes of determining whether material participation exists.

     The General Partner realizes that the physician Limited Partners have spent more than 500 hours in, and thus have materially participated in, their own private practices in preceding taxable years and will continue to do so in future taxable years. Due to the factual nature of the inquiry into the prior activities of individual Limited Partners and the lack of regulations or other authority explaining when an activity is substantially the same as a prior year's activity, Counsel is unable to give an opinion as to whether any Limited Partners will be deemed to be materially participating in the Partnership under the provisions of Regulation Section 1.469-5(j).

     In the event that a Limited Partner is deemed to materially participate in the Partnership, such Limited Partner's share of Partnership Profits will be active income which cannot be used to offset passive activity losses, and his share of Partnership Losses, if any, may be used to offset income from nonpassive activity sources, such as active business income, salary income or portfolio income (i.e., gross income from interest, dividends, annuities or royalties not derived in the ordinary course of a trade or business). On the other hand, if the Limited Partner has not materially participated in the Partnership, Code Section 469 will generally prohibit such Limited Partner from using Partnership Losses, if any, to offset income from other nonpassive activity sources. Disallowed passive losses are deferred and carried forward indefinitely until the taxpayer has passive income to offset.

     Upon the taxable disposition to an unrelated party of all of a passive activity, or a substantial part of a passive activity that may be treated as a separate activity, any unused deferred loss allocable to that passive activity, or to that substantial part of the passive activity that is treated as a separate activity, can be used to reduce any gain realized upon such disposition, with any excess loss available for deduction first against any other passive income and then in full against any other income or gain from any source. The Regulations do not specify what constitutes the disposition of a substantial part of an activity for purposes of this rule. Investors should note that an investment in Units is a long-term investment and that the General Partner anticipates that the Partnership will operate the Mobile Lithotripsy Systems for an indefinite period of time. Investors should also note that there is no market for the resale of Units, and that any such resale will be subject to various restrictions imposed by federal and state securities laws and the Partnership Agreement. See the form of the Partnership Agreement attached as Appendix B and "Summary of the Partnership Agreement - Restrictions on Transfer of Partnership Interests."

     The General Partner expects and the Financial Projections forecast that the Partnership will realize taxable income beginning in the first full year of operations, and for each year thereafter during the projected five-year period. Thus, it is expected that the Partnership will provide the Limited Partners who do not materially participate in the Partnership with passive activity income which can generally be used by the Limited Partners to offset passive activity losses from other sources and previously disallowed Partnership passive losses, if any.

     Investors should note, however, that the Temporary Regulations contain special rules which recharacterize passive activity income as active income. Specifically, Section 1.469-2T(f)(2) requires the recharacterization of an amount of the passive activity gross income from each "significant participation passive activity" ("SPA" ) if the taxpayer's passive activity gross income from all SPAs in which the taxpayer owns an interest for the taxable year exceeds the taxpayer's passive activity deductions from all such activities for such year. For purposes of this rule, a SPA is an activity in which the taxpayer participates for more than 100 hours but does not materially participate. The interest of a Limited Partner who will perform services using a Partnership Lithotripter under arrangements with an Contract Hospital (see "Proposed Activities - Operation of the Mobile Lithotripsy Systems") will be a SPA interest if such Limited Partner spends more than 100 hours during each year in the performance of such services. The same conclusion is valid for any physician Limited Partner that the General Partner hires to be a Medical Director of any Mobile Lithotripsy System. Also, if a Limited Partner is required to combine the Partnership activity and other activities into a single activity, Limited Partners who have performed more than 100 but less than 500 hours of service for the combined activity annually will be deemed to own an SPA interest in the Partnership. The importance of this rule is that it will treat the affected Limited Partners' shares of Partnership income as active income which cannot be offset against passive activity losses, but their shares of Partnership Losses, if any, will be treated as passive activity losses subject to the Code Section 469 limitations.

     THE PASSIVE ACTIVITY LOSS RULES WILL AFFECT EACH INVESTOR DIFFERENTLY, DEPENDING ON HIS OWN TAX SITUATION. EACH INVESTOR SHOULD CONSULT WITH HIS OWN TAX ADVISOR TO DETERMINE THE EFFECT OF THESE RULES ON THE INVESTOR IN LIGHT OF THE INVESTOR'S INDIVIDUAL FACTS AND CIRCUMSTANCES.

Depreciation

     The Financial Projections assume that the Partnership will use the Modified Accelerated Cost Recovery System ("MACRS") to depreciate the cost of any newly acquired equipment. Further, the Financial Projections assume that any additions or improvements to the Mobile Lithotripsy Systems and any newly purchased equipment will be completed and placed into service after January 1, 1999 but prior to October 1, 1999, and that the mid-year convention will apply. It is assumed that any additions or improvements to any Mobile Lithotripsy System, as well as the cost of any newly purchased equipment, will also be depreciated over a five year term under the MACRS method of depreciation using the 200% declining balance method, switching to the straight-line method to maximize the depreciation allowance. In such case, the Partnership will claim only a half year of depreciation for these items in its first year of operations. The Partnership will depreciate the Contributed Assets, including the Mobile Lithotripsy Systems being contributed, utilizing a carryover basis over the remainder of their useful lives and pursuant to MACRS using the 200% declining method of depreciation, switching to the straight-line method to maximize the depreciation allowance.

     As under prior law, the 1986 Act provides that the full amount of depreciation on personal property (such as the Mobile Lithotripsy Systems) is recaptured upon disposition (i.e., is taxed as ordinary income) to the extent gain is realized on the disposition. Investors should note that the 1986 Act repealed the investment tax credit for all personal property.

Partnership Allocations

     The Partnership Agreement specifies the Partners' shares of Profits, Losses and Distributions, and the Financial Projections are based upon the effectiveness of the allocations so specified. See "Summary of Partnership Agreement - Profits, Losses and Distributions." The Tax Reform Act of 1976 amended Section 704(b) of the Code to provide that special allocations of income, gain, loss, deduction or credit, or items thereof, will be disregarded if such allocations do not have "substantial economic effect." While the Congressional Committees' reports do not extensively define "substantial economic effect," the Senate Finance Committee Report indicates that generally an allocation has "substantial economic effect" if it may actually affect the dollar amount of the partners' shares of the total partnership income or loss independent of tax consequences. If an allocation lacks substantial economic effect, such allocation will be reallocated on the basis of each partner's proportionate interest in the partnership in question, "based on all the facts and circumstances." According to the staff of the Joint Committee on Taxation, "General Explanation of the TRA of 1976," 94th Cong. 2d Sess. 95 N.6 (1976), the capital accounts of the partners are to be utilized to determine whether a special allocation has substantial economic effect if the allocation is reflected as an increase or decrease in a partner's capital account and the capital accounts of the partners actually reflect the dollar amounts that the partners will receive upon liquidation of the partnership.

     The Treasury Department issued final Regulations under Section 704(b) of the Code, effective December 31, 1985, which offer objective criteria for determining whether an allocation has  "substantial  economic  effect"  and will be  respected.  While  the  final
Regulations are quite complex and could be interpreted such that the Partnership's allocations would not be sustained, it is Counsel's opinion that, if litigated, it is more likely than not that the allocations as provided in the Partnership Agreement would be sustained.

     Investors are cautioned that the foregoing analysis and conclusions are based upon extremely complex final Regulations which have not been construed or interpreted by the courts. The Partnership Agreement authorizes the General Partner to make amendments as necessary in order to permit the Partnership allocations to be sustained for federal income tax purposes, but only if such amendments do not materially affect adversely the rights and obligations of the Limited Partners. Otherwise, any amendment must be approved by the vote of the General Partner and a Majority in Interest of the Limited Partners. If an amendment to the Partnership Agreement were required in order to sustain the Partnership allocations for federal income tax purposes, there is no assurance that such an amendment would be possible or, if it were, that the rights and obligations of the Limited Partners might not be adversely affected in some manner which cannot be ascertained at this time. Investors should be aware of the risks which are inherent in this complex and developing area of the law.

     The Code prohibits the allocation of items of income, gain, loss, deductions or credits to a partner where such items are earned, incurred, or accrued prior to the time such partner became a partner. This varying interest rule effectively prohibits partnerships from retroactively allocating a full share of partnership items for a taxable year to persons who were partners in the partnership for only a portion of the taxable year. Section 706(d) of the Code limits rules which otherwise permit the partnership to amend the allocation provisions of the Partnership Agreement for a taxable year until the due date for the partnership tax return for that year. Regulations provide that if a change in the partners' interests in the partnership occurs as a result of a partner's sale of his entire interest in the partnership, the partnership's taxable year closes with respect to the transferor partner. Thus, the transferor partner has no interest in partnership items incurred after he disposes of his interest; conversely, the transferee partner has no interest in partnership items incurred before that date. Although, the partnership's taxable year does not close with respect to a partner who sells or exchanges less than his entire interest or whose interest is reduced by an event such as the entry of a new partner into the partnership or a gift of a partner's interest to another person, the varying interest rule requires allocations of partnership items to old and new partners to reflect the changes in their percentage interests.

     Regulations sets forth two methods for taking into account the partners' varying interests in a partnership in cases where a partner disposes of his entire interest in a partnership (in which case the partnership taxable year closes as to him). The legislative history to the 1976 revisions to the varying interest rule states that new regulations "are to apply" the same two alternative methods of computing allocations for purposes of the varying interest rule where no partner disposes of his entire interest.

     In the case of a disposition of a partner's entire partnership interest by sale, exchange, or liquidation, the Regulations provide that the allocation between transferor and transferee may be made by actually closing the partnership books and calculating the exact taxable income or loss for the period ending on the date of the transfer. The interim closing allows tracing of partnership items to the segment of the partnership taxable year in which they were incurred. Under this method, a person who was a partner for only a portion of the taxable year would be allocated his distributive share of only those items that actually were incurred during the time he was a member of the partnership.

     The Regulations provide that a partnership can avoid an interim closing of the books if the partners agree to permit the transferor partner to take into account a pro rata amount of the items he would have included in his taxable income if he had remained a partner for the entire taxable year. The Regulations state that the proration may be based on the portion of the taxable year that elapsed before the change in interests, but that the partnership may use "any other method that is reasonable."

     The Partnership Agreement provides that items of income, gain, loss, deductions, and credits will be allocated between the transferor partner and the transferee partner under the proration method described above. That is, the items of income, gain, loss, deductions and credits will be allocated in the same ratio as the number of days in the year before and after the date of the transfer or admission, unless the Partnership has sold any of its asset in the year of the transfer or admission. If the Partnership has sold any of its assets in the year of the transfer or admission, then the General Partner may elect, in its sole discretion, to use the interim closing of the books method described above. Accordingly, Investors may be allocated items of income and loss which may be accrued prior to the Investor becoming a Limited Partner.

Tax Treatment Of Certain Fees and Expenses Paid By The Partnership

     In General. Under the Code, a partnership expenditure will, as a general rule, fall into one of the following categories: (1) deductible expenses -- expenditures such as interest, taxes, and ordinary and necessary business expenses which the partnership is entitled to deduct in full when paid or incurred; (2) amortizable expenses -- expenditures which the partnership is entitled to amortize (i.e., deduct ratably) over a fixed period of time; (3) capital expenditures -- expenditures which must be added to the amortization or depreciation base of partnership property (or partnership loans) and deducted over a period of time as the property (or partnership loan) is amortized or depreciated; (4) organization expenses -- expenditures related to the organization of the partnership, which under Section 709 of the Code are amortized over a 60-month period, provided an election to do so is made; (5) syndication expenses --expenditures paid or incurred in promoting the sale of interests in the partnership, which under Section 709 of the Code must be capitalized but may be neither depreciated, amortized, nor otherwise deducted;
(6) partnership distributions -- payments to partners representing distributions of partnership funds, which may be neither capitalized, amortized nor deducted;
(7) start-up expenses -- expenditures incurred by a partnership during an initial period, which under Section 195 of the Code may be amortized over a 60-month period; and (8) guaranteed payments to partners -- payments to partners for services or use of capital which are deductible or treated in the other categories of expenditures listed above, provided they meet the applicable requirements.

     Several amendments to the Code enacted by the Tax Reform Act of 1984 alter established tax accounting principles. One or more of these amendments may affect the federal income tax treatment of fees and expenses, particularly fees paid or incurred by a partnership for services. In particular, new Code Section 461(h) now provides that an expense or fee paid to a service provider may not be accrued for federal income tax purposes prior to the time "economic performance" occurs. "Economic performance" occurs as (and no sooner than) the service provider provides the required services.

     All expenditures of the Partnership must constitute ordinary and necessary business expenses in order to be deducted by the Partnership when paid or incurred, unless the deduction of any such item is otherwise expressly permitted by the Code (e.g., taxes). Expenditures must also be reasonable in amount. The Service could challenge a fee deducted by the Partnership on the ground that such fee is a capital expenditure, which must either be amortized over an extended period or indefinitely deferred, rather than deducted as an ordinary and necessary business expense. The Service could also challenge the deduction of any fee on the basis that the amount of such fee exceeds the reasonable value of the services performed, the goods acquired or the other benefits to the Partnership.

     Under Section 482 of the Code, the Service has broad discretion to reallocate income, deductions, credits or allowances between entities with common ownership or control if it is determined that such reallocation is necessary to prevent the evasion of taxes or to reflect the income of such entities. The Partnership and the General Partner are entities to which Section 482 applies and it is possible that the Service could contend that certain items should be reallocated in a manner that would change the Partnership's proposed tax treatment of such items. See the Financial Projections attached as Appendix A.

     The General Partner believes the payments to it and its Affiliates are customary and reasonable payments for the services rendered by them to the Partnership; however, these fees were not determined by arm's length negotiations. Nothing has come to the attention of Counsel to the Partnership which would give Counsel reasonable cause to question the General Partner's determination. On audit the Service may challenge such payments and contend that the amount paid for the services exceeds the reasonable value of those services. Because of the factual nature of the question of the reasonableness of any particular fee, Counsel to the Partnership cannot express an opinion as to the outcome of the reasonableness of the amount of any fee should the issue be litigated.

     The Partnership will incur certain legal, accounting, and other expenses related to the Asset Contribution and its formation. Under current Federal income tax law, no deduction is allowed for expenses relating to the foregoing and such expenses must be capitalized. Consequently, no Partner will be allocated any portion of such capitalized expenses. It is expected that these expenses will be paid out of the proceeds of the Offering and Partnership Cash Flow.

     Organizational and Syndication Expenses. Section 709 of the Code permits certain costs relating to the organization of a partnership to be amortized over a period of not less than 60 months, but prohibits a partnership from deducting or amortizing those costs of forming the partnership that do not strictly relate to the organization of the partnership, or that are incurred to promote the sale of partnership interests (i.e., syndication expenses). The Regulations provide definitions for organizational expenses that are deductible and syndication expenses that must be capitalized and explain how the amortization election is made. Organizational expenses include legal fees for services incident to the organization of a partnership, such as negotiation and preparation of a partnership agreement, accounting fees for services incident to the organization of the partnership and filing fees. Syndication expenses include brokerage fees, registration fees, legal fees for securities advice, accounting fees for preparation of representations to be included in the offering materials, and printing costs of the offering materials. The Partnership intends to treat the entire amount payable to the Sales Agent as a sales commission for selling the Units, as well as certain other fees and expenses allocable to the preparation of this
Memorandum and to the offering of the Units in the Partnership, as nondeductible, nonamortizable syndication expenses.

     The Partnership intends to amortize, over a 60-month period, that portion of the costs of forming the Partnership that is attributable to the organization of the entity, pursuant to the Regulations. The Service may take the position that some portion or all of these costs relate to matters other than the organization of the Partnership and fail to qualify as amortizable expenses under Section 709 and, therefore, must be capitalized rather than deducted. The General Partner believes that the various expenses have been properly characterized. Because the allocation of these expenses is a factual question, Counsel to the Partnership cannot predict the outcome should the character of certain expenses be challenged on audit.

     Investors will economically bear their respective proportionate share of organizational and syndication expenses as these costs likely will be paid out of proceeds from the Offering. These costs will be borne irrespective of their amount, timing and ability of the Partnership to deduct these costs for tax purposes.

     Start-Up Expenditures. Section 195 of the Code permits costs relating to the investigation and establishment of an active trade or business to be amortized over a period of not less than 60 months. The Partnership intends to amortize, over a 60-month period, that portion of the costs incurred by the Partnership prior to the time the business of the Partnership commences that are attributable to the investigation and establishment of such business. The Service may take the position that some portion or all of these costs relate to matters other than the investigation and establishment of the Partnership's business and fail to qualify as amortizable expenses under Section 195 and, therefore, must be capitalized rather than deducted. The General Partner believes that the various expenses have been properly characterized. Because the allocation of these expenses is a factual question, Counsel to the Partnership cannot predict the outcome should the character of certain expenses be challenged on audit.

     Investors will economically bear their respective proportionate share of start-up expenditures as these costs likely will be paid out of proceeds from the Offering. These costs will be borne irrespective of their amount, timing and ability of the Partnership to deduct these costs for tax purposes.

     Management Fee to General  Partner.  The  Partnership  will pay the General
Partner a monthly management fee equal to the greater of $8,000 or 7.5% of Partnership Cash Flow per month. The management fee will be paid to the General Partner for the time and attention to be devoted by it for supervising and coordinating the management and administration of the day-to-day operations of the Mobile Lithotripsy Systems pursuant to the terms of the Management Agreement attached as Appendix D. See "Compensation and Reimbursement to the General Partner and its Affiliates." The Partnership intends to deduct the management fee in full in the year paid. Assuming the management fee to be paid to the General Partner is ordinary, necessary and reasonable in relation to the services provided, Counsel is of the opinion that the Partnership may deduct the management fee in full in the year paid.

Partnership Elections

     The Code permits partnerships to make elections for the purpose of adjusting the basis of partnership property on the distribution of property by a partnership to a partner and on the transfer of an interest in a partnership by sale or exchange or on the death of a partner. The general effect of such elections is that transferees of Partnership interests will be treated, for the purposes of depreciation and gain, as though they had a direct interest in the Partnership's assets, and the difference between their adjusted bases for their interests and their allocable portion of the Partnership's bases for its assets will be allocated to such assets based upon the fair market value of the assets at the times of transfers of the interests. Any such election, once made, cannot be revoked without the consent of the Service. Under the terms of the Partnership Agreement, the General Partner, in its discretion, may make the requisite election necessary to effect such adjustment in basis.

     The Code requires partnerships having partners who contribute property with a basis different than the property's fair market value on the date of contribution to eliminate that disparity utilizing any one of three methods described in Treasury Regulations promulgated under Code Section 704(c) - the traditional method, the curative method, or the curative method with remedial allocations. In the case of the Partnership, the General Partner has contributed the Contributed Assets which in the aggregate have a tax basis greater than their fair market value. However, certain of the Contributed Assets may have a tax basis less than their fair market value. Code Section 704(c) and the Regulations thereunder provide for methods by which to eliminate, or attempt to eliminate, these disparities. They also govern the allocation of depreciation with respect to contributed property where the tax basis of the property does not equal its fair market value. They will require the Partnership to attempt to eliminate these differences utilizing any one of the above three methods. The General Partner, in its discretion, may elect which of the three methods to utilize to account for the difference in tax basis and fair market value of the Contributed Assets in the aggregate and on an individual basis.

Taxable Income

     The Partnership Agreement provides that in each year of the Partnership, annual Distributions may be made to the Partners. Excluded from the definition of cash available for

Distributions, however, is the amount of funds necessary to amortize Partnership debts and to maintain certain cash reserves deemed necessary by the General Partner. See "Proposed Activities - Funding for Partnership Activities." The Partnership will also incur significant up-front capital costs that may have to be paid out of Partnership revenues. Thus, taxable income may very well exceed cash available for distribution in the Partnership's initial year of operations. Because of the circumstances outlined above, if Partnership cash flow falls substantially below the estimates as set forth in the Financial Projections, a Limited Partner could be subject to income taxes payable out of personal funds to the extent of the Partnership's income, if any, attributed to him without receiving from the Partnership sufficient cash to pay the Limited Partner's tax with respect to such income.

Cash Distributions and Determination of Basis

     Under the Partnership Agreement, the Partnership will distribute to the Partners cash flow realized from the operation of the Mobile Lithotripsy Systems and sales proceeds realized on a sale of Partnership property, if any. See "Summary of Partnership Agreement."

     Generally, a Distribution of cash by the Partnership to a Limited Partner will be taxable to the Limited Partner only to the extent that the Distribution exceeds the Limited Partner's basis for his Partnership Interest. Any Distribution of cash in excess of a Limited Partner's basis for his Partnership Interest will generally be taxable as capital gain assuming that the Partnership Interest constitutes a capital asset in the hands of the Limited Partner. A Limited Partner's basis for his Partnership Interest is equal to the amount of cash contributed by the Limited Partner to the Part nership through the purchase of his Partnership Interest increased by Profits allocated to such interest and decreased by Losses allocated to such interest and all Distributions with respect to such interest.

     The General Partner anticipates that Partnership Cash Flow distributions will not exceed the Limited Partners' basis in their Partnership Interests, thus, under such circumstances, the Limited Partners should avoid taxable gain upon receipt of Partnership Cash Flow distributions and constructive receipt of their share of the deemed distributions, if any. There can be no assurance, however, that the Partnership will not realize any Losses or that Distributions will not exceed the amounts forecast, or that Profits will be less than the amounts forecast, in which event the Limited Partners may not have sufficient tax basis in their Partnership Interests to avoid taxable gain from receipt of Partnership Distributions and constructive receipt of their share of any deemed distributions.

     THE REGULATIONS ARE VERY COMPLEX. THE GENERAL PARTNER URGES EACH INVESTOR TO CONSULT WITH HIS OWN TAX ADVISOR TO DETERMINE THE EFFECT OF THE REGULATIONS ON THE TAX CONSEQUENCES OF AN INVESTMENT IN THE PARTNERSHIP, PARTICULARLY IN THE EVENT THE PARTNERSHIP PROFITS ARE LESS THAN THE AMOUNTS FORECAST OR THE PARTNERSHIP REALIZES LOSSES.

Sale of Partnership Units

     Gain realized on the sale of Units by a Limited Partner who is not a "dealer" in Units or in limited partnership interests will be taxed as capital gain, except that the portion of the sales price attributable to inventory items and unrealized receivables will be taxed as ordinary income. "Unrealized receivables" of the Partnership include the Limited Partner's share of the ordinary income that the Partnership would realize as a result of the recapture of depreciation (as described above) if the Partnership had sold Partnership depreciable property immediately before the Limited Partner sold his interest. Investors should note that the IRS Restructuring and Reform Act of 1998 generally imposes a maximum tax rate of 20% on net long-term capital gains. To the extent the Partnership has income attributable to depreciation recapture incurred on the sale of a capital asset, such income will be taxed at a maximum rate of 25%. The Revenue Reconciliation Act of 1993 imposed a maximum potential individual income tax rate of 39.6% on ordinary income.

Further Changes in Tax Laws

     In the foregoing discussion, an attempt has been made to summarize the effects of certain provisions of recent tax legislation which would appear to affect the tax consequences to an Investor in the Partnership. It is, of course, not possible to discuss all of the changes in the Code effected by all amendments enacted over the last several years which might adversely affect a Limited Partner. Consequently, each Investor is urged to consult his own tax counsel in this regard. It should also be noted that other proposals for changes in the Code have been made which might be adopted at some later date and could have an adverse impact on the Limited Partners.

Local and State Taxes

     The Partnership is organized under the laws of the State of Tennessee and its operations are anticipated to take place primarily within Alabama, Arkansas, Kentucky and Tennessee. Investors are anticipated to be residents only of Alabama, Arkansas, Kentucky and Tennessee.

     Each Investor should consult his own attorney or tax advisor regarding the effect of state taxes on his personal situation.


                      SUMMARY OF THE PARTNERSHIP AGREEMENT

     The Partnership Agreement sets forth the powers and purposes of the Partnership and the respective rights and obligations of the General Partner and the Limited Partners. The following is only a summary of certain provisions of the Partnership Agreement, and does not purport to be a complete statement of the various rights and obligations set forth therein. A complete copy of the form of the form of the Partnership Agreement is set forth as Appendix B to this Memorandum, and Investors are urged to read the Partnership Agreement in its entirety and to review it with their counsel and advisors.

Formation

     The Partnership was formed on October 16, 1998 as a limited partnership under the laws of the State of Tennessee and has had no operations to date. The Initial Limited Partner will withdraw from the Partnership upon the Closing. The General Partner of the Partnership is Prime Lithotripter Operations, Inc., a New York corporation, d/b/a Tennessee Valley Lithotripter. See "General Partner."

Description of the Units

     Investors will acquire their interests in the Partnership in the form of Units. Upon the successful completion of the Offering, each purchaser of the Units whose subscription is accepted by the General Partner will become a Limited Partner in the Partnership. For each Unit purchased, a payment of $9,114 is required; provided, that prospective Investors who meet certain requirements may be able to fund a portion of their Unit purchase price with the proceeds of a Limited Partner Loan. See "Terms of the Offering - Limited Partner Loans." The per Unit cash purchase price and execution and delivery of any Loan Documents are due upon subscription. No Limited Partner will have any liability for the debts and obligations of the Partnership by reason of being a Limited Partner, except to the extent of (i) his Capital Contribution, (ii) his proportionate share of the undistributed profits of the Partnership and (iii) the amount of certain Distributions received from the Partnership as provided by the Act. Limited Partners financing a portion of the purchase price of their Units will also be liable to the Bank as provided in the Loan Documents. See "Risk Factors
- Other Investment Risks - Liability Under Limited Partner Loans" and "Risk Factors - Other Investment Risks - Limited Partners' Obligation to Return Certain Distributions." See also Form of Legal Opinion of Womble Carlyle Sandridge & Rice, a Professional Limited Liability Company, attached hereto as Appendix E.

Contribution of the General Partner

     Concurrent with the Closing of the Offering, the General Partner will contribute to the Partnership the Contributed Assets. See "Proposed Activities - Contribution of Assets." In exchange, the General Partner will receive at least an initial 80% Partnership Interest. The General Partner's Partnership Interest will increase by 0.25% for each unsold Unit.

Dilution Offerings

     The General Partner has the authority to periodically offer and sell additional limited partnership interests in the Partnership (a "Dilution
Offering") to local investors who are not investors in the Partnership ("Qualified Investors"). The primary purpose of Dilution Offerings is expected to be to raise additional capital for any legitimate Partnership purpose. Money raised in a Dilution Offering could also be distributed to the Partners as determined by the General Partner. Any sale of limited partnership interests in a Dilution Offering will result in proportionate dilution of the Partnership
Percentage Interests of the existing Partners; i.e., the interests of the General Partner and of the Limited Partners in Partnership allocations, cash distributions and voting rights will be proportionately reduced as a result of a successful Dilution Offering. Unless otherwise agreed by the General Partner and a Majority in Interest of the Limited Partners at the time, any additional limited partnership interests offered in a Dilution Offering will be sold for a price no lower than the highest price for which proportionate limited partnership interests in the Partnership have been previously sold by the Partnership.

Fundamental Changes

     Under the terms of the Partnership Agreement, the General Partner may cause the Partnership to engage in certain transactions in the future without any approval by the Limited Partners, any of which transactions could result in the termination or reorganization of the Partnership and a partial or total dilution of all Limited Partners' interests in the Partnership. The General Partner could adopt a plan providing for the merger or consolidation of the Partnership with another entity; the sale of all or substantially all of the Partnership's assets to another entity; or any other reorganization, reclassification or exchange of the Partnership Interests, including without limitation the exchange of Partnership Interests for equity interests in another entity or for cash or other consideration. In such event, the Limited Partners are obligated by the terms of the Partnership Agreement to take or refrain from taking, as the case may be, such actions as the plan may provide, including, without limitation, executing such instruments, and providing such information as the General Partner may reasonably request. Any such plan may also result in an amendment to the Partnership Agreement or the adoption of a new partnership agreement in connection with the merger of the Partnership with another entity. The plan may also provide that the General Partner and its affiliates will receive fees for services rendered in connection with the operation of the Partnership or any successor entity following the consummation of the transactions described in the plan, and neither the Partnership nor the Limited Partners will have any right by virtue of the Partnership Agreement in the fees to be derived therefrom. Any securities or other consideration to be distributed to the Partners pursuant to any such plan shall be distributed in the manner set forth in the Partnership Agreement as though the Partnership were being liquidated. Moreover, because the General Partner has the sole right to approve the transactions described above, the General Partner may be entitled to complete such transactions without providing the Limited Partners information that might otherwise be required to be disclosed to the Limited Partners prior to completing the transaction, including but not limited to information concerning the risks and effect of the proposed transaction; the fairness of the proposed transaction to the Partnership and the Limited Partners; comparative distributions to the General Partner under the Partnership operations and under the proposed reorganization; the method of valuing the Partnership in the proposed transaction and the method of allocating value among various participants in the proposed transaction; the background, reasons for and alternatives to the transaction; and conflicts of interest of the General Partner in the proposed reorganization.

     In December 1993, Congress passed legislation amending portions of the Securities Exchange Act of 1934 to afford new protections to limited partnership investors in the context of certain limited partnership mergers and reorganizations commonly known as partnership rollups. The law, known as the "Limited Partnership Rollup Reform Act of 1993" (the "Reform Act"), became effective on December 17, 1994, and applies to certain rollup transactions proposed after such date. The Reform Act and the Rules promulgated thereunder are applicable only to certain types of partnership rollups and, when applicable, provide limited partners with the following protections:

     (i) allows and facilitates communication between limited partners during their consideration of a proposed rollup;

     (ii) allows the limited partners to obtain a list of the other limited partners involved in the rollup;

     (iii) prohibits the practice of compensating persons soliciting the limited partners' approval of the rollup based on the number of approvals received;

     (iv) requires greater disclosure to the limited partners of the terms of the rollup and its effects on the limited partners including (a) the reason for the rollup and consideration of the alternatives; (b) the method of allocating interests in the successor entity to the limited partners and why such method was chosen; (c) comparative information including changes in limited partner voting rights, changes in distributions to the limited partners and changes in compensation to the general partner; (d) conflicts of interest of the general partner; (e) changes in the partnership's business plan; (f) the valuation of the limited partnership interests; (g) any significant difference between the exchange values of the limited partnerships and the trading price of the securities to be issued in the rollup transaction; (h) the risks and effects of the proposed rollup transaction; (i) a statement by the general partner of the fairness of the rollup and the general partner's basis for such opinion; (j) full disclosure of any opinion (other than opinions of counsel) or appraisal received by the general partner related to the proposed transaction, or if no such opinion or appraisal was sought by the general partner, an explanation of why no such opinion or appraisal is necessary to permit the limited partners to make an informed decision regarding the proposed transaction; (k) the rights of the limited partners to exercise dissenters' or appraisal rights or similar rights; (l) the method for allocating rollup consideration to the limited partners and an explanation why such method was chosen; and (k) tax consequences of the rollup; and

     (v) requires a minimum 60 day offering period during which the limited partners may consider the proposed rollup (or such shorter period as required by state law).

     Further, the Reform Act also provides that related Rules of Fair Practice will be amended to prohibit exchanges and national securities associations from listing securities issued in connection with a rollup unless the limited partners are afforded the following protections:

     (i) dissenting limited partners must have the right to one of the following: (a) to receive an appraisal and compensation; (b) to retain a security under substantially similar terms as the original issue; (c) to approve of the rollup by a vote of not less than 75% of the outstanding securities of each participating partnership, or; (d) to use an independent committee to negotiate the terms of the transaction.

     (ii) not to have their voting power unfairly reduced or abridged.

     (iii) not to bear an unfair proportion of the costs of the rollup transaction.

     The Reform Act applies only to certain types of rollup transactions, and there is no certainty that any plan considered by the Partnership at any time would be subject to the Reform Act. Thus Investors must assume in making an investment in the Units that their Limited Partnership Interest will be subject to the provisions of the Partnership Agreement permitting fundamental changes which could result in the termination or reorganization of the Partnership and a partial or total dilution of all Limited Partners' interests in the Partnership without the consent of, or disclosure of detailed information concerning the transaction to, the Limited Partners.

Profits, Losses and Distributions

     The following is a summary of certain provisions of the Partnership Agreement relating to the allocation and distribution of the Profits, Losses, Partnership Cash Flow, Partnership Refinancing Proceeds, Partnership Sales Proceeds, and cash upon dissolution of the Partnership. Investors should note that the Percentage Interests referenced in the discussion below could change as a consequence of a future Dilution Offering. Because an understanding of the defined financial terms is essential to an evaluation of the information presented below, Investors are urged to review carefully the definitions of the terms appearing in the Glossary.

     1. Allocations.

     Losses. After giving effect to the special allocations set forth below, the Partnership's Losses, if any, for each Year generally will be allocated to the Partners in accordance with their respective Percentage Interests.

     Profits. After giving effect to the special allocations set forth below, the Partnership's Profits for any Year generally will be allocated to the Partners in accordance with their respective Percentage Interests.

     All items of income, gain, loss, deduction, or credit will be allocated among the Partners proportionately. Further, notwithstanding the foregoing, after giving effect to certain special allocations, the General Partner must be allocated at least 1% of all items of income, gain, loss, deduction or credit.

     2. Special Allocations. The following special allocations shall be made in the following order:

     (i) Partnership Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum Gain during any Year, each Partner shall be specially allocated items of Partnership income and gain for such Year (and, if necessary, subsequent Years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). Allocations made pursuant to the previous sentence will be made in proportion to the respective amounts required to be allocated to each Partner pursuant to that section of the Regulations. This provision relating to Partnership Minimum Gain Chargebacks is intended to comply with Treasury Regulations Section 1.704-2(f) and will be interpreted and applied in a manner consistent with that Regulation.

     (ii) Partner Minimum Gain Chargeback. If there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt shall be specially allocated items of Partnership income and gain for such Year (and, if necessary, subsequent Years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, to the extent required and determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence will be made in proportion to the respective amounts required to be allocated to each Partner pursuant to that section of the Regulations. This provision relating to Partner Minimum Gain Chargebacks is intended to comply with Regulation Section 1.704-2(i)(4) and will be interpreted and applied in a manner consistent with that Regulation.

     (iii) Qualified Income Offset. If a Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4) through (6) which causes or increases a deficit balance in such Partner's Capital Account (as adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(d)), items of Partnership income and gain will be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the deficit Capital Account of such Partner as quickly as possible, provided that an allocation pursuant to this provision shall be made only if and to the extent that such Partner would have a deficit Capital Account after all other allocations have been tentatively made as if this provision were not in the Partnership Agreement. This provision is intended to be a "qualified income offset," as defined in Regulation Section 1.704-1(b)(2)(ii)(d).

     3. Allocations Between Transferor and Transferee. In the event of the transfer of all or any part of a Partner's interest (in accordance with the provisions of the Partnership Agreement) in the Partnership at any time other than at the end of a year, or the admission of a new Partner (in accordance with the provisions of the Partnership Agreement), the transferring or new Partner's share of the Partnership's income, gain, loss, deductions and credits, as computed both for accounting purposes and for federal income tax purposes, will be allocated between the transferor Partner and the transferee Partner (or Partners), or the new Partner and the other Partners, as the case may be, in the same ratio as the number of days in such year before and after the date of the transfer or admission; provided, however, that if there has been a sale or other disposition of the assets of the Partnership (or any part thereof) during such year, then upon the mutual agreement of all the Partners (excluding the new Partner and the transferring Partner), the Partnership may in its sole discretion treat the periods before and after the date of the transfer or admission as separate years and allocate the Partnership's net income, gain, net loss, deductions and credits for each of such deemed separate years. Notwithstanding the foregoing, the Partnership's "allocable cash basis items," as that term is used in Section 706(d)(2)(B) of the Code, shall be allocated as required by Section 706(d)(2) of the Code and the Regulations thereunder. See "Tax Aspects of the Offering - Partnership Allocations."

     4. Incoming Partner Allocations. The Code prohibits the retroactive allocation of a full share of partnership items to persons who were partners for less than the entire year. As provided above, the Partnership Agreement provides that items of income, gain, loss, deductions and credits will be allocated between a transferor Partner and a transferee Partner in the same ratio as the number of days in the year before and after the date of the transfer or admission, unless the Partnership has sold any of its assets in the year of the transfer or admission. If the Partnership has sold any of its assets in the year of the transfer or admission, then the General Partner may elect, in its sole discretion, to use the interim closing of the books method described above. See "Tax Aspects of the Offering - Partnership Allocations."

     5. Distributions.

     The Limited Partnership Agreement authorizes the following Distributions to be made to the Partners:

     Distribution of Partnership Cash Flow. Partnership Cash Flow will be distributed to the Partners within 60 days after the end of each year of the Partnership, or earlier in the discretion of the General Partner, in accordance with their respective Percentage Interests. Subject to the availability of Partnership Cash Flow and the financial obligations of the Partnership, it is anticipated that quarterly distributions will be made to the Partners. There is no assurance, however, that such will be the case.

     Distribution of Partnership Sales Proceeds and Partnership Refinancing Proceeds. Partnership Sales Proceeds and Partnership Refinancing Proceeds will be distributed to the Partners within 60 days after the transactions giving rise to such proceeds, or earlier in the discretion of the General Partner, in accordance with their respective Percentage Interests.

     Distribution Upon Dissolution. Upon the dissolution and termination of the Partnership, the General Partner, or if there is none, a representative of the Limited Partners, will cause the cancellation of the Partnership's Certificate of Limited Partnership, liquidate the assets of the Partnership, and apply and distribute the proceeds of such liquidation in the following order of priority:

     (i) First, to the payment of debts and liabilities of the Partnership, and the expenses of liquidation;

     (ii) Second, to the creation of any reserves that the General Partner or the representatives of the Limited Partners may deem reasonably necessary for the payment of any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the business and operation of the Partnership; and

     (iii) Third, the balance, if any, will be distributed to the Partners in accordance with the Partners' positive Capital Account balances after such Capital Accounts are adjusted as provided in the Partnership Agreement, and any other adjustments required by the final Regulations under Section 704(b) of the Code. Any general partner with a negative Capital Account following distribution of the liquidation proceeds or the liquidation of its interest in the Partnership must contribute to the Partnership an amount equal to such negative capital account on or before the later of the end of the Partnership's taxable year or within 90 days after the date of liquidation. Any capital so contributed will be (i) distributed to those Partners with positive capital accounts until such capital accounts are reduced to zero, and/or (ii) used to discharge recourse liabilities. It is intended that Capital Accounts will allow for liquidation distributions consistent with the manner in which Partnership Sales Proceeds and Partnership Refinancing Proceeds are distributed; however, there can be no assurance that such will be the case.

     Tax Withholding. The Partnership is authorized to pay, on behalf of any Partner, any amounts to any federal, state or local taxing authority, as may be necessary for the Partnership to comply with tax withholding provisions of the Code or the income tax or revenue laws of any taxing authority. To the extent the Partnership pays any such amounts that it may be required to pay on behalf of a Partner, such amounts will be treated as a cash Distribution to such Partner and will reduce the amount otherwise distributable to him.

Management of the Partnership

     The General Partner has the sole right to manage the business of the Partnership and at all times is required to exercise its responsibilities in a fiduciary capacity. The consents of the Limited Partners is not required for any sale or refinancing of the Mobile Lithotripsy Systems or the purchase of new lithotripsy-related equipment by the Partnership. Following the Asset Contribution, the Partnership will contract with the Management Agent to manage and administer the day-to-day operations of the Mobile Lithotripsy Systems. See "Proposed Activities - Management and Administration" and the Management Agreement, the form of which is attached as Appendix D.

     Under the Partnership Agreement, if the General Partner is adjudged by a court of competent jurisdiction to be liable to the Limited Partners or the Partnership for acts or omissions of gross negligence or constituting willful misconduct, the General Partner may be removed and another substituted with the consent of all of the Limited Partners.

Powers of the General Partner

     1. General.

     The General Partner may, in its absolute discretion, borrow money, acquire, encumber, hold title to, pledge, sell, release or otherwise dispose of, all or any part of the Partnership's assets, when and upon such terms as it determines to be in the best interest of the Part nership and employ such persons as it deems necessary for the operation of the Partnership. The

General  Partner,  however,  is expressly  prohibited  from, among other things:
(i) possessing Partnership assets or assigning the rights of the Partnership in Partnership assets or the Mobile Lithotripsy Systems for other than Partnership purposes; (ii) admitting Limited Partners except as provided in the Partnership Agreement; and (iii) performing any act (other than an act required by the Partnership Agreement or any act taken in good faith reliance upon Counsel's opinion) which would, at the time such act occurred, subject any Limited Partner to liability as a general partner in any jurisdiction.

     2. Tax Matters.

     (i) Elections. The General Partner will, in its sole discretion, make for the Partnership any and all elections for federal, state and local tax purposes including, without limitation, any election, if permitted by applicable law, to adjust the basis of the Partnership's property pursuant to Code Sections 754, 734(b) and 743(b), or comparable provisions of state or local law, in connection with transfers of interests in the Partnership and Partnership Distributions.

     (ii) Tax Matters Partner. The Partnership Agreement designates the General Partner as the Tax Matters Partner (as defined in Section 6231 of the Code) and authorizes it to act in any similar capacity under state or local law. As the Tax Matters Partner, the General Partner is authorized (at the Partnership's expense): (i) to represent the Partnership and Partners before taxing authorities or courts of competent jurisdiction in tax matters affecting the Partnership or Partners in their capacity as Partners; (ii) to extend the statute of limitations for assessment of tax deficiencies against Partners with respect to adjustments to the Partnership's federal, state or local tax returns;
(iii) to execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Partners with respect to such tax matters or otherwise affect the rights of the Partnership and Partners; and (iv) to expend Partnership funds for professional services and costs associated therewith. In its capacity as Tax Matters Partner, the General Partner shall oversee the Partnership tax affairs in the manner which, in its best judgment, are in the interests of the Partners. Moreover, the General Partner will, in its sole discretion, not make an election pursuant to Treasury Regulation 301.7701.3 to be treated as an association taxable as a corporation.

Rights and Liabilities of the Limited Partners

     The Limited Partners do not have any right to participate in the management of the business of the Partnership. Limited Partners are not required to make any capital contributions to the Partnership except amounts agreed by them to be paid, or pay or be personally liable for, any expense, liability or obligation of the Partnership, except (i) to the extent of their respective interests in the Partnership, (ii) for the obligation to return certain Distributions made to them as provided by the Act, and (iii) to the extent of their liabilities pursuant to their respective Limited Partner Loan Obligations. See "Risk Factors
- Other Investment Risks - Limited Partners' Obligations to Return Certain Distributions" and "Liability Under Limited Partner Loans."

Restrictions on Transfer of Partnership Interests

     No Partnership Interest nor any Units may be transferred without the prior written consent of the General Partner, which approval may be granted or denied in the sole discretion of the General Partner, and subject to the satisfaction of certain other conditions set forth in the Partner ship Agreement. The Partnership Agreement contains additional limitations on transfer, including provisions prohibiting transfer that would violate federal or state securities laws. No transferee of the Units will automatically become a Limited Partner. Admission of a transferee requires the fulfillment of other obligations enumerated in the Partnership Agreement, including either the approval of a Majority in Interest of the Limited Partners (except the assignor Limited
Partner) and the General Partner, or the approval of the assignor Limited Partner and the General Partner. Any transferee of a Partnership Interest who has not been admitted to the Partnership as a Partner shall not be entitled to any of the rights, powers or privileges of his transferor except the right to receive and be credited or debited with his proportionate share of Partnership income, gains, profits, losses, deductions, credits or distributions. A transferor Limited Partner will not be released from his or her personal liability under any Limited Partner Note upon the transfer of his or her Partnership Interest, unless otherwise specifically agreed by the Bank at the time of the transfer. Unauthorized transfers may constitute a default under a Limited Partner Note. See "Risk Factors - Other Investment Risks - Liability Under Limited Partner Loan."

     The General Partner may transfer all or a portion of its Partnership Interest only with the consent of a Majority in Interest of the Limited Partners before the transferee can be admitted as a Substitute General Partner.
Notwithstanding the foregoing, the Partnership Agreement gives the General Partner the authority to transfer all or part of its General Partner interest to any transferee controlled by it or one or more of its Affiliates without obtaining the Limited Partners' consent. Any such transferee would automatically be a substitute general partner. Both the admission of any new shareholder and the withdrawal of any shareholder from the General Partner may be done without the approval of the Limited Partners.

Dissolution and Liquidation

     The Partnership will dissolve and terminate for any of the following reasons:

     1. The sale, exchange or disposition of all or substantially all of the property of the Partnership without making provision for the replacement thereof (except to the extent otherwise provided in a reorganization plan approved by the General Partner as described above);

     2. The expiration of its term on December 31, 2048;

     3. The bankruptcy or occurrence of certain other events with respect to the General Partner;

     4. The election to dissolve the Partnership made by the General Partner, in its sole discretion, including pursuant to a reorganization plan approved by the General Partner; or

     5. The election to dissolve the Partnership made by the General Partner in the event of certain legislation, case law or regulatory changes which adversely affect the operation of the Partnership.

     The retirement, resignation, bankruptcy, assignment for the benefit of creditors, dissolution, death, disability or legal incapacity of a general partner will not result in a termination of the Partnership if the remaining general partner or general partners, if any, elect to continue the business of the Partnership, or if no general partner remains, if within 90 days of the occurrence of one of such events, a Majority in Interest of the Limited Partners elect in writing to continue the Partnership and, if necessary, designate a new general partner.

     Upon dissolution, the General Partner or, if there is none, a representative of the Limited Partners, will liquidate the Partnership's assets and distribute the proceeds thereof in accordance with the priorities set forth in the Partnership Agreement. See "Profits, Losses and Distributions - Distributions - Distribution upon Dissolution" above and "Optional Purchase of Limited Partner Interests" below.

Optional Purchase of Limited Partner Interests

     As provided in the Partnership Agreement, the General Partner, or if the General Partner elects, the Partnership, has the option to purchase all the interest of a Limited Partner in the Partnership upon the occurrence with respect to the Limited Partner of (i) death, (ii) a domestic proceeding, (iii) insolvency, or (iv) direct or indirect ownership of an interest in a competing venture (including the lease or sublease of competing technology). If the
General Partner and the Partnership decline to exercise the option, the withdrawing Limited Partner or his representative, as the case may be, shall continue to hold the Partnership Interest pursuant to the terms of the Partnership Agreement. If the General Partner (or the Partnership) elects to exercise the option, the option purchase price will be equal to the lesser of the Limited Partner's share of the Partnership's book value, if any, as reflected by the Limited Partner's capital account in the Partnership (unadjusted for any appreciation in Partnership assets and as reduced by depreciation deductions claimed by the Partnership for tax purposes) or the fair market value of such interests. The book value is likely to be considerably less than the fair market value of the Limited Partner's interest in the Partnership and may not provide any positive return on the Limited Partner's investment. Because Partnership losses, depreciation deductions and Distributions reduce capital accounts, and because appreciation in Partnership assets is not reflected in capital accounts, it is the opinion of the General Partner that the option purchase price will be nominal in amount.

     In addition, if state or federal regulations or laws are enacted or applied, or if any other legal developments occur, which, in the opinion of the General Partner, adversely affect (or potentially adversely affect) the operation of the Partnership or the business of the Partnership (e.g., any prohibition on physician ownership), the General Partner, in its sole discretion is required either to (i) purchase the Partnership Interests of all the Limited Partners at a price equal to the lesser of (y) the fair market value of the Partnership Interests, or (z) the book value price set out above, or
(ii) dissolve and liquidate the Partnership. See "Regulation."

Noncompetition Agreement and Protection of Confidential Information

     The Partnership Agreement provides that each Partner (other than the General Partner and its Affiliates) is prohibited from having a direct or indirect ownership interest in a competing venture (including the lease or sublease of competing technology) (the "Outside Activities"). While they own Partnership Interests, each Partner is precluded from engaging in any Outside Activities. In the event that a Partner's Partnership Interest is terminated or transferred upon the occurrence of certain events as provided in the Partnership Agreement, such Partner is precluded, for a period of two (2) years following the date of such withdrawal, from engaging in any Outside Activity within any market area in which the Partnership is providing services or has provided services within the twelve months preceding the withdrawal. This prohibition is in addition to the right of the General Partner to acquire the interest of a Partner engaged in an Outside Activity as provided in the Partnership Agreement. See "Optional Purchase of Limited Partner Interests" in this Section, and the form of the Partnership Agreement attached hereto as Appendix B.

     In addition, the Partnership Agreement provides that each Partner acknowledges and agrees that such Partner's participation in the Partnership necessarily involves his access to confidential information that is proprietary in nature and, therefore, the exclusive property of the Partnership. Accordingly, the Partners (other than the General Partner and its Affiliates) are precluded from disclosing such confidential information during their participation as Partners or thereafter unless required by law or with the prior written consent of the Partners.

Arbitration

     The Partnership Agreement provides that disputes arising thereunder shall be resolved by submission to arbitration in accordance with the provisions of Tennessee law.

Power of Attorney

     Each Investor, by executing the Subscription Agreement, irrevocably appoints Joseph Jenkins, M.D. and Thomas Driber, Ph.D., severally, to act as attorneys-in-fact to execute the Partner ship Agreement, any amendments thereto and any certificate of limited partnership filed by the General Partner. The
Partnership Agreement, in turn, contains provisions by which each Limited Partner irrevocably appoints Joseph Jenkins, M.D. and Thomas Driber, Ph.D., severally, to act as his attorneys-in-fact to make, execute, swear to and file any document necessary to the conduct of the Partnership's business, such as deeds of conveyance of real or personal property as well as any amendment to the Partnership Agreement or to any certificate of limited partnership which accurately reflects actions properly taken by the Partners.

Reports to Limited Partners

     Within 90 days after the end of each Year of the Partnership, the General Partner will send to each person who was a Limited Partner at any time during such year such tax information, including, without limitation, Federal Tax Schedule K-1, as will be reasonably necessary for the


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

preparation by such person of his federal income tax return, and such other financial information as may be required by the Act.

Records

     Proper and complete records and books of account will be kept by the General Partner in which will be entered fully and accurately all transactions and other matters relative to the Partnership's business as are usually entered into records, books and accounts maintained by persons engaged in businesses of a like character. Pursuant to applicable law, the Partnership books and records will be kept on the accrual method basis of accounting. The Partnership's fiscal year will be the calendar year. The books and records will be located at the Partnership's office, and will be open to the reasonable inspection and examination of the Limited Partners or their duly authorized representatives during normal business hours as provided by the Act.


                                  LEGAL MATTERS

     Certain legal matters in connection with the Units offered hereby will be passed upon for the Partnerships by Womble Carlyle Sandridge & Rice, a Professional Limited Liability Company, of Winston-Salem, North Carolina. See "Conflicts of Interest." On the Closing Date, Womble Carlyle Sandridge & Rice, a Professional Limited Liability Company, will render an opinion, the form of which is attached as Appendix E to this Memorandum, with respect to certain federal income tax consequences of an investment in Units. See "Tax Aspects of the Offering."


                             ADDITIONAL INFORMATION

     The Partnership will make available to you the opportunity to ask questions of its management and to obtain information to the extent it possesses such information or can acquire it without an unreasonable effort or expense, which is necessary to verify the accuracy of the information contained herein or which you or your professional advisors desire in evaluating the merits and risks of an investment in the Partnership. Copies of certain Hospital Contracts may not, however, be available due to confidentiality restrictions contained therein.


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